EXECUTION

OHIO WATER DEVELOPMENT AUTHORITY

to

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

TRUST INDENTURE

Dated as of December 1, 2006

Securing $135,550,000 of State of Ohio
Pollution Control Revenue Refunding Bonds
Series 2006-B
(FirstEnergy Nuclear Generation Corp. Project)

i

THIS INDENTURE, dated as of December 1, 2006 (the “Indenture”), between the OHIO WATER DEVELOPMENT AUTHORITY (the “Issuer”), a body corporate and politic duly organized and validly existing under the laws of the State of Ohio (the “State”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (the “Trustee”), a national banking association duly organized and existing under the laws of the United States of America and authorized to exercise trust powers under the laws of the State.

RECITALS:

A.  Pursuant to and in full compliance with the Constitution and laws of the State, particularly Chapters 6121 and 6123 of the Ohio Revised Code, as amended (the “Act”), the Issuer has determined to issue and sell the State of Ohio Pollution Control Revenue Refunding Bonds, Series 2006-B (FirstEnergy Nuclear Generation Corp. Project) in the aggregate principal amount of $135,550,000 (the “Bonds”) and to lend the proceeds to be derived from the sale thereof to FirstEnergy Nuclear Generation Corp. (the “Company”), pursuant to a Waste Water Facilities and Solid Waste Facilities Loan Agreement dated as of December 1, 2006 (the “Agreement”) between the Issuer and the Company, to assist the Company in the refunding of the Refunded Bonds (as defined in the Agreement), outstanding in the aggregate principal amount of $135,550,000, the proceeds of which were loaned by the Issuer to Affiliates of the Company to assist those Affiliates in the refinancing of a portion of the cost of acquiring, constructing and installing certain facilities comprising “waste water facilities” as defined in Section 6121.01 of the Ohio Revised Code and “solid waste facilities” as defined in Section 6123.01 of the Ohio Revised Code and generally described in Exhibit A to the Agreement (the “Project”). The Issuer has heretofore found and hereby confirms that the Project is a “waste water facility” and a “solid waste facility” for purposes of the Act and will promote the public purposes of the Act.

B.  The Agreement provides that to finance a portion of the costs of refunding the Refunded Bonds, the Issuer will issue and sell the Bonds; that the Issuer will loan the proceeds of the Bonds to the Company, to be repaid at such times and in such amounts as, and bearing interest over the life of, the Bonds, so that such payments equal the payments of debt service on the Bonds; that to evidence such repayment obligation, the Company will deliver to the Trustee, concurrently with the issuance of the Bonds hereunder, the Company’s nonnegotiable promissory Waste Water Facilities and Solid Waste Facilities Note, Series 2006-B dated the Date of the Bonds (as defined herein) in the aggregate principal amount of $135,550,000 (the “Note”).

C.  The Company is causing to be delivered to the Trustee an irrevocable letter of credit dated the date of original issuance of the Bonds (together with any substitute or replacement letter of credit issued by the Bank, the “Letter of Credit”) issued by Wachovia Bank, National Association (the “Bank”) for the benefit of the Trustee and for the account of the Company, in an amount equal to the principal amount of the Bonds plus an amount equal to 36 days’ interest on the Bonds computed at an assumed rate of ten percent (10%) per annum and expiring on March 18, 2009. The Bank will be entitled to reimbursement by the Company for all amounts drawn under the Letter of Credit pursuant to the Reimbursement Agreement (as defined herein), a copy of which has been delivered to the Trustee.

D.  Wachovia Bank, National Association will be the Remarketing Agent (the “Remarketing Agent”) for the Bonds.

E.  The execution and delivery of this Indenture, the issuance and sale of the Bonds and the refunding and redemption of the Refunded Bonds have been in all respects duly and validly authorized by resolution duly adopted by the Issuer.

F.  The Bonds are to be in substantially the following form:

[Form of Bond]

No.	$

UNITED STATES OF AMERICA

STATE OF OHIO
POLLUTION CONTROL REVENUE REFUNDING BOND
SERIES 2006-B
(FIRSTENERGY NUCLEAR GENERATION CORP. PROJECT)

MATURITY DATE	INTEREST RATE MODE	DATE OF THE BONDS	CUSIP

December 1, 2033	[If Long-Term Rate also identify length of Long -Term Rate Period]	December 5, 2006	677660 ___

[[TO BE FILLED IN ONLY IF INTEREST RATE MODE IDENTIFIED
ABOVE IS THE COMMERCIAL PAPER RATE AND CEDE & CO. IS
NOT THE REGISTERED OWNER:

	Commercial	Commercial
Purchase	Paper Rate	Paper	Interest
Date	Period	Rate	Payable

Registered Owner:

Principal Sum:

THE STATE OF OHIO (the “State”), a state of the United States of America, by the Ohio Water Development Authority (the “Issuer”), a body corporate and politic organized and existing under the Constitution and laws of the State, for value received, hereby promises to pay (but only out of the sources hereinafter mentioned) to the Registered Owner named above, or registered assigns, the Principal Sum stated above on the Maturity Date stated above, unless this Bond shall have been called for redemption in whole or in part and payment of the redemption price shall have been duly made or provided for, upon surrender hereof, and to pay (but only out of the sources hereinafter mentioned) to such Registered Owner, interest thereon from the last date to which interest has accrued and been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Date of the Bonds set forth above, until payment of said principal sum has been made or provided for, at the interest rate determined from time to time for the permitted Interest Rate Modes in the manner described herein and in the Indenture referred to below and payable on the dates set forth herein and in the Indenture, commencing on the first such Interest Payment Date thereafter, and interest on overdue principal, and to the extent permitted by law, on overdue interest, as provided in the Indenture. Principal and interest shall be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Bond is registered at the close of business on the Regular Record Date for such interest or, in the case of an Interest Payment. Date for a Commercial Paper Rate Period, on such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered owner at the close of business on such Regular Record Date and may be paid to the Person in whose name this Bond is registered at the close of business on the Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, or may be paid, at any time in any other lawful manner, all as more fully provided in the Indenture. The principal or redemption price of this Bond shall be paid upon presentation and surrender at the Designated Office of The Bank of New York Trust Company, N.A., or at the duly designated office of any duly appointed alternative or successor paying agent (the “Paying Agent”). Except when this Bond is registered in the name of a Depository (as defined in the Indenture), interest on this Bond shall be payable by check mailed by first class mail, postage prepaid to the registered owner of this Bond at such owner’s address as it appears on the Bond Register of the Issuer maintained by the Trustee; provided that if this Bond is registered in the name of other than a Depository and the Interest Rate Mode for this Bond is the Commercial Paper Rate, the Dutch Auction Rate, the Daily Rate or the Weekly Rate, interest payable on this Bond shall, at the written request of the registered owner received by the Bond Registrar at least one Business Day prior to the applicable Record Date (or on or prior to an Interest Payment Date if the Interest Rate Mode is the Commercial Paper Rate), be payable to the registered owner in immediately available funds by wire transfer to a bank account of such registered owner within the United States or by deposit into a bank account maintained by the Paying Agent; provided further however that, if the Interest Rate Mode is the Commercial Paper Rate and this Bond is registered in the name of other than a Depository, interest on this Bond payable on the Interest Payment Date following the end of the Commercial Paper Rate Period shall be paid only upon presentation and surrender of this Bond at the Designated Office of the Paying Agent. When this Bond is registered in the name of a Depository or its nominee, interest is payable in same day funds delivered or transmitted to the Depository.

This Bond is one of a duly authorized series (the “Bonds”) limited in aggregate principal amount to $135,550,000 issued under a Trust Indenture, dated as of December 1, 2006 (the “Indenture”), between the Issuer and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), a national banking association duly organized and validly existing under the laws of the United States of America. The Bonds are issued by the Issuer pursuant to and in full compliance with the Constitution and laws of the State of Ohio, particularly Chapters 6121 and 6123 of the Ohio Revised Code, as amended (collectively, the “Act”), in order to assist FirstEnergy Nuclear Generation Corp. (the “Company”) in the refunding of the Refunded Bonds (as defined in the Agreement identified below), the proceeds of which were loaned by the Issuer to Affiliates of the Company to assist those Affiliates in the refinancing of a portion of the cost of acquiring, constructing and installing certain facilities comprising “waste water facilities” and “solid waste facilities” as defined in Sections 6121.01 and 6123.01, respectively, of the Ohio Revised Code (the “Project”), all as set forth in the Agreement.

THE PRINCIPAL OR REDEMPTION PRICE OF AND INTEREST ON THE BONDS ARE PAYABLE SOLELY AND EXCLUSIVELY FROM THE REVENUES AND FUNDS PLEDGED FOR THEIR PAYMENT PURSUANT TO THE INDENTURE. THE BONDS ARE SPECIAL OBLIGATIONS OF THE STATE, ISSUED BY THE ISSUER AND ARE PAYABLE SOLELY FROM THE SOURCES REFERRED TO HEREIN. THE BONDS DO NOT CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF AND THE HOLDERS OR OWNERS OF THE BONDS HAVE NO RIGHT TO HAVE TAXES LEVIED BY THE GENERAL ASSEMBLY OF THE STATE OR TAXING AUTHORITY OF ANY POLITICAL SUBDIVISION OF THE STATE FOR THE PAYMENT OF THE PRINCIPAL OR REDEMPTION PRICE OF AND INTEREST ON THE BONDS. THE ISSUER HAS NO TAXING POWER.

If an Event of Default (as defined in the Indenture) occurs, the principal of and all unpaid and accrued interest on all Bonds issued under the Indenture may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal or redemption price of, or interest on, this Bond, or for any claim based hereon or on the Indenture, against any member, officer or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

The Bonds are payable solely from payments on the Company’s Waste Water Facilities and Solid Waste Facilities Note, Series 2006-B (the “Note”) dated the Date of the Bonds and delivered by the Company to the Trustee pursuant to a Waste Water Facilities and Solid Waste Facilities Loan Agreement dated as of December 1, 2006 between the Issuer and the Company (the “Agreement”) and from any other moneys held by the Trustee under the Indenture for such purpose, including moneys drawn by the Trustee under the Letter of Credit referred to herein or such other Credit Facility, if any, as may then be held by the Trustee under the Indenture for the benefit of the registered owners of the Bonds. The Company has caused to be delivered to the Trustee an irrevocable, direct-pay, letter of credit (the “Letter of Credit”) issued by Wachovia Bank, National Association. Pursuant to the Indenture, the Letter of Credit may be replaced by an Alternate Credit Facility or an Additional Credit Facility may be provided. The term “Credit Facility” includes both the Letter of Credit and any such Additional or Alternate Credit Facility and the term “Credit Facility Issuer” includes any issuer of any Credit Facility in effect at the relevant time. There shall be no other recourse against the State or the Issuer or any other property now or hereafter owned by either the State or the Issuer.

The Bonds are issuable only as fully registered bonds in authorized denominations and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York (“DTC”) or its nominee, which shall be considered to be the Bondholder for all purposes of the Indenture, including, without limitation, payment by the Issuer of principal or redemption price of and interest on the Bonds and receipt of notices and exercise of rights of Bondholders. There shall be a single Bond which shall be immobilized in the custody of DTC with the owners of book-entry interests in the Bonds (“book-entry interests”) having no right to receive Bonds in the form of physical securities or certificates. Ownership of book-entry interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the “Participants”) and certain Persons acting through the Participants. Transfers of ownership of book-entry interests are to be made only by DTC and the Participants by that book-entry system, the Issuer and the Trustee having no responsibility therefor. DTC is to maintain records of the positions of Participants in the Bonds, and the Participants and Persons acting through Participants are to maintain records of the purchasers and owners of book-entry interests. The Bonds as such shall not be transferable or exchangeable, except for transfer to another Depository or to another nominee of a Depository, without further action by the Issuer.

If any Depository determines not to continue to act as a Depository for the Bonds for use in a book-entry system, the Issuer may attempt to have established a securities depository/book-entry system relationship with another qualified Depository under the Indenture. If the Issuer does not or is unable to do so, the Issuer and the Trustee, after the Trustee has made provision for notification of the owners of the book-entry interests by the then Depository, shall permit withdrawal of the Bonds from the Depository, and authenticate and deliver Bond certificates in fully registered form in authorized denominations to the assignees of the Depository or its nominee, at the cost and expense (including costs of printing or otherwise preparing and delivering replacement Bonds), if the event is not the result of Issuer action or inaction, of those Persons requesting such authentication and delivery.

Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably both as to principal (and redemption price) and interest with all other Bonds issued and Outstanding under the Indenture. Reference is made to the Indenture for a description of the rights of the registered owners of the Bonds; the rights and obligations of the Issuer; the rights, duties and obligations of the Trustee; the provisions relating to amendments to and modifications of the Indenture; and for the meaning of capitalized terms not otherwise defined herein. The registered owner of this Bond shall have no right to enforce the provisions of the Indenture, the Agreement or the Note, or to institute action to enforce the covenants thereof or rights or remedies thereunder except as provided in the Indenture.

This Bond shall bear interest at the interest rate or rates determined for the “Interest Rate Mode” (as described more fully in Section 2.02 of the Indenture) selected from time to time by the Company. Until a Conversion to a different Interest Rate Mode is specified by the Company or until the Maturity Date stated above, the Interest Rate Mode for this Bond is as specified above. The Company may from time to time change the Interest Rate Mode for the Bonds, in whole or in part, to any other permitted Interest Rate Mode in accordance with the terms of the Indenture. The “Interest Rate Modes” which may be selected are as follows: (i) a Daily Rate in which the interest rate is determined each Business Day; (ii) a Weekly Rate in which the interest rate is determined on the day preceding each Weekly Rate Period or, if such day is not a Business Day, on the next succeeding Business Day; (iii) a Semi-Annual Rate in which the interest rate is determined not later than the Business Day preceding each Semi-Annual Rate Period; (iv) an Annual Rate in which the interest rate is determined not later than the Business Day preceding each Annual Rate Period; (v) a Two-Year Rate in which the interest rate is determined not later than the Business Day preceding each Two-Year Rate Period; (vi) a Three-Year Rate in which the interest rate is determined not later than the Business Day preceding each Three-Year Rate Period; (vii) a Five-Year Rate in which the interest rate is determined not later than the Business Day preceding each Five-Year Rate Period; (viii) a Long-Term Rate for a period selected by the Company of more than one year ending on the day preceding an Interest Payment Date, in which the interest rate is determined not later than the Business Day preceding such Long-Term Rate Period; (ix) a Commercial Paper Rate for Commercial Paper Rate Periods of one (1) day to not more than two hundred seventy (270) days (or such lower maximum number as is then permitted under the Indenture) ending on a day preceding a Business Day selected by the Remarketing Agent in which the interest rate is determined on the first day of such Commercial Paper Rate Period; and (x) a Dutch Auction Rate in which the interest rate for a Dutch Auction Rate Period is determined pursuant to the Dutch Auction Procedures set forth in the Indenture.

Interest on this Bond at the interest rate or rates for the Daily Rate and the Weekly Rate is payable on the first Business Day of each month; for the Semi-Annual Rate, the Annual Rate, the Two-Year Rate, the Three-Year Rate, the Five-Year Rate and the Long-Term Rate on June 1 and December 1 provided, however, if any June 1 or December 1 which is a Conversion Date for conversion to the Daily Rate, the Weekly Rate or the Commercial Paper Rate, is not a Business Day, then the first Business Day immediately succeeding such June 1 or December 1, as applicable; for the Commercial Paper Rate on the first Business Day following the last day of each Commercial Paper Rate Period for such Bond; for the Dutch Auction Rate, (i) for an Auction Period of 91 days or less, the Business Day immediately succeeding the last day of such Auction Period and (ii) for an Auction Period of more than 91 days, each 13th weekly anniversary of the day immediately following the first day of such Auction Period and the Business Day immediately succeeding the last day of such Auction Period (in each case it being understood that in those instances where the immediately preceding Auction Date falls on a day that is not a Business Day, the Interest Payment Date with respect to the succeeding Auction Period shall be one Business Day immediately succeeding the next Auction Date); and, for each Interest Rate Mode, on the Conversion Date to another Interest Rate Mode or on the effective date of a change in the Long-Term Rate Period. In any case, the final Interest Payment Date shall be the Maturity Date. Interest on this Bond shall be computed on the basis of a year of 365 or 366 days, as appropriate for the actual number of days elapsed, unless the Interest Rate Mode is the Semi-Annual Rate, the Annual Rate, the Two-Year Rate, the Three-Year Rate, the Five-Year Rate or the Long-Term Rate, in which case interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months, or unless the Interest Rate Mode is the Dutch Auction Rate, in which case interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. The interest rate or rates for each Interest Rate Mode (and, if the Interest Rate Mode is the Commercial Paper Rate, the Commercial Paper Rate Periods) for this Bond shall be determined by the Remarketing Agent on the dates and at such times as specified in Section 2.02 of the Indenture. Except for the Dutch Auction Rate, each interest rate determined by the Remarketing Agent shall be the minimum rate of interest necessary, in the judgment of the Remarketing Agent taking into account Prevailing Market Conditions, to enable the Remarketing Agent to sell this Bond at a price equal to the principal amount hereof, plus accrued interest, if any. Notwithstanding the foregoing, the interest rate borne by this Bond shall not exceed the lesser of (i) twelve percent (12%) per annum and (ii) so long as the Bonds are entitled to the benefit of a Credit Facility, the maximum interest rate specified in the Credit Facility.

In the event that the interest rate or rates for an Interest Rate Mode (other than the Commercial Paper Rate and the Dutch Auction Rate) are not or cannot be determined for whatever reason, the Interest Rate Mode on the Bonds shall be converted automatically to the Weekly Rate (without the necessity of complying with the requirements in the Indenture relating to conversions, including, but not limited to, the requirement of mandatory purchase) and the interest rate shall be equal to the Municipal Index; provided that if any of the Bonds are then in a Two-Year Rate Period, Three-Year Rate Period, Five-Year Rate Period or Long-Term Rate Period, the Bonds shall bear interest at a Weekly Rate, but only if there is delivered to the Issuer, the Trustee, the Tender Agent, the Credit Facility Issuer, if any, the Company and the Remarketing Agent an opinion of Bond Counsel to the effect that so determining the interest rate to be borne by Bonds at a Weekly Rate is authorized or permitted by the Act and will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes. If such opinion is not delivered, the Bonds will bear interest for a Rate Period of the same length as the immediately preceding Rate Period at the interest rate which was in effect for the preceding Rate Period (or, if shorter, a Rate Period ending on the day before the Maturity Date). Any mandatory purchase of such Bonds will remain effective.

As long as the Interest Rate Mode on the Bonds is the Daily Rate or the Weekly Rate, the Trustee shall be entitled under the Letter of Credit to draw up to an amount equal to the principal of the outstanding Bonds plus an amount equal to 36 days’ interest on the Bonds computed at the assumed maximum rate of ten percent (10%) per annum to pay principal or the purchase price of and interest on the Bonds (other than Bonds held pursuant to Section 5.05 of the Indenture or otherwise registered in the name of the Company) on or prior to March 18, 2009, or, under certain circumstances, such earlier or later date as may be provided by the Letter of Credit.

Subject to the provisions of the Indenture, the Company may, but is not required to, provide another Credit Facility upon the cancellation, termination or expiration of the Letter of Credit or the then current Credit Facility. As described below, this Bond will become subject to mandatory purchase upon the cancellation, termination or expiration of that Credit Facility.

Redemption of Bonds

Whenever the Interest Rate Mode for this Bond is the Dutch Auction Rate, this Bond shall be subject to optional redemption, in whole or in part, at a redemption price of 100% of the principal amount hereof plus accrued interest, if any, on the Business Day immediately succeeding any Auction Date. Whenever the Interest Rate Mode for this Bond is the Daily Rate, the Weekly Rate or the Semi-Annual Rate, this Bond shall be subject to optional redemption, in whole or in part, at a redemption price of 100% of the principal amount hereof on any Interest Payment Date for this Bond. Whenever the Interest Rate Mode for this Bond is the Commercial Paper Rate, this Bond shall be subject to optional redemption, in whole or in part, at a redemption price of 100% of the principal amount hereof on the Interest Payment Date for such Commercial Paper Rate Period. Whenever the Interest Rate Mode is the Annual Rate, this Bond shall be subject to optional redemption, in whole or in part, at a redemption price of 100% of the principal amount hereof on the final Interest Payment Date for each Annual Rate Period. Whenever the Interest Rate Mode is the Two-Year Rate, this Bond shall be subject to optional redemption, in whole or in part, at a redemption price of 100% of the principal amount hereof on the final Interest Payment Date for each Two-Year Rate Period. Whenever the Interest Rate Mode is the Three-Year Rate, this Bond shall be subject to optional redemption, in whole or in part, at a redemption price of 100% of the principal amount hereof on the final Interest Payment Date for each Three-Year Rate Period. Whenever the Interest Rate Mode is the Five-Year Rate, this Bond shall be subject to optional redemption, in whole or in part, at a redemption price of 100% of the principal amount hereof on the final Interest Payment Date for each Five-Year Rate Period. Whenever the Interest Rate Mode for this Bond is the Long-Term Rate, this Bond shall be subject to optional redemption, in whole or in part (i) on the final Interest Payment Date for such Long-Term Rate Period, at a redemption price equal to the principal amount hereof plus accrued interest, if any, to the date of redemption and (ii) during the then current Long-Term Rate Period at any time with accrued interest during the redemption periods and at the redemption prices set forth below.

Original Length of Current Long-Term Rate Period (Years)	Commencement of Redemption Period	Redemption Price as Percentage of Principal

More than 15 years	Tenth anniversary of commencement of Long- Term Rate Period	100%

Greater than 10 years but equal to or less than 15 years	Fifth anniversary of commencement of Long- Term Rate Period	100%

Equal to or less than 10 years	Non-callable	Non-callable

If the Company has given notice of a change in the Long-Term Rate Period or notice of Conversion of the Interest Rate Mode for the Bonds to the Long-Term Rate and, at least forty (40) days prior to such change in the Long-Term Rate Period or such Conversion of an Interest Rate Mode for the Bonds to the Long-Term Rate, the Company has provided (i) a certification of the Remarketing Agent to the Trustee and the Issuer that the foregoing schedule is not consistent with Prevailing Market Conditions and (ii) an opinion of Bond Counsel that a change in the redemption provisions will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes, the foregoing redemption periods and redemption prices may be revised, effective as of the date of such change in the Long-Term Rate Period or the Conversion Date, as determined by the Remarketing Agent in its judgment, taking into account the then Prevailing Market Conditions, as set forth in such certification.

Whenever the Interest Rate Mode for this Bond is the Long-Term Rate, this Bond shall also be subject to extraordinary optional redemption at any time, in whole, at a redemption price of 100% of the principal amount hereof, plus accrued interest to the date fixed for redemption, if any, if the Company has determined that:

(A) any federal, state or local body exercising governmental or judicial authority has taken any action which results in the imposition of burdens or liabilities with respect to the Project, or any facilities serviced thereby, rendering impracticable or uneconomical the operation of all or a substantial portion of the Project (or the facilities serviced thereby) by the Company including, without limitation, the condemnation or taking by eminent domain of all or a substantial portion of the Project or any facilities serviced thereby; or

(B) changes in the economic availability of raw materials, operating supplies, or facilities or technological or other changes have made the continued operation of all or a substantial portion of the Project, or the operation of the facilities serviced thereby, uneconomical; or

(C) all or a substantial portion of the Project has been damaged or destroyed to such an extent that it is not practicable or desirable to rebuild, repair or restore such Project; or

(D) as a result of any changes in the Constitution of the State of Ohio or the Constitution of the United States of America or by legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) after any contest thereof by the Company in good faith, the Indenture, the Agreement, the Note or the Bonds shall become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in the Indenture or the Agreement; or

(E) any court or administrative body shall enter a judgment, order or decree, or shall take administrative action, requiring the Company to cease all or any substantial part of its operations served by the Project to such extent that the Company is or will be prevented from carrying on its normal operations at the facilities being served by such Project for a period of at least six (6) consecutive months; or

(F) the Company has terminated operations at the facilities being served by the Project;

provided that any such redemption shall be made not more than one (1) year from the date of such determination by the Company.

Bonds subject to optional redemption may be purchased in lieu of redemption on the applicable redemption date at a purchase price equal to 100% of the principal amount thereof, plus accrued interest thereon to, but not including, the date of such purchase, if the Trustee has received a written request from the Company on or before the Business Day prior to the date the Bonds would otherwise be subject to redemption specifying that moneys provided or to be provided by the Company shall be used to purchase such Bonds in lieu of redemption. While a Credit Facility is in place, any such purchase will be made from moneys received from a drawing on such Credit Facility and applied as provided in the Indenture. In that instance, the date of such purchase shall be deemed to be a Purchase Date and the Bonds so purchased shall be deemed to be Pledged Bonds and shall be held by the Tender Agent pursuant to the Indenture.

The Bonds shall be subject to special mandatory redemption in whole (or in part, if, in the opinion of Bond Counsel, such partial redemption will preserve the exclusion from gross income for federal income tax purposes of interest on the Bonds remaining Outstanding after such redemption) at any time at a redemption price equal to 100% of the principal amount thereof, plus interest accrued to the redemption date, if a “final determination” is made that the interest paid or payable on any Bond to other than a “substantial user” of the Project or a “related person” (within the meaning of to Section 147(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) is or was includable in the gross income of the owner thereof for federal income tax purposes under the Code, as a result of the failure of the Company to observe or perform any covenant, condition or agreement on its part to be observed or performed under the Agreement or the inaccuracy of any representation or warranty of the Company under the Agreement. A “final determination” shall be deemed to have occurred upon the issuance of a published or private ruling, technical advice or determination by the Internal Revenue Service or a judicial decision in a proceeding by any court of competent jurisdiction in the United States (from which ruling, advice, determination or decision no further right of appeal exists), in all cases in which the Company, at its expense, has participated or been a party or has been given the opportunity to contest the same or to participate or be a party, or receipt by the Company of an opinion of Bond Counsel to such effect obtained by the Company and rendered at the request of the Company. Any special mandatory redemption shall be made as soon as practicable but in any event not more than one hundred eighty (180) days from the date of such “final determination”; provided that, not later than sixty (60) days after a “final determination” is so made, the Company may advise the Trustee of the date, which shall be not later than the 180th day from the date of such “final determination”, on which the Bonds are to be redeemed. If no date is so specified, the Trustee shall establish a redemption date which shall be the 120th day, or if such day is not a Business Day, the next succeeding Business Day, following the delivery of notice to the Trustee of the making of a “final determination”. Any special mandatory redemption of less than all of the Bonds shall be made in such manner as the Trustee, with the advice of Bond Counsel, shall deem proper. If the Indenture has been released prior to the occurrence of a “final determination”, the Bonds will not be redeemed as described in this paragraph.

Any notice of redemption, identifying the Bonds or portions thereof to be redeemed, shall be given by first class mail to the registered owner of each Bond to be redeemed in whole or in part at the address shown on the Bond Register of the Issuer maintained by the Bond Registrar not more than ninety (90) days and not fewer than thirty (30) days (fifteen (15) days when the Interest Rate Mode for the Bonds is the Dutch Auction Rate) prior to the redemption date. If, at the time of the mailing of a notice of any optional redemption, the Trustee shall not have received moneys sufficient to redeem all the Bonds called for redemption, such redemption may be conditioned on, and such notice may state that it is conditional in that it is subject to, the receipt of such moneys by the Trustee not later than the redemption date, and such notice shall be of no effect unless such moneys are so received. All Bonds so called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption and any accrued interest payable on the redemption date are on deposit with the Trustee or Paying Agent at that time.

Purchase of Bonds

This Bond shall be subject to mandatory purchase (i) on the effective date of (a) the Conversion of the Interest Rate Mode for this Bond or (b) a change by the Company of the length of the Long-Term Rate Period for this Bond, (ii) on the Business Day following the end of each Commercial Paper Rate Period, Annual Rate Period, Two-Year Rate Period, Three-Year Rate Period, Five-Year Rate Period and Long-Term Rate Period, (iii) on the second day (or if such day is not a Business Day, the preceding Business Day) preceding the date of the cancellation or termination by the Trustee at the request of the Company of the then current Credit Facility, if any, or the 15th day (or if such day is not a Business Day, the preceding Business Day) preceding the stated expiration of the then current Credit Facility, if any, (iv) at the direction of the Credit Facility Issuer on the third Business Day after notice from the Credit Facility Issuer to the Trustee stating that an event of default has occurred and is continuing under the Reimbursement Agreement (as defined in the Indenture), and (v) if the Interest Rate Mode for this Bond is the Dutch Auction Rate, upon an assignment by the Company under Section 5.12 of the Agreement, on the last Interest Payment Date for the current Dutch Auction Rate Period, in each case, at a purchase price equal to 100% of the principal amount hereof, plus, if the Interest Rate Mode for this Bond is the Long-Term Rate, the optional redemption premium, if any, which would be payable if the Bonds were redeemed on such date, plus accrued interest, if any, to the Purchase Date; provided that no premium shall be paid as part of the purchase price upon a mandatory purchase described in either clause (iii) above resulting from the stated expiration of the term of the then current Credit Facility, if any, or clause (iv) above resulting from the direction of the Credit Facility Issuer of that then current Credit Facility, if any, that an event of default has occurred and is continuing under the Reimbursement Agreement for any such Credit Facility.

This Bond, or a portion hereof in an authorized denomination (provided that the portion of this Bond to be retained by the registered owner shall also be in an authorized denomination), shall be purchased on the demand of the registered owner hereof at the times and the prices set forth below for the applicable Interest Rate Mode; provided, that if the Interest Rate Mode for this Bond is the Dutch Auction Rate, Commercial Paper Rate, the Annual Rate, the Two-Year Rate, the Three-Year Rate, the Five-Year Rate or the Long-Term Rate, the registered owner shall have no right to demand purchase of this Bond. If the Interest Rate Mode for this Bond is the Daily Rate, this Bond shall be purchased on the demand of the registered owner hereof, on any Business Day at a purchase price equal to the principal amount hereof plus accrued interest, if any, to the Purchase Date upon written notice or electronic notice to the Tender Agent not later than 10:30 a.m. (New York City time) on such Business Day. If the Interest Rate Mode for this Bond is the Weekly Rate, this Bond shall be purchased on the demand of the registered owner hereof, on any Business Day at a purchase price equal to the principal amount hereof, plus accrued interest, if any, to the Purchase Date, upon written notice to the Tender Agent at or before 5:00 p.m. (New York City time) on a Business Day not later than the seventh day prior to the Purchase Date. If the Interest Rate Mode is the Semi-Annual Rate, this Bond shall be purchased on demand of the registered owner hereof, on any Interest Payment Date (or, if such Interest Payment Date is not a Business Day, on the next succeeding Business Day) at a purchase price equal to the principal amount hereof, plus accrued interest, if any, to the Purchase Date, upon written notice to the Tender Agent on a Business Day not later than 5:00 p.m. on the seventh day prior to the Purchase Date.

Any notice in connection with a demand for purchase of this Bond as set forth in the preceding paragraph hereof shall be given at the address of the Tender Agent designated to the Trustee and shall (A) state the number and principal amount (or portion hereof in an authorized denomination) of this Bond to be purchased; (B) state the Purchase Date on which this Bond shall be purchased and (C) irrevocably request such purchase and agree to deliver this Bond to the Tender Agent on the Purchase Date. ANY SUCH NOTICE SHALL BE IRREVOCABLE WITH RESPECT TO THE PURCHASE FOR WHICH SUCH DIRECTION WAS DELIVERED AND, UNTIL SURRENDERED TO THE TENDER AGENT, THIS BOND OR ANY PORTION HEREOF WITH RESPECT TO WHICH SUCH DIRECTION WAS DELIVERED SHALL NOT BE TRANSFERABLE. This Bond must be delivered (together with an appropriate instrument of transfer executed in blank with all signatures guaranteed and in form satisfactory to the Tender Agent) at the Designated Office of the Tender Agent at or prior to 12:00 noon New York City time on the date specified in the aforesaid notice in order for the owner hereof to receive payment of the purchase price due on such Purchase Date. NO REGISTERED OWNER SHALL BE ENTITLED TO PAYMENT OF THE PURCHASE PRICE DUE ON SUCH PURCHASE DATE EXCEPT UPON SURRENDER OF THIS BOND AS SET FORTH HEREIN. NOTWITHSTANDING THE FOREGOING, THIS BOND SHALL NOT BE PURCHASED IF THE BONDS HAVE BEEN DECLARED DUE AND PAYABLE PURSUANT TO THE INDENTURE. No purchase of Bonds pursuant to Section 5.01 of the Indenture shall be deemed to be a payment or redemption of such Bonds or any portion thereof within the meaning of the Indenture.

BY ACCEPTANCE OF THIS BOND, THE REGISTERED OWNER HEREOF AGREES THAT THIS BOND WILL BE PURCHASED, WHETHER OR NOT SURRENDERED, (A) ON THE APPLICABLE PURCHASE DATE IN CONNECTION WITH THE EXPIRATION OF EACH COMMERCIAL PAPER RATE PERIOD, ANNUAL RATE PERIOD, TWO-YEAR RATE PERIOD, THREE-YEAR RATE PERIOD, FIVE-YEAR RATE PERIOD OR LONG-TERM RATE PERIOD FOR THIS BOND OR ON A CHANGE OF THE LONG-TERM RATE PERIOD OR ON CONVERSION OF THE INTEREST RATE MODE OF THIS BOND OR ANY CANCELLATION, TERMINATION OR EXPIRATION OF ANY CREDIT FACILITY WHICH MAY THEN BE IN EFFECT OR AT THE DIRECTION OF ANY SUCH CREDIT FACILITY ISSUER AS DESCRIBED ABOVE OR IF THE INTEREST RATE MODE FOR THIS BOND IS THE DUTCH AUCTION RATE, UPON AN ASSIGNMENT BY THE COMPANY UNDER SECTION 5.12 OF THE AGREEMENT OR (B) ON ANY PURCHASE DATE SPECIFIED BY THE REGISTERED OWNER HEREOF IN THE EXERCISE OF THE RIGHT TO DEMAND PURCHASE OF THIS BOND AS DESCRIBED ABOVE. IN SUCH EVENT, THE REGISTERED OWNER OF THIS BOND SHALL NOT BE ENTITLED TO RECEIVE ANY FURTHER INTEREST HEREON AND SHALL HAVE NO FURTHER RIGHTS UNDER THIS BOND OR THE INDENTURE EXCEPT TO PAYMENT OF THE PURCHASE PRICE HELD THEREFOR.

The initial Remarketing Agent under the Indenture is Wachovia Bank, National Association. The initial Tender Agent under the Indenture is The Bank of New York Trust Company, N.A. On or before the effective date of a Conversion to a Dutch Auction Rate, a Market Agent and an Auction Agent are to be appointed in accordance with the Indenture. The Remarketing Agent, the Market Agent, the Tender Agent and the Auction Agent may be changed at any time in accordance with the Indenture.

The Bonds are issuable only as fully registered Bonds in the denominations of $5,000 and any integral multiple thereof except that Bonds authenticated when the Interest Rate Mode is the Daily Rate, the Weekly Rate, the Commercial Paper Rate or the Semi-Annual Rate shall be in denominations of $100,000 and any larger denomination constituting an integral multiple of $5,000 and except that Bonds authenticated when the Interest Rate Mode is the Dutch Auction Rate shall be in denominations of $25,000 and any integral multiple thereof. Subject to the limitations provided in the Indenture and upon payment of any tax or government charge, if any, Bonds may be exchanged for a like aggregate principal amount of Bonds of other authorized denominations and in the same Interest Rate Mode.

This Bond is transferable by the registered owner hereof or his duly authorized attorney at the corporate trust office of the Bond Registrar, upon surrender of this Bond, accompanied by a duly executed instrument of transfer in form and with guaranty of signature satisfactory to the Bond Registrar, subject to such reasonable regulations as the Issuer, the Tender Agent, the Trustee or the Bond Registrar may prescribe, and upon payment of any tax or other governmental charge incident to such transfer, PROVIDED, THAT, IF MONEYS FOR THE PURCHASE OF THIS BOND HAVE BEEN DEPOSITED WITH THE TENDER AGENT UNDER THE INDENTURE, THIS BOND SHALL NOT BE TRANSFERABLE TO ANYONE UNTIL DELIVERED TO THE TENDER AGENT AND PROVIDED FURTHER THAT NEITHER THE ISSUER NOR THE BOND REGISTRAR SHALL BE REQUIRED (i) TO REGISTER THE TRANSFER OF OR EXCHANGE ANY BOND DURING A PERIOD BEGINNING AT THE OPENING OF BUSINESS FIFTEEN (15) DAYS BEFORE THE DAY OF MAILING OF A NOTICE OF REDEMPTION OF BONDS SELECTED FOR REDEMPTION AND ENDING AT THE CLOSE OF BUSINESS ON THE DAY OF SUCH MAILING, (ii) TO REGISTER THE TRANSFER OF OR EXCHANGE ANY BOND SO SELECTED FOR REDEMPTION IN WHOLE OR IN PART, OR (iii) OTHER THAN PURSUANT TO ARTICLE V OF THE INDENTURE, TO REGISTER ANY TRANSFER OF OR EXCHANGE ANY BOND WITH RESPECT TO WHICH THE OWNER HAS SUBMITTED A DEMAND FOR PURCHASE IN ACCORDANCE WITH SECTION 5.01(a) OR WHICH HAS BEEN PURCHASED PURSUANT TO SECTION 5.01(b) OF THE INDENTURE. Upon any such transfer, a new Bond or Bonds in the same aggregate principal amount and in the same Interest Rate Mode will be issued to the transferee. Except as set forth in this Bond and as otherwise provided in the Indenture, the Person in whose name this Bond is registered shall be deemed the owner hereof for all purposes, and the Issuer, any Paying Agent, the Bond Registrar, the Tender Agent, the Remarketing Agent, the Market Agent, the Auction Agent and the Trustee shall not be affected by any notice to the contrary.

This Bond is not valid unless the Certificate of Authentication endorsed hereon has been executed by the manual signature of an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the State of Ohio, by the Ohio Water Development Authority, has caused this Bond to be executed in its name by the facsimile signature of the Chairman and Vice Chairman of the Issuer, and the facsimile of the corporate seal of the Issuer to be printed hereon and attested by the facsimile signature of the Secretary-Treasurer of the Issuer, all as of the Date of the Bonds shown above.

STATE OF OHIO, BY THE OHIO WATER
DEVELOPMENT AUTHORITY

By:
[SEAL]		Chairman

By:
Vice Chairman

ATTEST:

Secretary-Treasurer

[FORM OF CERTIFICATE OF AUTHENTICATION]

This Bond is one of the Bonds described in the within mentioned Indenture.

Date of Authentication:		THE BANK OF NEW YORK TRUST
COMPANY, N.A.
as Trustee

By:
Authorized Signature

[FORM OF LEGAL OPINION]

The following is a true copy of the text of the opinion rendered to the original purchasers of the Bonds by Squire, Sanders & Dempsey L.L.P. in connection with the original issuance of the Bonds. That opinion is dated as of and premised on the transcript of proceedings examined and the law in effect on the date of original delivery of the Bonds. A signed copy of the opinion is on file in this office.

OHIO WATER DEVELOPMENT
AUTHORITY

By:	(facsimile)
Secretary-Treasurer

[TEXT OF LEGAL OPINION]

Respectfully submitted,

SQUIRE, SANDERS & DEMPSEY L.L.P.

[FORM OF ASSIGNMENT]

For value received, the undersigned hereby sells, assigns and transfers unto ______________________________ the within bond and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________________, attorney to transfer the said bond on the Bond Register, with full power of substitution in the premises.

Dated:
Social Security Number or
Employer Identification
Number of Transferee:

Signature guaranteed:
Signature must be guaranteed by a
member of an approved Signature
Guarantee Medallion Program.

NOTICE: The assignor’s signature to this Assignment must correspond with the name as it appears on the face of the within bond in every particular without alteration, enlargement or any change whatever.

[FORM OF ABBREVIATIONS]

The following abbreviations, when used in the inscription on the face of the within bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIFORM TRANSFERS TO MIN ACT -		Custodian
	(Cust)		(Minor)

under Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

[End of Form of Bond]

G.  In connection with the issuance of the Bonds, the Company has executed and delivered to the Trustee the Note.

H. The Company has caused to be delivered to the Trustee the Letter of Credit.

I.  The execution and delivery of the Bonds and of this Indenture have been duly authorized and all things necessary to make the Bonds, when executed by the Issuer and authenticated by the Trustee, valid and binding legal obligations of the State and to make this Indenture a valid and binding agreement have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that to provide for the payment of principal or redemption price (as the case may be) in respect of all Bonds issued and Outstanding under this Indenture, together with interest thereon, the rights of the Bondholders, and the performance of the covenants contained in said Bonds and herein, the Issuer has caused the Company to deliver the Note to the Trustee and the Issuer does hereby assign forever all rights in the Credit Facility Account and sell, assign, transfer, set over and pledge unto the Trustee, its successors in the trust and its assigns forever: (1) all of the other rights, title and interests of the Issuer in and to the “Revenues” as hereinafter defined; (2) all rights of the Issuer under the Agreement (except the Issuer’s rights under Sections 5.4 and 5.5 thereof); and (3) all of the right, title and interest of the Issuer in the Note and the moneys payable thereunder.

TO HAVE AND TO HOLD in trust, nevertheless, first for the equal and ratable benefit and security of all present and future holders of the Bonds issued and to be issued under the Indenture, without preference, priority or distinction as to lien or otherwise (except as herein expressly provided), of any one Bond over any other Bond, and second, for the benefit of any Credit Facility Issuer (as defined herein), upon the terms and subject to the conditions hereinafter set forth.

(balance of page intentionally left blank)

ARTICLE I
DEFINITIONS

In this Indenture and any indenture supplemental hereto (except as otherwise expressly provided or unless the context otherwise requires) the singular includes the plural, the masculine includes the feminine and the neuter, and the following terms shall have the meanings specified (other than in the form of Bond) in the foregoing recitals:

Act	Letter of Credit
Agreement	Note
Bank	Project
Bonds	Refunded Bonds
Company	State
Issuer	Trustee

In addition, the following terms shall have the meanings specified in this Article, unless the context otherwise requires:

“Additional Credit Facility” means any direct pay letter of credit or other credit enhancement or support facility delivered to the Trustee pursuant to Section 7.03 to pay any portion of the principal or redemption or purchase price of, or interest on, the Bonds while another Credit Facility is then in effect.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. With respect to Bonds bearing interest at the Dutch Auction Rate, that term shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Company; provided that no Broker-Dealer shall be deemed an Affiliate solely because a director or executive officer of such Broker-Dealer or of any Person controlling, controlled by or under common control with such Broker-Dealer is also a director of the Company.

“After-Tax Equivalent Rate” shall mean on any date of determination the interest rate per annum equal to the product of (x) the Commercial Paper/Treasury Rate on such date and (y) 1.00 minus the highest tax rate bracket (expressed in decimals) applicable in the then current taxable year on the taxable income of every corporation as set forth in Section 11 of the Code or any successor section without regard to any minimum additional tax provision or provisions regarding changes in rates during such taxable year on such date.

“Agent Member” shall mean a member of, or participant in, DTC.

“Alternate Credit Facility” means any direct pay letter of credit or other credit enhancement or support facility delivered to the Trustee pursuant to Section 7.03 other than an Additional Credit Facility and may include any combination of such facilities.

“Annual Rate” means the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined in accordance with Section 2.02(c)(v).

“Annual Rate Period” means the period beginning on, and including, the Conversion Date to the Annual Rate and ending on, and including, the day next preceding the second Interest Payment Date thereafter and each successive twelve (12) month period (or portion thereof) thereafter until the day preceding Conversion to a different Interest Rate Mode or the maturity of the Bonds.

“Applicable Percentage” shall mean on any date of determination the percentage determined as set forth below (as such percentage may be adjusted pursuant to Section 2.12(a)) based on the prevailing rating of the Bonds in effect at the close of business on the Business Day immediately preceding such date of determination:

Prevailing Rating		Applicable Percentage
AAA/Aaa	∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙	175%
AA/Aa	∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙	185%
A/A	∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙	195%
BBB/Baa	∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙	200%
Below BBB/Baa	∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙∙	265%

For purposes of this definition, the prevailing rating of the Bonds will be (a) AAA/Aaa, if the Bonds have a rating of AAA by S&P and a rating of Aaa by Moody’s, (b) if not AAA/Aaa, then AA/Aa if the Bonds have a rating of AA- or better by S&P and a rating of Aa3 or better by Moody’s, (c) if not AAA/Aaa or AA/Aa, then A/A if the Bonds have a rating of A- or better by S&P and a rating of A3 or better by Moody’s, (d) if not AAA/Aaa, AA/Aa or A/A, then BBB/Baa, if the Bonds have a rating of BBB- or better by S&P and a rating of Baa3 or better by Moody’s, and (e) if not AAA/Aaa, AA/Aa, A/A or BBB/Baa, then Below BBB/Baa.

“Auction” shall mean each periodic implementation of the Dutch Auction Procedures.

“Auction Agent Agreement” means any agreement of the Company with an Auction Agent and which provides that it shall be deemed to be an Auction Agent Agreement for the purpose of this Indenture.

“Auction Agent” shall mean the auction agent appointed in accordance with Section 13.04.

“Auction Date” shall mean the date established by the Market Agent on or before the effective date of a Conversion to a Dutch Auction Period, and with respect to each Auction Period thereafter the last day of the week (which day of the week shall be such day established by the Market Agent on or before the effective date of a Conversion to a Dutch Auction Period) of the immediately preceding Auction Period or, if such last day is not a Business Day, the next succeeding Business Day. The Market Agent shall furnish such information in writing to the Company, the Trustee, the Bond Insurer, the Auction Agent, the Issuer and DTC on or before the effective date of a Conversion to a Dutch Auction Period.

“Auction Period” shall mean, during a Dutch Auction Rate Period, the last Interest Payment Date for the immediately preceding Auction Period, Daily Rate Period, Weekly Rate Period, Semi-Annual Rate Period, Annual Rate Period, Two-Year Rate Period, Three-Year Rate Period, Five-Year Rate Period, Long-Term Rate Period or Commercial Paper Rate Period, as the case may be, to and including the earliest of (i) the day next preceding the Maturity Date of the Bonds, (ii) the day next preceding the last Interest Payment Date in respect of each Auction Period and (iii) the last day of such Dutch Auction Rate Period.

“Authenticating Agent” means the Trustee and, if appointed pursuant to Section 2.05, the Bond Registrar for the Bonds, each of which shall be a transfer agent registered in accordance with Section 17A(c) of the Securities Exchange Act of 1934, as amended.

“Authorized Newspaper” means a financial journal or newspaper, including without limitation The Bond Buyer and any successor thereto, in English customarily published each business day and generally circulated in the financial community in the Borough of Manhattan, City and State of New York.

“Available Auction Bonds” shall have the meaning set forth in Section 2.12(e).

“Bankruptcy Counsel” means nationally recognized counsel experienced in bankruptcy matters as selected by the Company.

“Bid” shall have the meaning set forth in Section 2.12(c).

“Bidder” shall have the meaning set forth in Section 2.12(c).

“Bond” or “Bonds” means any bond or bonds authenticated and delivered under this Indenture.

“Bond Counsel” means an attorney-at-law or a firm of attorneys of nationally recognized standing in matters pertaining to the exclusion from gross income for federal income tax purposes of interest on bonds issued by states and their political subdivisions, duly admitted to the practice of law before the highest court of any state of the United States of America.

“Bond Fund” means the fund so designated which is established pursuant to Section 6.02.

“Bond Insurer” means the issuer of any bond insurance policy then in effect for the Bonds. References to the Bond Insurer in this Indenture shall be given no effect if there is no such bond insurance policy in effect for the Bonds.

“Bond Register” means the books kept and maintained by the Bond Registrar for registration and transfer of Bonds pursuant to Section 2.03.

“Bond Registrar” means the registrar of the Bonds pursuant to Section 2.03.

“Bond Year” means, during the period while Bonds remain outstanding, the annual period provided for the computation of Excess Earnings under Section 148(f) of the Code.

“Bondholder” or “holder of Bonds” or “owner of Bonds” means the registered owner of any Bond.

“Book-Entry Form” or “Book-Entry System” means a form or system, as applicable, under which physical Bond certificates in fully registered form are registered only in the name of a Depository or its nominee as Bondholder, with the physical Bond certificates held by and “immobilized” in the custody of the Depository and the book-entry system maintained by and the responsibility of others than the Issuer or the Trustee is the record that identifies and records the transfer of the interests of the owners of book-entry interests in those Bonds.

“Broker-Dealer” shall mean any entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Dutch Auction Procedures (i) that is an Agent Member (or an affiliate of an Agent Member), (ii) that has been selected by the Company with the consent of the Auction Agent and (iii) that has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

“Broker-Dealer Agreement” shall mean each agreement between a Broker-Dealer and the Auction Agent, pursuant to which a Broker-Dealer, among other things, agrees to participate in Auctions as set forth in the Dutch Auction Procedures, and which provides that it shall be deemed to be a Broker-Dealer Agreement for the purpose of this Indenture.

“Business Day” means any day other than (i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the city or cities in which the Designated Offices of the Trustee, the Tender Agent or the Paying Agent or the office of the Credit Facility Issuer which will honor draws upon any such Credit Facility, are located are authorized by law or executive order to close or (ii) a day on which the New York Stock Exchange, the Company or the Remarketing Agent is closed.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and, as applicable, under the Internal Revenue Code of 1954, as amended to the date of enactment of the Tax Reform Act of 1986. References to the Code and Sections of the Code include relevant applicable regulations and proposed regulations thereunder and under any successor provisions to those Sections, regulations or proposed regulations and, in addition, all revenue rulings, announcements, notices, procedures and judicial determinations under the foregoing applicable to the Bonds.

“Commercial Paper Dealer” shall mean the Market Agent.

“Commercial Paper/Treasury Rate” shall mean on any date of determination (i) in the case of any Auction Period of less than 49 days, the interest equivalent of the 30-day rate, (ii) in the case of any Auction Period of 49 days or more but less than 70 days, the interest equivalent of the 60-day rate, (iii) in the case of any Auction Period of 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (iv) in the case of any Auction Period of 85 days or more but less than 99 days, the interest equivalent of the 90-day rate, (v) in the case of any Auction Period of 99 days or more but less than 120 days, the arithmetic average of the interest equivalent of the 90-day and 120-day rates, (vi) in the case of any Auction Period of 120 days or more but less than 141 days, the interest equivalent of the 120-day rate, (vii) in the case of any Auction Period of 141 days or more but less than 162 days, the arithmetic average of the interest equivalent of the 120-day and 180-day rates, (viii) in the case of any Auction Period of 162 days or more but less than 183 days, the interest equivalent of the 180-day rate, and (ix) in the case of any Auction Period of 183 days or more, the Treasury Rate with respect to such Auction Period, which rates shall be, in all cases other than the Treasury Rate, rates on commercial paper with the specified maturities placed on behalf of issuers whose corporate bonds are rated AA by S&P or the equivalent of such rating by S&P, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date of determination, or in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealer, to the Auction Agent for the close of business on the Business Day immediately preceding such date of determination.

If the Commercial Paper Dealer does not quote a commercial paper rate required to determine the Commercial Paper/Treasury Rate, the Commercial Paper/Treasury Rate shall be determined on the basis of such quotation or quotations furnished by the Substitute Commercial Paper Dealer selected by the Company to provide such quotation or quotations not being supplied by the Commercial Paper Dealer. For purposes of this definition, the “interest equivalent” of a rate stated on a discount basis (a “discount rate”) for commercial paper of a given day’s maturity shall be equal to the product of (A) 100 and (B) the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (x) the discount rate (expressed in decimals) and (y) the difference between (1) 1.00 and (2) a fraction the numerator of which shall be the product of the discount rate (expressed in decimals) times the number of days in which such commercial paper matures and the denominator of which shall be 360.

“Commercial Paper Rate” means the Interest Rate Mode for Bonds in which the interest rate for such Bond is determined with respect to such Bond during each Commercial Paper Rate Period applicable to that Bond, as provided in Section 2.02(c)(i)(A).

“Commercial Paper Rate Period” means, with respect to any Bond bearing interest at a Commercial Paper Rate, each period, which may be from one (1) day to two hundred seventy (270) days (or such lower maximum number as is then permitted hereunder) determined for such Bond as provided in Section 2.02(c)(i)(B).

“Company Account” means the account of that name established in the Bond Fund pursuant to Section 6.02.

“Company Fund” shall have the meaning specified in Section 5.07.

“Conversion” means, with respect to a Bond, any conversion from time to time in accordance with the terms of this Indenture of that Bond, in whole or in part, from one Interest Rate Mode to another Interest Rate Mode.

“Conversion Date” means the date on which any Conversion becomes effective.

“Counsel” means an attorney at law or law firm satisfactory to the Trustee (who may be counsel for the Issuer or the Company, including an attorney at law who is an employee of the Company).

“Credit Facility” means the Letter of Credit delivered to the Trustee pursuant to Section 7.01 or any Alternate Credit Facility or any Additional Credit Facility delivered to the Trustee pursuant to Section 7.03. References to the Credit Facility in this Indenture shall be given no effect if there is no Credit Facility held by the Trustee pursuant to Article VII and no amounts remain owing to the Credit Facility Issuer.

“Credit Facility Account” means the account of that name established in the Bond Fund pursuant to Section 6.02.

“Credit Facility Issuer” means the Bank with respect to the Letter of Credit or the institution issuing any Alternate Credit Facility or Additional Credit Facility. “Designated Office” of the Bank means its principal office located at 201 South College Street, Charlotte, North Carolina. “Designated Office” of any other Credit Facility Issuer shall mean the office thereof designated in the corresponding Credit Facility and which shall mean, in the case of a foreign bank, the licensed branch or agency thereof in the United States which has issued the Credit Facility. References to the Credit Facility Issuer in this Indenture or the Agreement shall be given no effect if there is no Credit Facility held by the Trustee pursuant to Article VII and no amounts remain owing to the Credit Facility Issuer.

“Credit Facility Proceeds Account” means the account of that name established in the Purchase Fund pursuant to Section 5.03.

“Custodian Agreement” means the Custodian and Pledge Agreement dated as of December 5, 2006 among the Company, the Bank and the Tender Agent, as amended from time to time, or any other agreement among the Company, a Credit Facility Issuer and the Tender Agent which provides that it shall be deemed to be a Custodian Agreement for purposes of this Indenture.

“Daily Rate” means the Interest Rate Mode for Bonds in which the interest rate on such Bonds is determined on each Business Day in accordance with Section 2.02(c)(ii).

“Daily Rate Period” means the period beginning on, and including, the Conversion Date of Bonds to the Daily Rate and ending on, and including, the day preceding the next Business Day and each period thereafter beginning on, and including, a Business Day and ending on, and including, the day preceding the next succeeding Business Day until the day preceding the earlier of the Conversion of such Bonds to a different Interest Rate Mode or the maturity of the Bonds.

“Date of the Bonds” means December 5, 2006.

“Defaulted Interest” shall have the meaning set forth in Section 2.06.

“Depository” means any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book entry-system to record ownership of book-entry interests in Bonds, and to effect transfers of book-entry interests in Bonds in book-entry form, and includes and means initially The Depository Trust Company (a limited purpose trust company), New York, New York.

“Designated Office” of the Trustee means the designated office of the Trustee, which office at the date of acceptance by the Trustee of the duties and obligations imposed on the Trustee by this Indenture is located at 250 West Huron Road, 4th Floor, Cleveland, Ohio 44113.

“DTC” means The Depository Trust Company, New York, New York, its successors and their assigns or if The Depository Trust Company or its successor or assign resigns from its functions as depository for the Bonds, any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Bonds and which is selected by the Issuer, at the direction of the Company, with the consent of the Market Agent.

“Dutch Auction Procedures” shall mean the procedures set forth in Sections 2.12(c), (d), (e) and (f).

“Dutch Auction Rate” shall mean the interest rate to be determined for the Bonds pursuant to Section 2.12.

“Dutch Auction Rate Period” shall mean each period during which the Bonds bear interest at a Dutch Auction Rate.

“Electronic Notice” means notice transmitted through a time-sharing terminal, if operative as between any two parties, or if not operative, in writing, by facsimile transmission or by telephone (promptly confirmed in writing or by facsimile transmission).

“Escrow Agreement” means the Escrow Agreement dated as of December 1, 2006 among The Bank of New York Trust Company, N.A., as Escrow Trustee, the Company, The Cleveland Electric Illuminating Company and Ohio Edison Company with respect to the 2004 CEI Bonds, the 1999 OE Bonds and the 2005 CEI Bonds (each as defined in the Agreement) now outstanding in the aggregate principal amount of $102,350,000 (the “CEI/OE Escrow Agreement”) and the Escrow Agreement dated as of December 1, 2006 among U.S. Bank National Association, as Escrow Trustee, the Company and The Toledo Edison Company with respect to the 2000 TE Bonds (as defined in the Agreement) now outstanding in the aggregate principal amount of $33,200,000 (the “TE Escrow Agreement”), each providing for the Escrow Trustee to hold in trust the proceeds of the Bonds delivered to the Escrow Trustee pursuant to Section 4.01, together with any moneys provided by the Company and its Affiliates and any interest earnings on those proceeds and those moneys, for the purpose of paying all of the remaining principal of, and interest due on the Refunded Bonds to their respective redemption date or date of purchase and cancellation.

“Escrow Trustee” means the respective Escrow Trustee under the respective Escrow Agreement, and any successor Escrow Trustee thereunder.

“Event of Bankruptcy” means a petition by or against the Company or by the Issuer under any bankruptcy act or under any similar act which may be enacted which shall have been filed (other than bankruptcy proceedings instituted by the Company or the Issuer against third parties) unless such petition shall have been dismissed and such dismissal shall be final and not subject to approval.

“Event of Default” means any of the events described in Section 11.01.

“Excess Earnings” means, as of the date of any computation or for any period, an amount equal to the sum of (i) plus (ii) where:

(i) is the excess of

(a) the aggregate amount earned from the date of physical delivery of the Bonds by the Issuer in exchange for the purchase price of the Bonds to such date or for such period on all nonpurpose investments in which gross proceeds of the Bonds are invested (other than investments attributable to an excess described in this clause (i)), taking into account any gain or loss on the disposition of nonpurpose investments, over

(b) the amount which would have been earned if the amount of the gross proceeds of the Bonds invested in such nonpurpose investments (other than investments attributable to an excess described in this clause (i)) had been invested at a rate equal to the yield on the Bonds; and

(ii) is any income attributable to the excess described in clause (i), taking into account any gain or loss on the disposition of investments.

The sum of (i) plus (ii) shall be determined in accordance with Section 148(f) of the Code. As used herein, the terms “gross proceeds”, “nonpurpose investments” and “yield” have the meanings assigned to them for purposes of Section 148 of the Code.

“Existing Holder” shall mean, for purposes of each Auction, a Person who is listed as the beneficial owner of Bonds in the records of the Auction Agent as of the Regular Record Date in respect of the last Interest Payment Date for the Auction Period then ending.

“Failure to Deposit” means any failure to make the deposits required by Section 2.13 by the time specified therein.

“Fiscal Agent” shall have the meaning set forth in Section 6.05(a).

“Five-Year Rate” means the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined in accordance with Section 2.02(c)(ix).

“Five-Year Rate Period” means the period beginning on, and including, the Conversion Date to the Five-Year Rate and ending on, and including, the day next preceding the tenth Interest Payment Date thereafter and each successive sixty (60) month period (or portion thereof) thereafter until the day preceding Conversion to a different Interest Rate Mode or the maturity of the Bonds.

“Governmental Obligations” means non-callable (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury), (b) obligations unconditionally guaranteed as to full and timely payment by the United States of America and (c) certificates or receipts representing direct ownership interests in future obligations of specified portions (such as future principal or future interest) of obligations described in (a) or (b), which obligations are held by a custodian in safekeeping on behalf of the owners of such certificates or receipts.

“Hold Order” shall have the meaning set forth in Section 2.12(c).

“Indenture” means this Trust Indenture as amended or supplemented at the time in question.

“Index”, on any date of determination, shall mean (1) the tax-exempt money market rate index for 30-day variable rate obligations prepared by the Market Agent published on The BLOOMBERG provided through Bloomberg Financial Markets of Bloomberg L.P., or on Dalcomp system on such date of determination or (ii) if such rate is not published by 9:00 a.m., New York City time, on such date of determination, the interest index selected by the Market Agent representing the weighted average of the yield on tax-exempt commercial paper, or tax-exempt bonds bearing interest at a commercial paper rate or pursuant to a commercial paper mode, having a range of maturities or mandatory purchase dates between 25 and 36 days traded during the immediately preceding five Business Days.

“Interest Payment Date” means (a) (i) if the Interest Rate Mode is the Daily Rate or the Weekly Rate, the first Business Day of each month, (ii) if the Interest Rate Mode is the Commercial Paper Rate, the first Business Day following the last day of each Commercial Paper Rate Period for such Bond and (iii) if the Interest Rate Mode is the Semi-Annual Rate, the Annual Rate, the Two-Year Rate, the Three-Year Rate, the Five-Year Rate or the Long-Term Rate, June 1 and December 1, provided, however, that if any June 1 or December 1 which is a Conversion Date for Conversion to the Daily Rate, the Weekly Rate or the Commercial Paper Rate, is not a Business Day, then the first Business Day immediately succeeding such June 1 or December 1, as applicable; (b) when used with respect to Bonds bearing interest at a Dutch Auction Rate, (i) for an Auction Period of 91 days or less, the Business Day immediately succeeding the last day of such Auction Period and (ii) for an Auction Period of more than 91 days, each 13th weekly anniversary of the day immediately following the first day of such Auction Period and the Business Day immediately succeeding the last day of such Auction Period (in each case it being understood that in those instances where the immediately preceding Auction Date falls on a day that is not a Business Day, the Interest Payment Date with respect to the succeeding Auction Period shall be one Business Day immediately succeeding the next Auction Date); and (c) the Conversion Date or the effective date of a change to a new Long-Term Rate Period for such Bond. In any case, the final Interest Payment Date shall be the Maturity Date.

“Interest Period” means for any Bond the period from, and including, each Interest Payment Date for such Bond to, and including, the day next preceding the next Interest Payment Date for such Bond, provided, however, that the first Interest Period for any Bond shall begin on (and include) the Date of the Bonds and the final Interest Period shall end the day next preceding the Maturity Date of the Bonds.

“Interest Rate Mode” means the Commercial Paper Rate, the Daily Rate, the Dutch Auction Rate, the Weekly Rate, the Semi-Annual Rate, the Annual Rate, the Two-Year Rate, the Three-Year Rate, the Five-Year Rate and the Long-Term Rate.

“Long-Term Rate” means the Interest Rate Mode for Bonds in which the interest rate on such Bonds is determined in accordance with Section 2.02(c)(vi).

“Long-Term Rate Period” means any period established by the Company pursuant to Section 2.02(d)(i) and beginning on, and including, the Conversion Date of Bonds to the Long-Term Rate and ending on, and including, the day preceding the last Interest Payment Date for such period and, thereafter, each successive period, if any, of substantially the same duration as that established period until the day preceding the earliest of the change to a different Long-Term Rate Period, the Conversion of such Bonds to a different Interest Rate Mode or the maturity of the Bonds.

“Market Agent” shall mean the market agent appointed pursuant to Section 13.05, and its successors and their assigns.

“Maturity Date” means December 1, 2033.

“Maximum Dutch Auction Rate” shall mean on any date of determination (i) if such determination is in respect of an Auction with respect to a Standard Auction Period, and is made during a Standard Auction Period, the interest rate per annum equal to the lesser of (A) 12% and (B) the Applicable Percentage of the greater of (a) the After-Tax Equivalent Rate, as determined on such date with respect to a Standard Auction Period and (b) the Index on such date or (ii) if such determination is in respect of an Auction with respect to an Auction Period which is not of the same duration as the Auction Period then ending, the interest rate per annum equal to the lesser of (A) 12% and (B) the greatest of (a) the Applicable Percentage of the After-Tax Equivalent Rate, as determined on such date with respect to a Standard Auction Period, (b) the Applicable Percentage of the After-Tax Equivalent Rate, as determined on such date with respect to the Auction Period, if any, which is proposed to be established, (c) the Applicable Percentage of the After-Tax Equivalent Rate, as determined on such date with respect to the Auction Period then ending and (d) the Applicable Percentage of the Index on such date.

“Minimum Dutch Auction Rate” shall mean on any date of determination the interest rate per annum equal to the lesser of (i) 12%, (ii) 90% (as such percentage may be adjusted pursuant to Section 2.12(a)) of the After-Tax Equivalent Rate on such date and (iii) 90% of the Index on such date.

“Money Market Funds” shall have the meaning set forth in Section 8.02.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with the consent of the Issuer. All notices to Moody’s shall be sent to 99 Church Street, New York, New York 10007, or to such other address as designated in writing by Moody’s to the Trustee.

“Municipal Index” means The Bond Market Association Municipal Swap Index™ as of the most recent date for which such index was published or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc., or its successor, or otherwise designated by The Bond Market Association; provided, however, that, if such index is no longer provided by Municipal Market Data, Inc. or its successor, the “Municipal Index” shall mean such other reasonably comparable index selected by the Remarketing Agent.

“Order” shall have the meaning set forth in Section 2.12(c).

“Outstanding” in connection with Bonds means, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

(A) Bonds cancelled upon surrender, exchange or transfer, or cancelled because of payment or redemption at or prior to that time;

(B) On or after any Purchase Date for Bonds (other than Pledged Bonds) pursuant to Article V hereof, all Bonds (or portions of Bonds) which have been purchased on such date, but which have not been delivered to the Tender Agent, provided that funds sufficient for such purchase are on deposit with the Tender Agent in accordance with the provisions hereof;

(C) Bonds (other than Pledged Bonds), or any portion thereof, for the payment, redemption or purchase for cancellation of which sufficient moneys have been deposited and credited with the Trustee or Paying Agent on or prior to that date for that purpose (whether upon or prior to the maturity or redemption date of those Bonds); provided, that if any of those Bonds are to be redeemed prior to their maturity, notice of that redemption shall have been given or arrangements satisfactory to the Trustee shall have been made for giving notice of that redemption, or waivers by the affected Bondholders of that notice in form satisfactory to the Trustee shall have been filed with the Trustee;

(D) Bonds, or any portion thereof, which are deemed to have been paid and discharged or caused to have been paid and discharged pursuant to the provisions of Article XVI hereof;

(E) Bonds paid pursuant to Section 2.09 hereof; and

(F) Bonds in lieu of which others have been authenticated under Article II of this Indenture.

In determining whether the owners of a requisite aggregate principal amount of Bonds have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Company or any Affiliate (unless all of the Outstanding Bonds, other than Pledged Bonds, are then owned by the Company or any Affiliate) shall be disregarded for the purpose of any such determination; provided that only those Bonds which a responsible officer of the Trustee actually knows to be so held shall be so disregarded and provided further that Bonds delivered to the Tender Agent pursuant to Section 5.04(a)(ii) shall not be so disregarded.

“Overdue Rate” shall mean, on any date of determination, the lesser of (i) 12% and (ii) the Applicable Percentage (determined as if the Bonds had a prevailing rating of Below BBB/Baa) of the Index on such date.

“Paying Agent” or “Co-Paying Agent” means any national banking association, bank, bank and trust company or trust company appointed by the Issuer pursuant to Section 10.01 and shall initially be The Bank of New York Trust Company, N.A. “Designated Office” of any Paying Agent shall mean the office thereof designated in writing to the Trustee and the Credit Facility Issuer.

“Person” or words importing persons means firms, associations, partnerships (including without limitation, general and limited partnerships), societies, estates, trusts, corporations, public or governmental bodies, other legal entities and natural persons.

“Pledged Bonds” shall mean Bonds purchased pursuant to Sections 5.01(a) and 5.01(b) that are purchased from moneys received by the Tender Agent from a demand for payment under the Credit Facility, if any, then in effect until subsequently remarketed pursuant to Section 5.02.

“Potential Holder” means any Person, including any Existing Holder, who may be interested in acquiring the beneficial ownership of Bonds during a Dutch Auction Rate Period or, in the case of an Existing Holder thereof, the beneficial ownership of an additional principal amount of Bonds during a Dutch Auction Rate Period.

“Prevailing Market Conditions” means, without limitation, the following factors: existing short-term market rates for securities, the interest on which is excluded from gross income for federal income tax purposes; indexes of such short-term rates; the existing market supply and demand and the existing yield curves for short-term and long-term securities for obligations of credit quality comparable to the Bonds, the interest on which is excluded from gross income for federal income tax purposes; general economic conditions, economic conditions in the electric utilities industry and financial conditions that may affect or be relevant to the Bonds; and such other facts, circumstances and conditions as the Remarketing Agent, in its sole discretion, shall determine to be relevant to the remarketing of the Bonds at the principal amount thereof.

“Purchase Agreement” means the Bond Purchase Agreement dated December 4, 2006 between the Issuer and the underwriter or underwriters identified therein (collectively, the “Underwriter”) providing for the sale of the Bonds to the Underwriter.

“Purchase Date” means (i) if the Interest Rate Mode is the Daily Rate or the Weekly Rate, any Business Day as set forth in Section 5.01(a)(i) and Section 5.01(a)(ii), respectively, (ii) if the Interest Rate Mode is the Semi-Annual Rate, any Interest Payment Date or, if such Interest Payment Date is not a Business Day, the next Business Day, and (iii) each day that such Bond is subject to mandatory purchase pursuant to Section 5.01(b); provided, however, that the date of the stated maturity of the Bonds shall not be a Purchase Date.

“Purchase Fund” means the fund so designated which is established pursuant to Section 5.03.

“Rate Period” means any period during which a single interest rate is in effect for a Bond.

“Rating Agency” means Moody’s, S&P and any other nationally recognized securities rating agency which has assigned a rating on the Bonds.

“Rebate Fund” means the Rebate Fund created in Section 6.04.

“Record Date” means, as the case may be, the applicable Regular or Special Record Date.

“Regular Record Date” means (a) with respect to any Interest Period during which the Interest Rate Mode is the Daily Rate or the Weekly Rate, the close of business on the last Business Day of such Interest Period, (b) with respect to any Interest Period during which the Interest Rate Mode is the Dutch Auction Rate, the second Business Day preceding an Interest Payment Date for such Interest Period, and (c) with respect to any Interest Period during which the Interest Rate Mode is the Semi-Annual Rate, the Annual Rate, the Two-Year Rate, the Three-Year Rate, the Five-Year Rate or the Long-Term Rate, the 15th day (whether or not a Business Day) of the calendar month next preceding each Interest Payment Date for such Interest Period.

“Reimbursement Agreement” means the Letter of Credit and Term Loan Agreement dated as of December 5, 2006 among the Company, the Bank and certain participating banks listed therein, as the same may be amended from time to time, and any other agreement of the Company with a Credit Facility Issuer setting forth the obligations of the Company to such Credit Facility Issuer arising out of any payments under a Credit Facility and which provides that it shall be deemed to be a Reimbursement Agreement for the purpose of this Indenture.

“Remarketing Agent” means Wachovia Bank, National Association, and its successor or successors as provided in Section 13.01. “Principal Office” of the Remarketing Agent means the office or offices designated in writing to the Issuer, the Trustee, the Tender Agent, the Credit Facility Issuer and the Company.

“Remarketing Agreement” means the Remarketing Agreement between the Company and the Remarketing Agent, as the same may be amended from time to time, and any remarketing agreement between the Company and a successor Remarketing Agent.

“Remarketing Proceeds Account” means the account of that name established in the Purchase Fund pursuant to Section 5.03.

“Representation Letter” means, respectively, the Blanket Issuer Letter of Representations from the Issuer to DTC and the Operational Arrangements Letter of Representations from the Trustee to DTC, and whereby the Issuer and the Trustee have each respectively agreed to comply with the requirements stated in DTC’s Operational Arrangements with respect to the Bonds.

“Revenues” means (a) all amounts payable to the Trustee with respect to the principal or redemption price of, or interest on, the Bonds (i) upon deposit in the Bond Fund from the proceeds of obligations issued by the Issuer to refund the Bonds; (ii) by the Company under the Agreement and the Note, and (iii) by the Credit Facility Issuer under a Credit Facility, if any; and (b) investment income in respect of the foregoing moneys held by the Trustee in the Bond Fund. The term “Revenues” does not include any moneys or investments in the Rebate Fund, the Purchase Fund or the Company Fund.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies and its successors and assigns, and, if such division shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with the consent of the Issuer. All notices to S&P shall be sent to 55 Water Street, New York, New York 10041-0003, Attention: LOC Surveillance, or to such other address as designated in writing by S&P to the Trustee.

“Sell Order” shall have the meaning set forth in Section 2.12(c).

“Semi-Annual Rate” means the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined in accordance with Section 2.02(c)(iv).

“Semi-Annual Rate Period” means any period beginning on, and including, the Conversion Date to the Semi-Annual Rate and ending on, and including, the day preceding the first Interest Payment Date thereafter and each successive six month period thereafter until the day preceding Conversion to a different Interest Rate Mode or the maturity of the Bonds.

“Special Record Date” means such date as may be fixed for the payment of default interest in accordance with Section 2.06.

“Standard Auction Period” initially shall mean an Auction Period of a certain number of days (such number of days being established by the Market Agent on or before the effective date of a Conversion to a Dutch Auction Period) and after the establishment of a different period pursuant to Section 2.12(b) shall mean such different period. The Market Agent shall furnish such information in writing to the Company, the Trustee, the Bond Insurer, the Auction Agent, the Issuer and DTC on or before the effective date of a Conversion to a Dutch Auction Period.

“Submission Deadline” means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Brokers-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

“Submitted Bid” shall have the meaning set forth in Section 2.12(e).

“Submitted Hold Order” shall have the meaning set forth in Section 2.12(e).

“Submitted Order” shall mean have the meaning set forth in Section 2.12(e).

“Submitted Sell Order” shall have the meaning set forth in Section 2.12(e).

“Substitute Commercial Paper Dealer” shall mean Credit Suisse First Boston Corporation or its affiliates or successors, if such Person is a commercial paper dealer, provided that neither such Person nor any of its affiliates or successors shall be a Commercial Paper Dealer.

“Substitute U.S. Government Securities Dealer” shall mean Credit Suisse First Boston Corporation, or its respective successors and assigns.

“Sufficient Clearing Bids” shall have the meaning set forth in Section 2.12(e).

“Tender Agent” means the initial and any successor tender agent appointed in accordance with Section 13.02. “Designated Office” of the Tender Agent means the office thereof designated in writing to the Issuer, the Trustee, the Company, the Credit Facility Issuer and the Remarketing Agent.

“Three-Year Rate” means the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined in accordance with Section 2.02(c)(viii).

“Three-Year Rate Period” means the period beginning on, and including, the Conversion Date to the Three-Year Rate and ending on, and including, the day next preceding the sixth Interest Payment Date thereafter and each successive thirty-six (36) month period (or portion thereof) thereafter until the day preceding Conversion to a different Interest Rate Mode or the maturity of the Bonds.

“Treasury Rate” shall mean on any date of determination for any Auction Period, (i) the bond equivalent yield calculated in accordance with prevailing industry convention of the rate on the most recently auctioned direct obligations of the U.S. Government having a maturity at the time of issuance of 364 days or less with a remaining maturity closest to the length of such Auction Period as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published by The Wall Street Journal, then the bond equivalent yield calculated in accordance with prevailing industry convention as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned direct obligations of the U.S. Government having a maturity at the time of issuance of 364 days or less with a remaining maturity closest to the length of such Auction Period, based on bid price quotations on such date obtained by the Auction Agent from the U.S. Government Securities Dealer; provided, that, if the U.S. Government Securities Dealer does not provide a bid price quotation required to determine the Treasury Rate, the Treasury Rate shall be determined on the basis of the quotation or quotations furnished by any Substitute U.S. Government Securities Dealer selected by the Company to provide such rate or rates not being supplied by the U.S. Government Securities Dealer.

“Two-Year Rate” means the Interest Rate Mode for the Bonds in which the interest rate on the Bonds is determined in accordance with Section 2.02(c)(vii).

“Two-Year Rate Period” means the period beginning on, and including, the Conversion Date to the Two-Year Rate and ending on, and including, the day next preceding the fourth Interest Payment Date thereafter and each successive twenty-four (24) month period (or portion thereof) thereafter until the day preceding Conversion to a different Interest Rate Mode or the maturity of the Bonds.

“U.S. Government Securities Dealer” means the Market Agent.

“Weekly Rate” means the Interest Rate Mode for the Bonds in which the interest rate on such Bonds is determined weekly in accordance with Section 2.02(c)(iii).

“Weekly Rate Period” means the period beginning on, and including, the Conversion Date of Bonds to the Weekly Rate and ending on, and including, the next Tuesday and thereafter the period beginning on, and including, any Wednesday and ending on, and including, the earliest of the following Tuesday, the day preceding the Conversion of such Bonds to a different Interest Rate Mode or the maturity of the Bonds.

“Winning Bid Rate” shall have the meaning set forth in Section 2.12(e).

Upon the effectiveness of an assignment and assumption under Section 5.12 of the Agreement, the assignee thereunder shall be deemed to be the “Company” hereunder.

The words “hereof”, “herein”, “hereto”, “hereby” and “hereunder” (except in the form of Bond) refer to the entire Indenture.

Every “request”, “order”, “demand”, “application”, “appointment”, “notice”, “statement”, “certificate”, “consent” or similar action hereunder by the Issuer shall, unless the form thereof is specifically provided, be in writing signed by the Chairman, Vice Chairman, Secretary-Treasurer or Executive Director of the Issuer.

(End of Article I)

ARTICLE II
THE BONDS

Section 2.01.  Amounts and Terms; Issuance of Bonds. Except as provided in Section 2.09, the Bonds shall be limited to $135,550,000 in aggregate principal amount, and shall contain substantially the terms recited in the form of Bond above. All Bonds shall provide that principal or redemption price and interest in respect thereof shall be payable only out of the Revenues. The Issuer shall cause a copy of the text of the opinion of nationally recognized bond counsel to be printed on the Bonds and the Secretary-Treasurer of the Issuer shall certify to the correctness of the copy appearing on the Bonds by manual or facsimile signature. The Bonds shall be issued as fully registered bonds in printed, typewritten or xerographically reproduced form without coupons in authorized denominations. The Bonds shall be numbered from “R-1” upwards, or in such other manner as the Trustee shall direct. Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, “CUSIP” numbers may be printed on the Bonds. The Bonds may bear such other endorsement or legend satisfactory to the Trustee as may be required to conform to usage or law with respect thereto.

Section 2.02. Designation, Denominations and Maturity; Interest Rates.

(a) The Bonds shall be designated “State of Ohio Pollution Control Revenue Refunding Bonds, Series 2006-B (FirstEnergy Nuclear Generation Corp. Project).” The Bonds shall be issuable only as fully registered Bonds in the denominations of $5,000 and any integral multiple thereof, provided that if the Interest Rate Mode for the Bonds is the Daily Rate, the Weekly Rate, the Commercial Paper Rate or the Semi-Annual Rate, the Bonds may be issued only in denominations of $100,000 and any larger denomination constituting an integral multiple of $5,000, and provided further that if the Interest Rate Mode for the Bonds is the Dutch Auction Rate, the Bonds may be issued only in denominations of $25,000 and any integral multiple thereof.

The Bonds shall be dated as of the Date of the Bonds. Each Bond shall bear interest from the last Interest Payment Date to which interest has accrued and has been paid or duly provided for, or if no interest has been paid or duly provided for, from the Date of the Bonds until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions of this Indenture, whether upon maturity, redemption or otherwise.

The Bonds shall mature on the Maturity Date.

(b) Interest Rates on the Bonds. Except with respect to the Dutch Auction Rate, during each Interest Period for each Interest Rate Mode, the interest rate or rates for the Bonds shall be determined in accordance with Section 2.02(c) and shall be payable on an Interest Payment Date for such Interest Period; provided that the interest rate or rates borne by the Bonds shall not exceed the lesser of (i) twelve percent (12%) per annum and (ii) so long as the Bonds are entitled to the benefit of a Credit Facility, the maximum interest rate specified in the Credit Facility. Interest on Bonds while they accrue interest at the Daily Rate, Weekly Rate or Commercial Paper Rate shall be computed upon the basis of a 365- or 366-day year, as applicable, for the actual number of days elapsed. Interest on Bonds while they accrue interest at the Dutch Auction Rate shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest on Bonds while they accrue interest at the Semi-Annual Rate, Annual Rate, Two-Year Rate, Three-Year Rate, Five-Year Rate or Long-Term Rate shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months. Each Bond shall bear interest on overdue principal and, to the extent permitted by law, on overdue interest at the rate borne by such Bond on the day before the default or Event of Default occurred, provided that if the Interest Rate Mode was then the Commercial Paper Rate, the default rate for all of the Bonds shall be equal to the highest interest rate then in effect for any Bond.

(c) Interest Rate Modes. The initial Interest Rate Mode for the Bonds shall be the Weekly Rate for an initial Weekly Rate Period and initially bearing interest at the rate of 3.48% per annum commencing as of the Date of the Bonds. The Bonds shall bear interest at the Weekly Rate stated above and thereafter at the Weekly Rate (until Conversion to a different Interest Rate Mode as provided in Section 2.02(e)) determined as set forth in this Section 2.02(c). At any one time, portions of the Bonds in authorized denominations may be in different Interest Rate Modes (including different Long-Term Rate Periods) and the provisions of this Indenture shall apply with respect to the Interest Rate Mode for each such portion.

Except for the Dutch Auction Rate, which shall be determined in accordance with Section 2.12, interest rates on (and, if the Interest Rate Mode is the Commercial Paper Rate, Commercial Paper Rate Periods for) Bonds shall be determined as follows:

(i) (A) If the Interest Rate Mode for Bonds is the Commercial Paper Rate, the interest rate on a Bond for a specific Commercial Paper Rate Period shall be the rate established by the Remarketing Agent no later than 12:30 p.m. (New York City time) on the first day of that Commercial Paper Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent taking into account then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bond on that day at a price equal to the principal amount thereof.

(B) Each Commercial Paper Rate Period applicable for a Bond shall be determined separately by the Remarketing Agent on or prior to the first day of such Commercial Paper Rate Period as being the Commercial Paper Rate Period permitted hereunder which, in the judgment of the Remarketing Agent, taking into account then Prevailing Market Conditions, will with respect to such Bond be the period which, if implemented on such day, would result in the Remarketing Agent being able to remarket the Bonds at the principal amount thereof at the lowest rate then available and for the longest Commercial Paper Rate Period available hereunder at such rate, provided that on such determination date, if the Remarketing Agent determines that the current or anticipated future market conditions or anticipated future events are such that a different Commercial Paper Rate Period would result in a lower average interest cost on such Bond over the succeeding twelve (12) month period, then the Remarketing Agent shall select the Commercial Paper Rate Period which in the judgment of the Remarketing Agent would permit such Bond to achieve such lower average interest cost. Each Commercial Paper Rate Period shall be from one day to 270 days in length, shall end on a day preceding a Business Day and, if a Credit Facility is then in effect, shall not be longer than a period equal to the maximum number of days’ interest coverage provided by such Credit Facility minus fifteen days and if such 15th day is not a Business Day, then the immediately preceding Business Day.

(C) Notwithstanding subsection (B) above:

(1)  if a Credit Facility is in effect and if no Alternate Credit Facility has taken effect, no new Commercial Paper Rate Period shall be established for any Bond unless the last Interest Payment Date for such Commercial Paper Rate Period occurs at least 15 days prior to the expiration, termination or cancellation of the then current Credit Facility;

(2)  if the Company has previously determined to convert the Interest Rate Mode for any Bonds from the Commercial Paper Rate, no new Commercial Paper Rate Period for any such Bond to be converted shall be established unless the last day of such Commercial Paper Rate Period occurs prior to the Conversion Date;

(3)  no Commercial Paper Rate Period may be established after the making of a determination requiring mandatory redemption of all Bonds pursuant to Section 9.01(b) unless the Remarketing Agent discloses such determination to the purchaser (and evidence of the making of each such disclosure shall be furnished to the Trustee, the Issuer and the Company prior to the establishment of such Commercial Paper Rate Period) and unless the last day of such Commercial Paper Rate Period occurs prior to the redemption date;

(4)  the Commercial Paper Rate Period for any Bond held by the Tender Agent pursuant to Section 5.05 shall be the period from and including the date of purchase pursuant to Section 5.01 through the next day immediately preceding a Business Day, which period will be re-established automatically until the day preceding the earliest of the Conversion to a different Interest Rate Mode, the maturity of the Bonds or the sale of such Bond pursuant to Section 5.02(b), and during such Commercial Paper Rate Period such Bond shall not bear interest but shall nevertheless remain Outstanding under this Indenture; and

(5)  if the Remarketing Agent fails to set the length of a Commercial Paper Rate Period for any Bond, a new Commercial Paper Rate Period lasting through the next day immediately preceding a Business Day (or until the earlier stated maturity of the Bonds) will be established automatically and, if in that instance the Remarketing Agent fails for whatever reason to determine the interest for such Bond, then the interest rate for such Bond for that Commercial Paper Rate Period shall be the interest rate in effect for such Bond for the preceding Commercial Paper Rate Period.

(ii) If the Interest Rate Mode for Bonds is the Daily Rate, the interest rate on such Bonds for any Business Day shall be the rate established by the Remarketing Agent no later than 9:30 a.m. (New York City time) on such Business Day as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such Business Day at a price equal to the principal amount thereof, plus accrued interest, if any, thereon as of such day. For any day which is not a Business Day or if the Remarketing Agent does not give notice of a change in the interest rate, the interest rate on Bonds in the Daily Rate shall be the interest rate for such Bonds in effect for the next preceding Business Day.

(iii) If the Interest Rate Mode for Bonds is the Weekly Rate, the interest rate on such Bonds for a particular Weekly Rate Period shall be the rate established by the Remarketing Agent no later than 5:00 p.m. (New York City time) on the day preceding the first day of such Weekly Rate Period, or, if such preceding day is not a Business Day, on the next succeeding Business Day, as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such first day at a price equal to the principal amount thereof, plus accrued interest, if any, thereon.

(iv) If the Interest Rate Mode for Bonds is the Semi-Annual Rate, the interest rate on such Bonds for a particular Semi-Annual Rate Period shall be the rate established by the Remarketing Agent no later than 12:00 noon (New York City time) on the Business Day preceding the first day of such Semi-Annual Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such first day at a price equal to the principal amount thereof.

(v) If the Interest Rate Mode for Bonds is the Annual Rate, the interest rate on such Bonds for a particular Annual Rate Period shall be the rate of interest established by the Remarketing Agent no later than 12:00 noon (New York City time) on the Business Day preceding the first day of such Annual Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such first day at a price equal to the principal amount thereof.

(vi) If the Interest Rate Mode for Bonds is the Long-Term Rate, the interest rate on such Bonds for a particular Long-Term Rate Period shall be the rate established by the Remarketing Agent no later than 12:00 noon (New York City time) on the Business Day preceding the first day of such Long-Term Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such first day at a price equal to the principal amount thereof.

(vii) If the Interest Rate Mode for Bonds is the Two-Year Rate, the interest rate on such Bonds for a particular Two-Year Rate Period shall be the rate established by the Remarketing Agent no later than 12:00 noon (New York City time) on the Business Day preceding the first day of such Two-Year Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such first day at a price equal to the principal amount thereof.

(viii) If the Interest Rate Mode for Bonds is the Three-Year Rate, the interest rate on such Bonds for a particular Three-Year Rate Period shall be the rate established by the Remarketing Agent no later than 12:00 noon (New York City time) on the Business Day preceding the first day of such Three-Year Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such first day at a price equal to the principal amount thereof.

(ix) If the Interest Rate Mode for Bonds is the Five-Year Rate, the interest rate on such Bonds for a particular Five-Year Rate Period shall be the rate established by the Remarketing Agent no later than 12:00 noon (New York City time) on the Business Day preceding the first day of such Five-Year Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, taking into account the then Prevailing Market Conditions, to enable the Remarketing Agent to sell such Bonds on such first day at a price equal to the principal amount thereof.

(x) The Remarketing Agent shall provide the Trustee, the Paying Agent, the Tender Agent and the Company with Electronic Notice of each interest rate determined under this Section 2.02(c) and, in addition, if the Interest Rate Mode for Bonds is the Commercial Paper Rate, all Commercial Paper Rate Periods, by the times set forth for the corresponding Interest Rate Modes in Section 5.02(c).

(xi) In the event that the interest rate on a Bond is not or cannot be determined by the Remarketing Agent for whatever reason pursuant to (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix) above, the Interest Rate Mode of such Bond shall be converted automatically to the Weekly Rate (without the necessity of complying with the requirements of Section 2.02(e), including, but not limited to, the requirement of mandatory purchase) and the Weekly Rate shall be equal to the Municipal Index; provided that if any of such Bonds are then in a Two-Year Rate Period, Three-Year Rate Period, Five-Year Rate Period or Long-Term Rate Period, such Bonds shall bear interest at a Weekly Rate, but only if there is delivered to the Issuer, the Trustee, the Tender Agent, the Credit Facility Issuer, the Company and the Remarketing Agent an opinion of Bond Counsel to the effect that so determining the interest rate to be borne by Bonds at a Weekly Rate is authorized or permitted by the Act and will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes. If such opinion is not delivered, such Bonds will bear interest for a Rate Period of the same length as the immediately preceding Rate Period at the interest rate which was in effect for the preceding Rate Period (or, if shorter, a Rate Period ending on the day before the Maturity Date). Anything in this Section 2.02(c)(xi) to the contrary notwithstanding, if a Credit Facility is then in effect, the Rate Period determined shall not extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.

(d) Long-Term Rate Periods.

(i) Selection of Long-Term Rate Period. The Long-Term Rate Period for any Bonds shall be established by the Company in the notice given pursuant to Section 2.02(e) (the first such Long-Term Rate Period commencing on the Conversion Date for Bonds to a Long-Term Rate) and thereafter each successive Long-Term Rate Period for such Bonds shall be the same as that so established by the Company until a different Long-Term Rate Period is specified by the Company in accordance with this Section or until the occurrence of a Conversion Date for such Bonds or the maturity of the Bonds. Each Long-Term Rate Period shall be more than one year in duration, shall be for a period which is an integral multiple of six months, and shall end on the day next preceding an Interest Payment Date; provided that if a Long-Term Rate Period commences on a day other than a June 1 or a December 1, such Long-Term Rate Period may be for a period which is not an integral multiple of six months but shall be of a duration as close as possible to (but not in excess of) such Long-Term Rate Period established by the Company and shall terminate on a day preceding an Interest Payment Date and each successive Long-Term Rate Period thereafter for such Bonds shall be for the full period established by the Company until a different Long-Term Rate Period is specified by the Company in accordance with this Section or until the occurrence of a Conversion Date or the maturity of the Bonds; and further provided that no Long-Term Rate Period shall extend beyond the final Maturity Date of the Bonds. Anything in this Section 2.02(d) to the contrary notwithstanding, if a Credit Facility is then in effect, no Long-Term Rate Period shall extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.

(ii) Change of Long-Term Rate Period. The Company may change Bonds from one Long-Term Rate Period to another Long-Term Rate Period (provided that the portion thereof not changed to another Long-Term Rate Period shall also be in authorized denominations) on any Business Day on which such Bonds are subject to optional redemption pursuant to Section 9.01(a)(viii) by notifying the Issuer, the Trustee, the Paying Agent, the Credit Facility Issuer, the Tender Agent and the Remarketing Agent at least four Business Days prior to the thirtieth day prior to the proposed effective date of the change; provided that, if a Credit Facility is then in effect, the Company shall not be entitled to elect a change in the Long-Term Rate Period on a date on which the purchase price determined under Section 5.01(b)(i) includes any premium unless the Trustee has received written confirmation from the Credit Facility Issuer, on or before the date on which the Bond Registrar must provide notice of such change to the Bondholders under

Section 2.02(d)(iii), that it can draw under a Credit Facility on the proposed effective date of the change in an aggregate amount sufficient to enable the Tender Agent to pay the premium due upon the mandatory purchase of such Bonds on such proposed effective date pursuant to Section 5.01(b)(i). Such notice shall specify (A) the aggregate principal amount of Bonds to be changed to a new Long-Term Rate Period, (B) the information required to be contained in the notice given by the Bond Registrar to the Bondholders pursuant to Section 2.02(d)(iii), (C) that the last day of such new Long-Term Rate Period shall be the earlier of the day before the Maturity Date of the Bonds or the day immediately preceding any June 1 or December 1, and which is more than one year after the effective date of such change, (D) the purchase price for Bonds determined under Section 5.01(b)(i), and (E) if such change is conditional, the interest rate limitations. Any change by the Company of the Long-Term Rate Period may be conditional upon the establishment of an interest rate within certain limits chosen by the Company. The Remarketing Agent shall establish what would be the interest rate for the proposed Long-Term Rate Period as required by Section 2.02(c)(vi). If the interest rate established by the Remarketing Agent is not within the limits chosen by the Company, then the change in the Long-Term Rate Period may be cancelled by the Company, in which case the Company’s notice thereof shall be of no effect and no such change shall occur. Notwithstanding the foregoing, no change in the Long-Term Rate Period shall be effective unless the Credit Facility, if any, held or to be held by the Trustee after such change in the Long-Term Rate Period shall extend for the length of such Long-Term Rate Period plus fifteen (15) days.

(iii) Notice of Change in Long-Term Rate Period. The Bond Registrar shall notify the affected Bondholders of any change in the Long-Term Rate Period pursuant to Section 2.02(d)(ii) by first class mail, postage prepaid, at least 30 but not more than 60 days before the effective date of such change. The notice will state:

(A) that there is to be a new Long-Term Rate Period; and

(B) the effective date of and the end of the new Long-Term Rate Period and that, on such effective date, Bonds will be purchased (and the purchase price therefor) and that if any owner shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Tender Agent for purchase on said date, and if the Tender Agent is in receipt of the purchase price therefor, any such Bond not delivered shall nevertheless be deemed purchased on such effective date and shall cease to accrue interest on and from such date.

(iv) Cancellation of Change in Long-Term Period. Notwithstanding any provision of this Section 2.02(d), the Long-Term Rate Period shall not be changed if: (A) the Remarketing Agent has not determined the interest rate for the new Long-Term Rate Period in accordance with this Section 2.02 or (B) all of the Bonds that are to be purchased pursuant to Section 5.01(b) are not remarketed or sold by the Remarketing Agent or (C) if such change is cancelled by the Company as provided in Section 2.02(d)(ii) above. If such change fails to occur, the Bonds shall be converted automatically to the Weekly Rate and the interest rate shall be equal to the Municipal Index; provided the Bonds shall bear interest at a Weekly Rate only if there is delivered to the Issuer, the Trustee, the Tender Agent, the Credit Facility Issuer, the Company and the Remarketing Agent, an opinion of Bond Counsel to the effect that determining the interest rate to be borne by such Bonds at a Weekly Rate by the Remarketing Agent on such date is authorized or permitted by the Act and will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes. If the opinion of Bond Counsel is not delivered on the proposed effective date of such change, the Bonds will bear interest for a Long-Term Rate Period of the same length as the Long-Term Rate Period in effect prior to the proposed change at a rate of interest determined by the Remarketing Agent on the proposed effective date of such change (or, if shorter, the Long-Term Rate Period ending on the date before the Maturity Date). If the proposed change of the Long-Term Rate Period is cancelled as provided in this paragraph, any mandatory purchase of such Bonds will remain effective. Anything in this Section 2.02(d)(iv) to the contrary notwithstanding, if a Credit Facility is then in effect, the Rate Period determined upon a cancellation of a change in the Long-Term Rate Period shall not extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.

(e) Conversion of Interest Rate Mode.

(i) Method of Conversion. The Interest Rate Mode for Bonds is subject to Conversion to a different Interest Rate Mode (provided that the portion thereof not converted shall also be in authorized denominations) from time to time by the Company, such right to be exercised by notifying the Issuer, the Trustee, the Paying Agent, the Credit Facility Issuer, the Tender Agent, the Remarketing Agent and, in the case of a Conversion to or from the Commercial Paper Rate, the Bond Registrar at least four Business Days prior to (x) in the cases of Conversion to or from the Two-Year Rate, the Three-Year Rate, the Five-Year Rate or the Long-Term Rate, the thirtieth day prior to the effective date of such proposed Conversion and (y) in all other cases, the fifteenth day prior to such proposed effective date; provided that, in any event, with respect to Conversion from the Commercial Paper Rate, the effective date of such Conversion may not occur until the latest Interest Payment Date relating to the Commercial Paper Rate Period then in effect for the Bonds to be converted, and, provided further, that no new Commercial Paper Rate Period for such Bonds may be established subsequent to such notice which would have an Interest Payment Date later than the proposed date of Conversion; and provided, further, that, if a Credit Facility is then in effect, the Company shall not be entitled to elect to convert Bonds to a different Interest Rate Mode on a date on which the purchase price determined under Section 5.01(b)(i) includes any premium, unless the Trustee has received written confirmation, on or before the date on which the Bond Registrar must provide notice of such Conversion to Bondholders under Section 2.02(e)(iii), from the Credit Facility Issuer that it can draw under the Credit Facility on the proposed effective date of the Conversion in an aggregate amount sufficient to enable the Tender Agent to pay any premium due upon any mandatory purchase of Bonds on such proposed effective date pursuant to Section 5.01(b)(i). Such notice shall specify (A) the effective date of such Conversion and the information required by Section 2.02(e)(iii), (B) the proposed Interest Rate Mode, (C) if such Conversion is conditional, the interest rate limitations, and (D) if the Conversion is to the Long-Term Rate, the duration of the Long-Term Rate Period and the information required pursuant to Section 2.02(d)(iii). In addition, in the case of a Conversion to the Two-Year Rate, the Three-Year Rate, the Five-Year Rate or the Long-Term Rate from the Daily Rate, Weekly Rate, Commercial Paper Rate, Semi-Annual Rate or Annual Rate, as the case may be, or any Conversion to the Daily Rate, Weekly Rate, Commercial Paper Rate, Semi-Annual Rate or Annual Rate from the Two-Year Rate, the Three-Year Rate, the Five-Year Rate or the Long-Term Rate, or any Conversion to or from the Dutch Auction Rate, the notice must be accompanied by an opinion of Bond Counsel stating such Conversion is authorized or permitted by the Act and is authorized by this Indenture and will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes. Any Conversion by the Company of the Interest Rate Mode to the Semi-Annual Rate, the Annual Rate, the Two-Year Rate, the Three-Year Rate, the Five-Year Rate or the Long-Term Rate may be conditional upon the establishment of an initial interest rate determined for such Interest Rate Mode within certain limits chosen by the Company. The Remarketing Agent shall establish what would be the interest rate for the proposed Interest Rate Mode in accordance with Section 2.02(c). If the interest rate established by the Remarketing Agent is not within the limits chosen by the Company, then such Conversion may be cancelled by the Company by telephonic notice (to be confirmed in writing) to the Trustee, the Credit Facility Issuer, the Tender Agent and the Remarketing Agent by the close of business on the day on which the interest rate has been determined, in which case, the Company’s notice of Conversion shall be of no effect and the Conversion shall not occur.

(ii) Limitations. Any Conversion of the Interest Rate Mode for the Bonds pursuant to paragraph (i) above must comply with the following:

(A) the Conversion Date must be a date on which the Bonds are subject to optional redemption pursuant to Section 9.01(a);

(B) if the proposed Conversion Date would not be an Interest Payment Date except for such Conversion, the Conversion Date must be a Business Day;

(C) if the Conversion is from a Dutch Auction Rate Period, the Conversion Date must be the last Interest Payment Date in respect of that Dutch Auction Rate Period;

(D) if the Conversion is from the Commercial Paper Rate, (1) the Conversion Date shall be no earlier than the latest Interest Payment Date established for the Bonds prior to the giving of notice to the Remarketing Agent of the proposed Conversion and (2) no further Interest Payment Date may be established for such Bonds while the Interest Rate Mode is then the Commercial Paper Rate if such Interest Payment Date would occur after the effective date of that Conversion;

(E) after a determination is made requiring mandatory redemption of all Bonds pursuant to Section 9.01(b), no change in the Interest Rate Mode may be made prior to the redemption of Bonds pursuant to Section 9.01(b); and

(F) the Credit Facility, if any, held or to be held by the Trustee after Conversion (1) must cover the principal of and interest (computed on the basis of a 365-day year for the Daily Rate, the Weekly Rate and the Commercial Paper Rate, on the basis of a 360-day year for the Dutch Auction Rate, and on the basis of a 360 day year consisting of twelve 30-day months for the Semi-Annual Rate, the Annual Rate, the Two-Year Rate, the Three-Year Rate, the Five-Year Rate and the Long-Term Rate) which will accrue on the Outstanding Bonds for the maximum permitted period between the Interest Payment Dates for the proposed Interest Rate Mode plus at least one (1) day and, (2) in the case of the Semi-Annual Rate, the Annual Rate, the Two-Year Rate, the Three-Year Rate, the Five-Year Rate and the Long-Term Rate, must extend for the entire length of such Rate Period, plus fifteen (15) days.

(iii) Notice to Bondholders of Conversion of Interest Rate. The Bond Registrar shall notify the affected Bondholders of each Conversion by first class mail, postage prepaid, at least fifteen (15) days but not more than thirty (30) days before the Conversion Date if the Interest Rate Mode is the Commercial Paper Rate, the Dutch Auction Rate, the Daily Rate, the Weekly Rate, the Semi-Annual Rate or the Annual Rate and at least thirty (30) days but not more than sixty (60) days before the Conversion Date if the Interest Rate Mode is the Two-Year Rate, the Three-Year Rate, the Five-Year Rate or the Long-Term Rate. The notice shall state:

(A) that the Interest Rate Mode will be converted and what the new Interest Rate Mode will be;

(B) the Conversion Date; and

(C) (1) that Bonds will be subject to mandatory purchase on the Conversion Date in accordance with Section 5.01(b), (2) the purchase price, and (3) that if any owner shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Tender Agent on the Conversion Date, and if the Tender Agent is in receipt of the purchase price therefor, such Bond not delivered shall nevertheless be purchased on the Conversion Date and shall cease to accrue interest on and from such date.

If the Conversion is to the Long-Term Rate, the notice will also state the information required by Section 2.02(d)(iii).

(iv) Cancellation of Conversion of Interest Rate Mode. Notwithstanding any provision of this Section 2.02, the Interest Rate Mode for Bonds shall not be converted if: (A) the Remarketing Agent has not determined the initial interest rate for the new Interest Rate Mode in accordance with this Section 2.02 or (B) all of the Bonds that are to be purchased pursuant to Section 5.01(b) are not remarketed or sold by the Remarketing Agent or (C) the Conversion is cancelled by the Company as provided in Section 2.02(e)(i) above or (D) in the case of a Conversion requiring an opinion of Bond Counsel, the Trustee shall have received written notice from Bond Counsel prior to the opening of business at the Designated Office of the Trustee on the effective date of Conversion that the opinion of such Bond Counsel required under Section 2.02(e)(i) has been rescinded. If such Conversion fails to occur, such Bonds in the Dutch Auction Rate shall remain in the Dutch Auction Rate and such Bonds in any other Interest Rate Mode shall be converted automatically to the Weekly Rate and the interest rate shall be equal to the Municipal Index; provided that if any of the Bonds are then in a Two-Year Rate Period, Three-Year Rate Period, Five-Year Rate Period or Long-Term Rate Period such Bonds shall bear interest at a Weekly Rate but only if there is delivered to the Issuer, the Trustee, the Tender Agent, the Credit Facility Issuer, the Company and the Remarketing Agent, an opinion of Bond Counsel to the effect that determining the interest rate to be borne by such Bonds at a Weekly Rate by the Remarketing Agent on the failed Conversion Date is authorized or permitted by the Act and will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes. If the opinion of Bond Counsel described in the preceding sentence is not delivered on the failed Conversion Date, such Bonds shall bear interest for a Rate Period of the same type and of substantially the same length as the Rate Period in effect for such Bonds prior to the failed Conversion Date at a rate of interest determined by the Remarketing Agent on the failed Conversion Date (or if shorter, a Rate Period ending on the date before the Maturity Date). If the proposed Conversion of Bonds is cancelled as provided in this paragraph, any mandatory purchase of Bonds shall nevertheless be effective and such Bonds shall bear interest as provided in the two preceding sentences. Anything in this Section 2.02(e)(iv) to the contrary notwithstanding, if a Credit Facility is then in effect, the Rate Period determined upon a failed Conversion shall not extend beyond the remaining term of such Credit Facility minus fifteen (15) days and if such fifteenth day is not a Business Day, then the immediately preceding Business Day.

(f) Binding Effect of Determination and Computations. The determination of each interest rate in accordance with the terms of this Indenture shall be conclusive and binding upon the owners of the Bonds, the Issuer, the Company, the Trustee, each Paying Agent, the Tender Agent, the Remarketing Agent and the Credit Facility Issuer, if any.

(g) Further Restriction on any Conversion or Change in Long-Term Rate. Notwithstanding anything else herein to the contrary, any Conversion, or any change from any Long-Term Rate Period to another Long-Term Rate Period, which would result in the same Credit Facility being in effect for only a portion of the Bonds, shall not be permitted.

Section 2.03. Registered Bonds Required; Bond Registrar and Bond Register. All Bonds shall be issued in fully registered form. The Bonds shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture.

The Issuer shall designate a Person to act as Bond Registrar for the Bonds, provided that the Bond Registrar appointed shall be either the Trustee or a Person which would meet the requirements for qualification as a Trustee imposed by Section 12.13. The Issuer hereby appoints the Trustee as the initial Bond Registrar and Authenticating Agent in respect of the Bonds. Any other Person undertaking to act as Bond Registrar in respect of the Bonds shall first execute a written agreement, in form satisfactory to the Trustee, to perform the duties of a Bond Registrar and Authenticating Agent under this Indenture, which agreement shall be filed with the Trustee.

The Bond Registrar shall act as registrar and transfer agent for the Bonds. The Issuer shall cause to be kept at an office of the Bond Registrar the Bond Register in which, subject to such reasonable regulations as it or the Bond Registrar may prescribe, the Issuer shall provide for the registration of the Bonds and for the registration of transfers of the Bonds. The Issuer shall cause the Bond Registrar to designate, by a written notification to the Trustee, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept. The Designated Office of the Trustee shall be deemed to be such office at such times as the Trustee is acting as Bond Registrar.

The Bond Registrar shall, in any case where it is not also the Trustee, forthwith following each Regular Record Date and at any other time as may be reasonably requested by the Trustee, the Tender Agent and the Remarketing Agent certify and furnish to the Trustee, the Tender Agent and the Remarketing Agent and to the Paying Agent, the names, addresses, and holdings of Bondholders and any other relevant information reflected in the Bond Register, and the Trustee, the Tender Agent and the Remarketing Agent and any such Paying Agent shall for all purposes be fully entitled to rely upon the information so furnished to them and shall have no liability or responsibility in connection with the preparation thereof.

Section 2.04. Registration, Transfer and Exchange. As provided in Section 2.03, the Issuer shall cause a Bond Register for the Bonds to be kept at the designated office of the Bond Registrar. Subject to the limitations set forth in Section 2.11 with respect to Bonds held in a Book-Entry System, upon surrender for transfer of any Bond at such office, the Issuer shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees a new Bond or Bonds in the same Interest Rate Mode of authorized denomination or denominations in the aggregate principal amount which the transferee is entitled to receive. In addition, if such Bond bears interest at the Commercial Paper Rate, the Bond Registrar will make the appropriate insertions on the face of the Bond.

Subject to the limitations set forth in Section 2.11 with respect to Bonds held in a Book-Entry System, at the option of the Bondholder, Bonds may be exchanged for other Bonds in the same Interest Rate Mode and in any authorized denomination, of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at any such office or agency. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

All Bonds presented for transfer, exchange or redemption (if so required by the Issuer or the Trustee), shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature or medallion stamp satisfactory to the Trustee, duly executed by the registered owner or by his duly authorized attorney.

No service charge shall be made for any exchange, transfer, registration or discharge from registration of Bonds, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Neither the Issuer nor the Bond Registrar on behalf of the Issuer shall be required (i) to register the transfer of or exchange any Bond during a period beginning at the opening of business fifteen (15) days before the day of mailing of a notice of redemption of Bonds selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Bond so selected for redemption in whole or in part, or (iii) other than pursuant to Article V, to register any transfer of or exchange any Bond with respect to which the owner has submitted a demand for purchase in accordance with Section 5.01(a) or which has been purchased pursuant to Section 5.01(b).

New Bonds delivered upon any transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Bonds surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.

Section 2.05.  Authentication; Authenticating Agent. No Bond shall be valid for any purpose until the certificate of authentication shall have been duly executed by the manual signature of a duly authorized signatory of the Trustee, and such authentication shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the holder thereof is entitled to the benefit of the trust hereby created.

In the event the Bond Registrar is other than the Trustee, the Trustee may appoint the Bond Registrar as an Authenticating Agent with the power to act on the Trustee’s behalf and subject to its direction in the authentication and delivery of Bonds in connection with transfers and exchanges under Sections 2.03 and 2.04, and the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall, for all purposes of this Indenture, be deemed to be the authentication and delivery “by the Trustee”. The Trustee shall, however, itself authenticate all Bonds upon their initial issuance and any Bonds issued in substitution for other Bonds pursuant to Sections 2.09 and 2.11. The Company shall pay to any Authenticating Agent reasonable compensation for its services.

Any corporation or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or association succeeding to all or substantially all the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation or association is otherwise eligible under this Section, without the execution or filing of any document or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation or association.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Issuer and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer and the Company and shall mail notice of such appointment to all holders of Bonds as the names and addresses of such holders appear on the Bond Register.

Section 2.06.  Payment of Principal and Interest; Interest Rights Preserved. Subject to the provisions of this Section 2.06, principal or redemption price of and interest on the Bonds shall be payable, without deduction for the services of any Paying Agent (a) on any Bond held in a Book-Entry System, in same day funds (i) in the case of principal or redemption price of such Bond, by check or wire transfer delivered or transmitted to the Depository or its authorized representative when due, upon presentation and surrender of such Bond at the Designated Office of the Trustee or at the office, designated by the Trustee, of any other Paying Agent, except as otherwise provided pursuant to an agreement under this Section 2.06, and (ii) in the case of interest on such Bond, delivered or transmitted on any Interest Payment Date to the Depository or its nominee that was the Holder of that Bond at the close of business on the Regular Record Date applicable to that Interest Payment Date; and (b) on any Bond not in a Book-Entry System, in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts (i) in the case of principal or redemption price of such Bond, when due, upon presentation and surrender of such Bond at the Designated Office of the Trustee or at the office, designated by the Trustee, of any other Paying Agent and (ii) in the case of interest on such Bond, on each Interest Payment Date by check mailed on that date to the address of the Person entitled thereto as such address appears on the Bond Register; provided that if the Interest Rate Mode is the Commercial Paper Rate, the Dutch Auction Rate, the Daily Rate or the Weekly Rate, interest payable on any Bond shall, at the written request of the registered owner, received by the Bond Registrar at least one Business Day prior to the applicable Record Date (or on or prior to an Interest Payment Date if the Interest Rate Mode is the Commercial Paper Rate), be payable to the registered owner in immediately available funds by wire transfer to a bank account of such registered owner within the United States or by deposit into a bank account maintained with a Paying Agent, in either case, to the bank account number of such owner specified in such request and entered by the Bond Registrar on the Bond Register; provided further, however, that if the Interest Rate Mode is the Commercial Paper Rate, interest on any Bond payable on the Interest Payment Date following the end of the Commercial Paper Rate Period shall be paid only upon presentation and surrender of such Bond at the Designated Office of the Paying Agent.

Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond is registered at the close of business on the Regular Record Date for such interest. Any interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered owner on the relevant Regular Record Date by virtue of having been such owner, and such Defaulted Interest shall be paid, pursuant to Section 11.10, to the registered owner in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such Special Record Date to be not more than 15 nor less than 10 days prior to the date of proposed payment. The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder, at such Bondholder’s address as it appears in the Bond Register, not less than 10 days prior to such Special Record Date.

Subject to the foregoing provisions of this Section 2.06, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

Notwithstanding any provision of this Indenture or of any Bond, the Trustee may enter into an agreement with any holder of at least $1,000,000 aggregate principal amount of the Bonds providing for making any or all payments to that holder of principal or redemption price of and interest on that Bond or any part thereof (other than any payment of the entire unpaid principal amount thereof) at a place and in a manner other than as provided in this Indenture and in the Bond, without presentation or surrender of the Bond, upon any conditions that shall be satisfactory to the Trustee and the Company; provided that payment in any event shall be made to the Person in whose name a Bond shall be registered on the Bond Register,

(i) as to principal or redemption price of any Bond, on the date on which the principal or redemption price is due; and

(ii) as to interest on any Bond, on the applicable Regular Record Date or Special Record Date, as the case may be.

The Trustee will furnish a copy of each of those agreements, certified to be true and correct by a signatory of the Trustee, to the Bond Registrar and the Company. Any payment of principal, redemption price or interest pursuant to such an agreement shall constitute payment thereof pursuant to, and for all purposes of, this Indenture.

Section 2.07. Persons Deemed Owners. The Issuer, the Trustee, any Paying Agent, the Bond Registrar, the Tender Agent and any Authenticating Agent may deem and treat the Person in whose name any Bond is registered as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Issuer, the Trustee, the Paying Agent, the Bond Registrar, the Tender Agent or the Authenticating Agent) for the purpose of receiving payment of or on account of the principal or redemption price of, and (subject to Section 2.06) interest on, such Bond, and for all other purposes, and neither the Issuer, the Trustee, any Paying Agent, the Tender Agent, the Bond Registrar, nor any Authenticating Agent shall be affected by any notice to the contrary. All such payments so made to any such registered owner, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

Section 2.08. Execution. The Bonds shall be executed by the manual or facsimile signatures of the Chairman and Vice-Chairman of the Issuer, and the corporate seal of the Issuer shall be affixed thereto or printed thereon and attested, manually or by facsimile signature, by the Secretary-Treasurer of the Issuer.

Bonds executed as above provided may be issued and shall, upon written request of the Issuer, be authenticated by the Trustee, notwithstanding that any officer signing such Bonds or whose facsimile signature appears thereon shall have ceased to hold office at the time of issuance or authentication or shall not have held office at the Date of the Bonds.

Section 2.09. Mutilated, Destroyed, Lost or Stolen Bonds. If any Bond shall become mutilated, the Issuer shall execute, and the Authenticating Agent shall thereupon authenticate and deliver, a new Bond of like tenor and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Authenticating Agent of such mutilated Bond for cancellation, and the Issuer, the Company, the Authenticating Agent and the Trustee may require reasonable indemnity therefor. If any Bond shall be reported lost, stolen or destroyed, evidence as to the ownership thereof and the loss, theft or destruction thereof shall be submitted to the Authenticating Agent; and if such evidence shall be satisfactory to the Issuer, the Company and the Trustee and indemnity satisfactory to them shall be given, the Issuer shall execute, and thereupon the Authenticating Agent shall authenticate and deliver, a new Bond of like tenor and denomination bearing the same number as the original Bond but carrying such additional marking as will enable the Authenticating Agent to identify such Bond as a replacement Bond. The cost of providing any replacement Bond under the provisions of this Section shall be borne by the Bondholder for whose benefit such replacement Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Issuer may pay to the owner the principal amount of such Bond upon the maturity thereof and the compliance with the aforesaid conditions by such owner, without the issuance of a substitute Bond therefore.

Every replacement Bond issued pursuant to this Section 2.09 shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

All Bonds shall be owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary.

Section 2.10. Cancellation and Disposal of Surrendered Bonds. Bonds surrendered for payment or redemption, and Bonds purchased from any moneys held by the Trustee hereunder or surrendered to the Trustee by the Company, shall be canceled and disposed of by the Trustee in accordance with its customary procedures, and the Trustee shall thereupon deliver to the Issuer a certificate as to such Bonds so disposed of.

Section 2.11.  Book-Entry System.

(a) Notwithstanding the foregoing provisions of this Article II, the Bonds shall initially be issued in the form of one typewritten fully registered Bond, without coupons, for the aggregate principal amount of the Bonds, which Bonds shall be registered in the name of Cede & Co. as nominee of DTC. Except as provided in Section 2.11(g), all Bonds shall be registered in the registration books kept by the Bond Registrar in the name of Cede & Co., as nominee of DTC; provided that if DTC shall request that the Bonds be registered in the name of a different nominee, the Trustee shall exchange all or any portion of the Bonds for an equal aggregate principal amount of Bonds registered in the name of such nominee or nominees of DTC. No Person other than DTC or its nominee shall be entitled to receive from the Issuer or the Trustee either a Bond or any other evidence of ownership of the Bonds, or any right to receive any payment in respect thereof unless DTC or its nominee shall transfer record ownership of all or any portion of the Bonds on the registration books maintained by the Bond Registrar, in connection with discontinuing the book entry system as provided in Section 2.11(g) or otherwise.

(b) So long as the Bonds or any portion thereof are registered in the name of DTC or any nominee thereof, all payments of the principal, purchase price or redemption price of or interest on such Bonds shall be made to DTC or its nominee in same day funds on the dates provided for such payments under this Indenture. Each such payment to DTC or its nominee shall be valid and effective to fully discharge all liability of the Issuer or the Trustee with respect to the principal or redemption price of or interest on the Bonds to the extent of the sum or sums so paid. In the event of the redemption of less than all of the Bonds Outstanding, the Trustee shall not require surrender by DTC or its nominee of the Bonds so redeemed, but DTC or its nominee may retain such Bonds and make an appropriate notation on the Bond certificate as to the amount of such partial redemption; provided that, in each case the Trustee shall request, and DTC shall deliver to the Trustee, a written confirmation of such partial redemption and thereafter the records maintained by the Trustee shall be conclusive as to the amount of the Bonds which have been redeemed.

(c) The Issuer, the Trustee and the Company may treat DTC or its nominee as the sole and exclusive owner of the Bonds registered in its name for the purposes of payment of the principal or redemption price of, purchase price of, or interest on the Bonds, selecting the Bonds or portions thereof to be redeemed, giving any notice permitted or required to be given to Bondholders under this Indenture, registering the transfer of Bonds, obtaining any consent or other action to be taken by Bondholders and for all other purposes whatsoever; and none of the Issuer, the Trustee or the Company shall be affected by any notice to the contrary. None of the Issuer, the Trustee or the Company shall have any responsibility or obligation to any participant in DTC, any Person claiming a beneficial ownership interest in the Bonds under or through DTC or any such participant, or any other Person which is not shown on the registration books of the Trustee as being a Bondholder, with respect to any of the following: (i) the Bonds; or (ii) the accuracy of any records maintained by DTC or any such participant; or (iii) the payment by DTC or any such participant of any amount in respect of the principal or redemption price of, purchase price of, or interest on, the Bonds; or (iv) the delivery to any such participant or any Person claiming a beneficial ownership interest in the Bonds of any notice which is permitted or required to be given to Bondholders under this Indenture; or (v) the selection by DTC or any such participant of any Person to receive payment in the event of a partial redemption of the Bonds; or (vi) any consent given or other action taken by DTC as Bondholder.

(d) So long as the Bonds or any portion thereof are registered in the name of DTC or any nominee thereof, all notices required or permitted to be given to the Bondholders under this Indenture shall be given to DTC as provided in the Representation Letter in such form as is acceptable to the Trustee, the Issuer, the Company and DTC.

(e) In connection with any notice or other communication to be provided to Bondholders pursuant to this Indenture by the Issuer or the Trustee with respect to any consent or other action to be taken by Bondholders, DTC shall consider the date of receipt of notice requesting such consent or other action as the record date for such consent or other action, unless the Issuer or the Trustee has established a special record date for such consent or other action. The Issuer or the Trustee shall give DTC notice of such special record date not fewer than fifteen (15) calendar days in advance of such special record date to the extent possible.

(f) At or prior to the issuance of the Bonds, the Issuer and the Trustee have executed the applicable Representation Letter. Any successor Trustee shall, in its written acceptance of its duties under this Indenture, agree to take any actions necessary from time to time to comply with the requirements of the Representation Letter.

(g) Except with respect to the Dutch Auction Rate (in which case the provisions of Section 2.12(g) control), the Book-Entry System for registration of the ownership of the Bonds may be discontinued at any time if:

(A) The Issuer, the Company or the Remarketing Agent receive written notice from DTC to the effect that (1) a continuation of the requirement that all of the Bonds outstanding be registered in the registration books kept by the Trustee, as bond registrar, in the name of Cede & Co., as nominee of DTC, is not in the best interest of the beneficial owners of the Bonds, or (2) DTC is unable or unwilling to discharge its responsibilities and no substitute depository willing to undertake the functions of DTC hereunder is found which is willing and able to undertake such functions upon reasonable and customary terms; or

(B) The Trustee receives written notice from Participants (as defined by DTC rules) representing interests in the required percentage under DTC rules of the Bonds outstanding, as shown on the records of DTC (and certified to such effect by DTC), that the continuation of the Book-Entry System is either no longer desirable or is no longer in the best interest of the beneficial owners of the Bonds.

Upon occurrence of either such event, the Issuer may, at the request of the Company, attempt to establish a securities depository book-entry relationship with another securities depository. If the Issuer does not do so, or is unable to do so, and after the Issuer has notified DTC and upon surrender to the Trustee of the Bonds held by DTC, the Issuer will issue and the Trustee will authenticate and deliver the Bonds in registered certificate form in authorized denominations, at the expense of the Company, to such Persons, and in such maturities and principal amounts, as may be designated by DTC, but without any liability on the part of the Issuer, the Company or the Trustee for the accuracy of such designation. Whenever DTC requests the Issuer or the Trustee to do so, the Issuer or the Trustee shall cooperate with DTC in taking appropriate action after reasonable notice to arrange for another securities depository to maintain custody of certificates evidencing the Bonds.

(h) Anything herein to the contrary notwithstanding, so long as any Bonds are registered in the name of DTC or any nominee thereof, in connection with any purchase of Bonds upon the demand of an owner, a beneficial owner of such Bonds must give notice of its election to have its Bonds purchased, through its participant, to the Tender Agent, and shall effect delivery of the Bonds by causing DTC’s direct participant to transfer the participant’s interest in the Bonds on DTC’s records to the Tender Agent. The requirement for physical delivery of the Bonds in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Bonds are transferred by direct participants on DTC’s records.

(i) Upon any purchase of the Bonds in accordance with the terms hereof, payment of the purchase price shall be made to DTC and no surrender of certificates shall be required. Such sales shall be made through DTC participants (including the Remarketing Agent) and the new beneficial owners of such Bonds shall not receive delivery of Bond certificates. DTC shall transmit payments to DTC participants, and DTC participants shall transmit payments to beneficial owners whose Bonds were purchased pursuant to a remarketing. Neither the Issuer, the Trustee nor the Remarketing Agent is responsible for transfers of payments to DTC participants or beneficial owners. In the event of the purchase of less than all of the Bonds Outstanding, the Trustee shall not require surrender by DTC or its nominee of the Bonds so purchased for transfer, but DTC or its nominee may retain such Bonds and make an appropriate notation on its records; provided that, in each case, DTC shall deliver to the Trustee, a written confirmation of such purchase.

(j) The provisions of this Section 2.11 are further subject to the provisions of Article V relating to Pledged Bonds and the provisions of the Representation Letter.

Section 2.12.  Dutch Auction Rate Periods; Dutch Auction Rate: Auction Period.

(a) General.

(i) During any Dutch Auction Rate Period, the Bonds shall bear interest at the Dutch Auction Rate determined as set forth in this subsection (a) and in subsections (b), (c), (d), (e) and (f) of this Section 2.12. The Dutch Auction Rate for any initial Auction Period immediately after either any Conversion to a Dutch Auction Rate Period or a mandatory purchase of Bonds pursuant to Section 5.01(b)(v) hereof, shall be the rate of interest per annum determined and certified to the Trustee (with a copy to the Bond Registrar, Paying Agent and the Company) by the Market Agent on a date not later than the effective date of such Conversion or the date of such mandatory purchase, as the case may be, as the minimum rate of interest which, in the opinion of the Market Agent, would be necessary as of the date of such Conversion or the date of such mandatory purchase, as the case may be, to market Bonds in a secondary market transaction at a price equal to the principal amount thereof; provided that such interest rate shall not exceed 12% per annum. Except as otherwise provided in Section 2.02(c) with respect to the initial Auction Period and in this Section 2.12 for any other Auction Period, the Dutch Auction Rate shall be the rate of interest per annum that results from implementation of the Dutch Auction Procedures; provided that such interest rate shall not exceed 12% per annum. Except as provided below, if on any Auction Date for any reason an Auction is not held, the Dutch Auction Rate for the next succeeding Auction Period shall equal the Maximum Dutch Auction Rate on and as of such Auction Date. Determination of the Dutch Auction Rate pursuant to the Dutch Auction Procedures shall be suspended upon the occurrence of a Failure to Deposit or an Event of Default described in Section 11.01(a) or (b). Upon the occurrence of a Failure to Deposit or an Event of Default described in Section 11.01(a) or (b) on any Auction Date, no Auction will be held, all Submitted Bids and Submitted Sell Orders shall be rejected, the existence of Sufficient Clearing Bids shall be of no effect and the Dutch Auction Rate shall be equal to the Overdue Rate on the first day of each Auction Period, commencing after the occurrence of such Failure to Deposit or Event of Default to and including the Auction Period, if any, during which or commencing less than two Business Days after the earlier of (A) such Failure to Deposit or Event of Default has been cured or waived and (B) the first date on which all of the following conditions shall have been satisfied:

(A) no default shall have occurred and be continuing under any bond insurance policy then in effect for the Bonds (the satisfaction of such condition to be conclusively evidenced, absent manifest error, to each of the Trustee and the Auction Agent by a certificate of a duly authorized officer of the Bond Insurer to such effect delivered to such entity);

(B) the Bond Insurer shall have delivered to the Auction Agent an instrument, satisfactory in form and substance to the Auction Agent, containing (x) an unconditional agreement of the Bond Insurer to furnish to the Auction Agent amounts sufficient to pay all fees of the Broker-Dealers, as provided in the Broker-Dealer Agreements, and of the Auction Agent, (y) such other agreements and representations as the Auction Agent shall reasonably require and (z) a direction not to suspend, or to resume, the implementation of the Dutch Auction Procedures, as the case may be; and

(C) the Auction Agent shall have advised the Trustee that the Auction Agent has been directed by the Bond Insurer not to suspend, or to resume, the implementation of the Dutch Auction Procedures.

The Dutch Auction Rate for any Auction Period commencing after certificates representing the Bonds have been distributed pursuant to Section 2.12(g) shall be equal to the Maximum Dutch Auction Rate on each Auction Date.

(ii) Auction Periods may be changed pursuant to Section 2.12(b) at any time unless a Failure to Deposit or an Event of Default has occurred and has not been cured or waived. Each Auction Period shall be a Standard Auction Period unless a different Auction Period is established pursuant to Section 2.12(b) and each Auction Period which immediately succeeds an Auction Period that is not a Standard Auction Period shall be a Standard Auction Period unless a different Auction Period is established pursuant to Section 2.12(b).

(iii) The Market Agent shall from time to time increase any or all of the percentages set forth in the definition of “Applicable Percentage” or the percentage set forth in the definition of “Minimum Dutch Auction Rate” in order that such percentages take into account any amendment to the Code or other statute enacted by the Congress of the United States or any temporary, proposed or final regulation promulgated by the United States Treasury, after the date hereof which (a) changes or would change any deduction, credit or other allowance allowable in computing liability for any federal tax with respect to, or (b) imposes or would impose or increases or would increase any federal tax (including, but not limited to, preference or excise taxes) upon, any interest on a governmental obligation the interest on which is excludable from federal gross income under Section 103 of the Code. The Market Agent shall give notice of any such increase by means of a written notice delivered at least two Business Days prior to the Auction Date on which such increase is proposed to be effective to the Trustee, the Auction Agent, the Company and DTC.

(b) Dutch Auction Rate Period: Change of Auction Period by Issuer.

(i) During a Dutch Auction Rate Period, the Company may change the length of a single Auction Period or the Standard Auction Period by means of a written notice delivered at least 20 days but not more than 60 days prior to the Auction Date for such Auction Period to the Trustee, the Bond Insurer, the Auction Agent, the Issuer and DTC. Any Auction Period or Standard Auction Period established pursuant to this Section 2.12(b) may not exceed 364 days in duration. The length of an Auction Period or the Standard Auction Period may not be changed pursuant to this Section 2.12(b) unless Sufficient Clearing Bids existed at both the Auction immediately preceding the date the notice of such change was given and the Auction immediately preceding such changed Auction Period.

(ii) The change in length of an Auction Period or the Standard Auction Period shall take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m. (New York City time) on the Business Day immediately preceding the Auction Date for such Auction Period, a certificate from the Company on behalf of the Issuer, by telecopy or similar means, authorizing the change in the Auction Period or the Standard Auction Period, which shall be specified in such certificate, (B) the Trustee shall not have delivered to the Auction Agent by 12:00 noon (New York City time) on the Auction Date for such Auction Period notice that a Failure to Deposit has occurred, and (C) Sufficient Clearing Bids exist at the Auction on the Auction Date for such Auction Period. If the condition referred to in (A) above is not met, the Dutch Auction Rate for the next succeeding Auction Period shall be determined pursuant to the Dutch Auction Procedures and the next succeeding Auction Period shall be a Standard Auction Period. If any of the conditions referred to in (B) or (C) above is not met, the Dutch Auction Rate for the next succeeding Auction Period shall equal the Maximum Dutch Auction Rate as determined as of the Auction Date for such Standard Auction Period.

(c) Dutch Auction Rate Period: Orders by Existing Holders and Potential Holders.

(i) Subject to the provisions of Section 2.12(a), Auctions shall be conducted on each Auction Date in the manner described in this Section 2.12(c) and in Sections 2.12(d), (e) and (f) prior to the Submission Deadline on each Auction Date during a Dutch Auction Rate Period:

(A) each Existing Holder may submit to the Broker-Dealer information as to:

(x) the principal amount of Bonds, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Dutch Auction Rate for the next succeeding Auction Period;

(y) the principal amount of Bonds, if any, held by such Existing Holder which such Existing Holder offers to sell if the Dutch Auction Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Holder; and

(z) the principal amount of Bonds, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Dutch Auction Rate for the next succeeding Auction Period;

(B) one or more Broker-Dealers may contact Potential Holders to determine the principal amount of Bonds which each such Potential Holder offers to purchase if the Dutch Auction Rate for the next succeeding Auction Period shall not be less than the interest rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A)(x), (A)(y) or (A)(z) or clause (B) above is hereinafter referred to as an “Order” and each Existing Holder and Potential Holder placing an Order is hereinafter referred to as a “Bidder”; an Order containing the information referred to in clause (A)(x) above is hereinafter referred to as a “Hold Order”; an Order containing the information referred to in clause (A)(y) or clause (B) above is hereinafter referred to as a “Bid”; and an Order containing the information referred to in clause (A)(z) above is hereinafter referred to as a “Sell Order”.

(ii)           (A) Subject to the provisions of Section 2.12(d), a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

(x) the principal amount of Bonds specified in such Bid if the Dutch Auction Rate determined pursuant to the Dutch Auction Procedures on such Auction Date shall be less than the interest rate per annum specified therein; or

(y) such principal amount or a lesser principal amount of Bonds to be determined as set forth in subsection (i)(D) of Section 2.12(f) if the Dutch Auction Rate determined pursuant to the Dutch Auction Procedures on such Auction Date shall be equal to the interest rate per annum specified therein; or

(z) such principal amount if the interest rate per annum specified therein shall be higher than the Maximum Dutch Auction Rate or such principal amount or a lesser principal amount of Bonds to be determined as set forth in subsection (ii)(C) of Section 2.12(f) if such specified rate shall be higher than the Maximum Dutch Auction Rate and Sufficient Clearing Bids do not exist.

(B) Subject to the provisions of Section 2.12(d), a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

(y) the principal amount of Bonds specified in such Sell Order; or

(z) such principal amount or a lesser principal amount of Bonds as set forth in subsection (ii)(C) of Section 2.12(f) if Sufficient Clearing Bids do not exist.

(C) Subject to the provisions of Section 2.12(d), a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

(y) the principal amount of Bonds specified in such Bid if the Dutch Auction Rate determined on such Auction Date shall be higher than the rate specified therein; or

(z) such principal amount or a lesser principal amount of Bonds as set forth in subsection (i)(E) of Section 2.12(f) if the Dutch Auction Rate determined on such Auction Date shall be equal to such specified rate.

(d)	Dutch Auction Rate Period: Submission of Orders by Broker-Dealers to Auction Agent.

(i) During a Dutch Auction Rate Period each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date during the Dutch Auction Rate Period, all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

(A) the name of the Bidder placing such Order;

(B) the aggregate principal amount of Bonds that are subject to such Order;

(C) to the extent that such Bidder is an Existing Holder:

(x) the principal amount of Bonds, if any, subject to any Hold Order placed by such Existing Holder;

(y) the principal amount of Bonds, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

(z) the principal amount of Bonds, if any, subject to any Sell Order placed by such Existing Holder; and

(D) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder’s Bid.

(ii) if any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

(iii) If an Order or Orders covering all Bonds held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of Bonds held by such Existing Holder and not subject to Orders submitted to the Auction Agent. Neither the Issuer, the Company, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

(iv) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Bonds held by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

(A) all Hold Orders shall be considered valid, but only up to and including the principal amount of Bonds held by such Existing Holder, and, if the aggregate principal amount of Bonds subject to such Hold Orders exceeds the aggregate principal amount of Bonds held by such Existing Holder, the aggregate principal amount of Bonds subject to each such Hold Order shall be reduced pro rata to cover the aggregate principal amount of Bonds held by such Existing Holder;

(B)        (w) any Bid shall be considered valid up to and including the excess of the principal amount of Bonds held by such Existing Holder over the aggregate principal amount of Bonds subject to any Hold Orders referred to in paragraph (A) above;

(x) subject to clause (w) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate principal amount of Bonds subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the principal amount of Bonds subject to each Bid with the same rate shall be reduced pro rata to cover the principal amount of Bonds equal to such excess;

(y) subject to clauses (w) and (x) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to and including the amount of such excess; and

(z) in any such event, the aggregate principal amount of Bonds, if any, subject to Bids not valid under this paragraph (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

(C) all Sell Orders shall be considered valid up to and including the excess of the principal amount of Bonds held by such Existing Holder over the aggregate principal amount of Bonds subject to valid Hold Orders referred to in paragraph (A) and valid Bids referred to in paragraph (B) above.

(v) If more than one Bid for Bonds is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid for Bonds with the rate and principal amount therein specified.

(vi) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate principal amount of Bonds not equal to $25,000 or an integral multiple thereof shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of Bonds not equal to $25,000 or an integral multiple thereof shall be rejected.

(vii) Any Bid submitted by an Existing Holder or Potential Holder specifying a rate lower than the Minimum Dutch Auction Rate shall be treated as a Bid specifying the Minimum Dutch Auction Rate.

(viii) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

(e)	Dutch Auction Rate Period: Determination of Sufficient Clearing Bids, Winning Bid Rate and Dutch Auction Rate.

(i) Not earlier than the Submission Deadline on each Auction Date during the Dutch Auction Rate Period, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, or as a “Submitted Order”) and shall determine:

(A) the excess of the total principal amount of Bonds over the aggregate principal amount of Bonds subject to Submitted Hold Orders (such excess being hereinafter referred to as the “Available Auction Bonds”); and

(B) from the Submitted Orders whether the aggregate principal amount of Bonds subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Dutch Auction Rate exceeds or is equal to the sum of:

(y) the aggregate principal amount of Bonds subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Dutch Auction Rate; and

(z) the aggregate principal amount of Bonds subject to Submitted Sell Orders,

(in the event of such excess or such equality exists (other than because the sum of the principal amounts of Bonds in clauses (y) and (z) above is zero because all of the Bonds are subject to Submitted Hold Orders), such Submitted Bids in clause (B) above are hereinafter reflected to collectively as “Sufficient Clearing Bids”); and

(C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the “Winning Bid Rate”) which if:

(y) (I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the principal amount of Bonds subject to such Submitted Bids; and

(z) (I) each Submitted Bid from Potential Holders specifying such lowest rate and (II) all other Submitted Bids from Potential Holders specifying lower rates were accepted, would result in such Existing Holders described in clause (y) above continuing to hold an aggregate principal amount of Bonds which, when added to the aggregate principal amount of Bonds to be purchased by such Potential Holders described in clause (z) above, would be not less than the Available Auction Bonds.

(ii) Promptly after the Auction Agent has made the determinations pursuant to subsection (i) of this Section 2.12(e), the Auction Agent by telecopy, confirmed in writing, shall advise the Company and the Trustee of the Maximum Dutch Auction Rate and the Minimum Dutch Auction Rate and the components thereof on the Auction Date and, based on such determinations, the Dutch Auction Rate for the next succeeding Auction Period as follows:

(A) if Sufficient Clearing Bids exist, that the Dutch Auction Rate for the next succeeding Auction Period therefor shall be equal to the Winning Bid Rate so determined;

(B) if Sufficient Clearing Bids do not exist (other than because all of the Bonds are the subject of Submitted Hold Orders), that the Dutch Auction Rate for the next succeeding Auction Period therefor shall be equal to the Maximum Dutch Auction Rate; and

(C) if all of the Bonds are subject to Submitted Hold Orders, that the Dutch Auction Rate for the next succeeding Auction Period therefor shall be equal to the Minimum Dutch Auction Rate.

(f) Dutch Auction Rate Period: Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Auction Bonds. During a Dutch Auction Rate Period, Existing Holders shall continue to hold the principal amounts of Bonds that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to subsection (i) of Section 2.12(e), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other actions as are set forth below:

(i) If Sufficient Clearing Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this Section 2.12(f), Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(A) Existing Holders’ Submitted Bids specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate principal amount of Bonds subject to such Submitted Bids;

(B) Existing Holders’ Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of Bonds subject to such Submitted Bids;

(C) Potential Holders’ Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the aggregate principal amount of Bonds subject to such Submitted Bids;

(D) each Existing Holder’s Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the aggregate principal amount of Bonds subject to such Submitted Bid, unless the aggregate principal amount of Bonds subject to all such Submitted Bids shall be greater than the principal amount of Bonds (the “remaining principal amount”) equal to the excess of the Available Auction Bonds over the aggregate principal amount of the Bonds subject to Submitted Bids described in paragraphs (B) and (C) of this subsection (i), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold the principal amount of Bonds subject to such Submitted Bid, but only in an amount equal to the principal amount of Bonds obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Bonds held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amounts of Bonds subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

(E) each Potential Holder’s Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the principal amount of Bonds obtained by multiplying the excess of the Available Auction Bonds over the aggregate principal amount of Bonds subject to Submitted Bids described in paragraphs (B), (C) and (D) of this subsection (i) by a fraction the numerator of which shall be the aggregate principal amount of Bonds subject to such Submitted Bid of such Potential Holder and the denominator of which shall be the sum of the principal amount of Bonds subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

(ii) If Sufficient Clearing Bids have not been made (other than because all of the Bonds are subject to Submitted Hold Orders), subject to the provisions of subsection (iv) of this Section 2.12(f), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(A) Existing Holders’ Submitted Bids specifying any rate that is equal to or lower than the Maximum Dutch Auction Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of Bonds subject to such Submitted Bids;

(B) Potential Holders’ Submitted Bids specifying any rate that is equal to or lower than the Maximum Dutch Auction Rate shall be accepted, thus requiring each such Potential Holder to purchase the aggregate principal amount of Bonds subject to such Submitted Bids; and

(C) each Existing Holder’s Submitted Bid specifying any rate that is higher than the Maximum Dutch Auction Rate and the Submitted Sell Orders of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Bonds subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Bonds obtained by multiplying the aggregate principal amount of Bonds subject to Submitted Bids described in paragraph (B) of this subsection (ii) by a fraction, the numerator of which shall be the aggregate principal amount of Bonds held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Bonds subject to all such Submitted Bids and Submitted Sell Orders.

(iii) If all Bonds are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

(iv) If, as a result of the procedures described in subsection (i) or (ii) of this Section 2.12(f), any Existing Holder would be required to sell, or any Potential Holder would be required to purchase, a principal amount of Bonds that is not equal to $25,000 or an integral multiple thereof, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, round up or down the principal amount of such Bonds to be purchased or sold by any Existing Holder or Potential Holder so that the principal amount purchased or sold by each Existing Holder or Potential Holder shall be equal to $25,000 or an integral multiple thereof.

(v) If, as a result of the procedures described in subsection (i) of this Section 2.12(f), any Potential Holder would be required to purchase less than $25,000 in aggregate principal amount of Bonds, the Auction Agent shall, in such manner as, in its sole discretion, it shall determine, allocate Bonds for purchase among Potential Holders so that only Bonds in principal amounts of $25,000 or an integral multiple thereof are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Bonds.

(vi) Based on the results of each Auction, the Auction Agent shall determine the aggregate principal amounts of Bonds to be purchased and the aggregate principal amounts of Bonds to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker Dealer, to the extent that such amounts differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers of Bonds such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers of Auction Bonds such Broker-Dealer shall receive, as the case may be, Bonds.

(vii) None of the Issuer, the Company or any Affiliate thereof may submit an Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an Affiliate of the Company or the Issuer may submit Orders in an Auction but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds Bonds for its own account, it must submit a Sell Order on the next Auction Date with respect to such Bonds. The Auction Agent shall have no duty or liability with respect to monitoring or enforcing the provisions of this paragraph.

(g)	DTC Required During Dutch Auction Rate Mode; Limitations on Transfer.

(i) Except as otherwise provided in this Section 2.12(g), the Bonds bearing interest at the Dutch Auction Rate shall be registered in the name of DTC or its nominee and ownership thereof shall be maintained in book-entry-only form by DTC for the account of the Agent Members thereof.

(ii) If at any time,

(A) The Issuer, the Company or the Remarketing Agent receive written notice from DTC to the effect that (1) a continuation of the requirement that all of the Bonds outstanding be registered in the registration books kept by the Trustee, as bond registrar, in the name of Cede & Co., as nominee of DTC, is not in the best interest of the beneficial owners of the Bonds, or (2) DTC is unable or unwilling to discharge its responsibilities and no substitute depository willing to undertake the functions of DTC hereunder is found which is willing and able to undertake such functions upon reasonable and customary terms;

(B) The Trustee receives written notice from Participants (as defined by DTC rules) representing interests in the required percentage under DTC rules of the Bonds outstanding, as shown on the records of DTC (and certified to such effect by DTC), that the continuation of the book-entry system is either no longer desirable or is no longer in the best interest of the beneficial owners of the Bonds; or

(C) DTC shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor to DTC is not appointed by the Issuer at the direction of the Company, the Trustee, the Auction Agent and the Market Agent, within 90 days after the Issuer and the Company receive notice or become aware of such condition, as the case may be, then the Issuer shall execute and the Trustee shall authenticate and deliver certificates representing the Bonds. Bonds issued pursuant to this Section 2.12(g)(ii) shall be registered in such names and authorized denominations as DTC, pursuant to instructions from the Agent Members or otherwise, shall instruct the Issuer and the Trustee. The Trustee shall deliver the Bonds to the Persons in whose names such Bonds are so registered on the Business Day immediately preceding the first day of an Auction Period.

So long as the ownership of the Bonds is maintained in book-entry-only form by DTC, an Existing Holder may sell, transfer or otherwise dispose of Bonds only pursuant to a Bid or Sell Order placed in an Auction or to or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer.

Section 2.13.  Early Deposit of Payments.

(a) The deposits required by Section 6.02 to pay principal of and interest on the Bonds shall be made, during a Dutch Auction Rate Period, no later than 12:00 noon (New York City time) on the Business Day next preceding each Interest Payment Date in funds available on the next Business Day in the City of New York. In the event such deposit is not made in accordance with this Section 2.13(a), the Trustee shall promptly send a certificate to such effect to the Auction Agent, the Bond Insurer and to DTC by telecopy or similar means. In the event such deposit is not made as provided in the first sentence of this subparagraph (a), then if such deposit is made within three Business Days of the Business Day immediately preceding the Interest Payment Date, the Trustee shall promptly send a certificate to such effect to the Auction Agent, to the Bond Insurer and to DTC by telecopy or similar means.

(b) The deposit required by Section 6.02 to pay the redemption price of the Bonds in accordance with Section 9.01(b) shall be made, during a Dutch Auction Rate Period, (A) no later than 12:00 noon (New York City time) on the second Business Day preceding each redemption date in funds available on the next Business Day in the City of New York. In the event such deposit is not made in accordance with this Section 2.13(b), the Trustee shall immediately send a certificate to such effect to the Auction Agent and to the Bond Insurer by telecopy or similar means. In the event such deposit is not made as provided in the first sentence of this subparagraph (b), then if such deposit is made within three Business Days of the second Business Day immediately preceding the redemption date the Trustee shall promptly send a certificate to such effect to the Auction Agent and to the Bond Insurer by telecopy or similar means.

Section 2.14.   Calculation of Maximum Dutch Auction Rate, Minimum Dutch Auction Rate and Overdue Rate. The Auction Agent shall calculate the Maximum Dutch Auction Rate and the Minimum Dutch Auction Rate on each Auction Date. If the ownership of the Bonds is no longer maintained in book-entry-only form by DTC, the Auction Agent shall calculate the Maximum Dutch Auction Rate on the Business Day immediately preceding the first day of each Auction Period commencing after the delivery of certificates representing the Bonds pursuant to Section 2.12(g). If a Failure to Deposit shall have occurred, the Auction Agent, upon notice thereof, shall calculate the Overdue Rate on the first day of each Auction Period commencing after the occurrence of such Failure to Deposit to and including the Auction Period, if any, commencing less than two Business Days after such Failure to Deposit is cured.

(End of Article II)

ARTICLE III
ISSUANCE OF BONDS

Section 3.01.  Issuance of Bonds. The Issuer shall issue the Bonds following the execution of this Indenture and satisfaction of the conditions set forth herein or in the Purchase Agreement; and the Trustee shall, at the Issuer’s request, authenticate such Bonds and deliver them as specified in the request.

Prior to delivery by the Trustee of the Bonds, there shall have been received by the Trustee: (i) a written request and authorization to the Trustee on behalf of the Issuer to authenticate and deliver the Bonds to, or on the order of, the Underwriter upon payment to the Trustee of the amount specified therein (including without limitation, any accrued interest), which amount shall be disbursed as provided in Section 4.01, (ii) the Note in an aggregate principal amount equal to the aggregate principal amount of Bonds and in the form set forth as Exhibit B to the Agreement, and (iii) the Letter of Credit.

(End of Article III)

ARTICLE IV
PROCEEDS OF THE BONDS

Section 4.01.  Delivery of Proceeds. Concurrently with the delivery of the Bonds, the Trustee shall deliver, or cause to be delivered, the proceeds of the sale of the Bonds (other than any accrued interest which shall be deposited in the Bond Fund created in Section 6.02) as follows:

(a) $102,350,000 to the Escrow Trustee under the CEI/OE Escrow Agreement for deposit into the Escrow Fund established in, and pursuant to, the CEI/OE Escrow Agreement; and

(b) $33,200,000 to the Escrow Trustee under the TE Escrow Agreement for deposit into the Escrow Fund established in, and pursuant to, the TE Escrow Agreement.

Section 4.02.  Redemption or Purchase and Cancellation of Refunded Bonds. The Issuer acknowledges and confirms that the respective Refunded Bonds Trustees (as defined in the Agreement) have been notified that the entire outstanding principal amount of the 2000 TE Bonds, the 2004 CEI Bonds and the 2005 CEI Bonds are to be redeemed as follows: on December 13, 2006 with respect to the 2004 CEI Bonds; on December 20, 2006 with respect to the 2000 TE Bonds; and on December 21, 2006 with respect to the 2005 CEI Bonds. As provided for in the CEI/OE Escrow Agreement, the entire outstanding principal amount of the 1999 OE Bonds are to be purchased and cancelled on December 5, 2006, the date of their mandatory tender for purchase under the Refunded Bonds Indenture for the 1999 OE Bonds.

(End of Article IV)

ARTICLE V
PURCHASE AND REMARKETING OF BONDS

Section 5.01.  Purchase of Bonds.

(a) Purchase of the Bonds on Demand of Owner.

(i) During Daily Rate Period. If the Interest Rate Mode for Bonds is the Daily Rate, any such Bond shall be purchased on the demand of the owner thereof, on any Business Day during a Daily Rate Period at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the Purchase Date upon written notice or Electronic Notice to the Tender Agent, at its Designated Office not later than 10:30 a.m. (New York City time) on such Business Day of such owner’s demand for purchase pursuant to this Section 5.01(a)(i), which notice (A) states the number and principal amount (or portion thereof) of such Bond to be purchased, (B) states the Purchase Date on which such Bond shall be purchased and (C) irrevocably requests such purchase and agrees to deliver such Bond, duly endorsed in blank for transfer, with all signatures guaranteed, to the Tender Agent at or prior to 12:00 noon (New York City time) on such Purchase Date.

The Tender Agent shall promptly, but in no event later than 10:45 a.m. (New York City time) on such Business Day, provide the Remarketing Agent and the Trustee with Electronic Notice of the receipt of the notice referred to in the preceding paragraph.

(ii) During Weekly Rate Period. If the Interest Rate Mode for Bonds is the Weekly Rate, any such Bond shall be purchased on the demand of the owner thereof, on any Business Day during a Weekly Rate Period at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the Purchase Date, upon written notice to the Tender Agent, at its Designated Office at or before 5:00 p.m. (New York City time) on a Business Day not later than the seventh day prior to the Purchase Date, which notice (A) states the number and principal amount (or portion thereof) of such Bond to be purchased, (B) states the Purchase Date on which such Bond shall be purchased and (C) irrevocably requests such purchase and agrees to deliver such Bond, duly endorsed in blank for transfer, with all signatures guaranteed, to the Tender Agent at or prior to 12:00 Noon (New York City time) on such Purchase Date.

The Tender Agent shall promptly, but in no event later than 4:00 p.m. (New York City time) on the next succeeding Business Day, provide the Remarketing Agent and the Trustee with Electronic Notice of the receipt of the notice referred to in the preceding paragraph.

(iii) During Semi-Annual Rate Period. If the Interest Rate Mode for Bonds is the Semi-Annual Rate, any such Bond shall be purchased, on the demand of the owner thereof, on any Interest Payment Date for a Semi-Annual Rate Period (or, if such Interest Payment Date is not a Business Day, on the next succeeding Business Day) at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the Purchase Date, upon written notice to the Tender Agent, at its Designated Office not later than 5:00 p.m. (New York City time) on a Business Day not later than the seventh day prior to such Purchase Date, which notice (A) states the number and principal amount (or portion thereof) of such Bond to be purchased, (B) states the Purchase Date on which such Bond shall be purchased and (C) irrevocably requests such purchase and agrees to deliver such Bond, duly endorsed in blank for transfer, with all signatures guaranteed, to the Tender Agent at or prior to 12:00 Noon (New York City time) on such Purchase Date.

The Tender Agent shall promptly, but in no event later than 4:00 p.m. (New York City time) on the next succeeding Business Day, provide the Remarketing Agent and the Trustee with Electronic Notice of the receipt of the notice referred to in the preceding paragraph.

(iv) Notwithstanding any other provision of this Section 5.01(a), the owner of a Bond may demand purchase of a portion of such Bond only if the portion to be purchased and the portion to be retained by such owner each will be in an authorized denomination.

(b) Mandatory Purchases of Bonds.

(i) Mandatory Purchase on Conversion Date or Change by the Company in Long-Term Rate Period. Bonds shall be subject to mandatory purchase at a purchase price equal to the principal amount thereof plus accrued interest, if any, plus if the Interest Rate Mode for such Bonds is the Long-Term Rate, the redemption premium which would be payable under Section 9.01(a) if those Bonds were redeemed on the Purchase Date (A) on each Conversion Date for such Bonds for any Conversion and (B) on the effective date of any change in the Long-Term Rate Period for such Bonds by the Company pursuant to Section 2.02(d)(ii).

(ii) Mandatory Purchase on Cancellation, Substitution, Expiration or Termination of Credit Facility. The Bonds shall be subject to mandatory purchase at a purchase price equal to the principal amount thereof, plus accrued interest, if any, to the Purchase Date, on the second day (or if such day is not a Business Day, the preceding Business Day) preceding the date of cancellation or termination by the Trustee at the written request of the Company of the then current Credit Facility or the fifteenth day (or if such day is not a Business Day, the preceding Business Day) preceding the stated expiration of the term of the then current Credit Facility, if any (including any expiration, termination or cancellation of such Credit Facility in connection with delivery of an Alternate Credit Facility in substitution thereof pursuant to Section 7.03); provided, that, if the then current Credit Facility, if any, shall be cancelled or terminated by the Trustee at the request of the Company, the Purchase Date shall be a Business Day on which the Bonds are subject to optional redemption and the purchase price in such event shall also include, if applicable, a premium equal to the redemption premium which would be payable under Section 9.01(a) if the Bonds were redeemed on the Purchase Date.

(iii) Mandatory Purchase at Direction of Credit Facility Issuer. If a Credit Facility is in effect, the Bonds shall be subject to mandatory purchase at a purchase price equal to the principal amount thereof, plus accrued interest, if any, to the Purchase Date, if the Trustee receives notice from the Credit Facility Issuer directing such mandatory purchase upon the occurrence and continuance of an event of default under the Reimbursement Agreement. Such mandatory purchase shall occur on the third Business Day after the date of receipt by the Trustee of the notice sent by the Credit Facility Issuer. Upon receipt of such notice, the Trustee shall immediately: (A) draw on that Credit Facility in an amount sufficient to pay the principal and interest which will be due on the Purchase Date and hold such amount until the Purchase Date when such amount shall be applied to pay the amounts due to the owners of the Bonds on the Purchase Date, and (B) notify the Tender Agent, Remarketing Agent and Bond Registrar and the Bond Registrar shall, as soon as practicable after receipt of such notice from the Trustee, but in no event less than one Business Day prior to the Purchase Date, notify Bondholders of such mandatory purchase by first class mail, postage prepaid in accordance with Section 7.05(b).

(iv) Mandatory Purchase on Day After End of Commercial Paper Rate Period, Annual Rate Period, Two-Year Rate Period, Three-Year Rate Period, Five-Year Rate Period or Long-Term Rate Period. Whenever the Interest Rate Mode for a Bond is the Commercial Paper Rate, the Annual Rate, the Two-Year Rate, the Three-Year Rate, the Five-Year Rate or the Long-Term Rate, such Bond shall be subject to mandatory purchase on the Business Day following the end of each Commercial Paper Rate Period, Annual Rate Period, Two-Year Rate Period, Three-Year Rate Period, Five-Year Rate Period or Long-Term Rate Period, as the case may be, for such Bond at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the Purchase Date. The Bond Registrar shall notify the affected Bondholders at least 30 days prior to the end of each Annual Rate Period, Two-Year Rate Period, Three-Year Rate Period, Five-Year Rate Period or Long-Term Rate Period that the Bonds will be purchased on the Business Day following the end of such Annual Rate Period, Two-Year Rate Period, Three-Year Rate Period, Five-Year Rate Period or Long-Term Rate Period and that if any owner shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Tender Agent for purchase on said date, and if the Tender Agent is in receipt of the purchase price therefor, any such Bond not delivered shall nevertheless be deemed purchased on such date and shall cease to accrue interest on and from such date; provided, however, that no such notice need be given if the Bond Registrar has mailed a notice to the affected Bondholders pursuant to either Section 2.02(d)(iii) or Section 2.02(e)(iii). No notice of mandatory purchase following the end of a Commercial Paper Rate Period shall be required to be given to the Bondholders.

(v) Mandatory Purchase of Bonds in Dutch Auction Rate Mode Upon an Assignment by the Company Under Section 5.12 of the Agreement. If the Interest Rate Mode for Bonds is the Dutch Auction Rate, those Bonds shall be subject to mandatory purchase at a purchase price equal to the principal amount thereof on the last Interest Payment Date for the current Dutch Auction Rate Period, upon written notice from the Company to the Issuer, the Trustee, the Paying Agent, the Bond Insurer, the Credit Facility Issuer, the Tender Agent, the Remarketing Agent, the Auction Agent, the Market Agent and the Bond Registrar at least four Business Days prior to the fifteenth day prior to such Purchase Date stating that, pursuant to Section 5.12 of the Agreement, the Company’s rights, duties and obligations under the Agreement and all related documents are to be assigned to, and assumed in full by, the assignee specified in that notice, all as of such Purchase Date. Such written notice must be accompanied by (A) an opinion of Bond Counsel stating such assignment is authorized or permitted by the Act and is authorized by the Agreement and will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes and (B) if the Conversion is from a Dutch Auction Rate Period, the Conversion Date must be the last Interest Payment Date in respect of that Dutch Auction Rate Period and the Company shall deliver to the Trustee a liquidity facility approved in writing by the Bond Insurer. The Bond Registrar shall notify the affected Bondholders of such mandatory purchase by first class mail, postage prepaid, at least fifteen (15) days before the Purchase Date. The notice to the affected Bondholders shall state (A) that Bonds will be subject to mandatory purchase on the Purchase Date in accordance with this Section 5.01(b)(v), (B) the assignee specified in that notice, (C) the purchase price, and (D) that if any owner shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Tender Agent on the Purchase Date, and if the Tender Agent is in receipt of the purchase price therefor, such Bond not delivered shall nevertheless be purchased on the Purchase Date and shall cease to accrue interest on and from such date.

(c) Payment of Purchase Price. The purchase price of any Bond purchased pursuant to Section 5.01 (and delivery of a replacement Bond in exchange for the portion of any Bond not purchased if such Bond is purchased in part only) shall be payable on the Purchase Date upon delivery of such Bond to the Tender Agent on such Purchase Date; provided that such Bond must be delivered to the Tender Agent at or prior to 12:00 Noon (New York City time) for payment by the close of business on the date of such purchase.

Any Bond delivered for payment of the purchase price shall be accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent executed in blank by the owner thereof and with all signatures guaranteed by a member of an Approved Signature Guarantee Medallion Program. The Tender Agent may refuse to accept delivery of any Bond for which an instrument of transfer satisfactory to it has not been provided and shall have no obligation to pay the purchase price of such Bond until a satisfactory instrument is delivered.

If the owner of any Bond (or portion thereof) that is subject to purchase pursuant to this Article fails to deliver such Bond with an appropriate instrument of transfer to the Tender Agent for purchase on the Purchase Date, and if the Tender Agent is in receipt of the purchase price therefor, such Bond (or portion thereof) shall nevertheless be purchased on the Purchase Date hereof. Any owner who so fails to deliver such Bond for purchase on (or before) the Purchase Date shall have no further rights thereunder, except the right to receive the purchase price thereof from those moneys deposited with the Tender Agent in the Purchase Fund pursuant to Section 5.03 upon presentation and surrender of such Bond to the Tender Agent properly endorsed for transfer in blank with all signatures guaranteed. The Tender Agent shall, as to any Bonds which have not been delivered to it, promptly notify the Remarketing Agent and the Bond Registrar of such non-delivery. Upon such notification, the Bond Registrar shall place a stop transfer against an appropriate amount of Bonds registered in the name of the owner(s) on the Bond Register, commencing with the lowest serial number Bond registered in the name of such owner(s) (until stop transfers have been placed against an appropriate amount of Bonds) until the appropriate purchased Bonds are surrendered to the Tender Agent.

The Tender Agent shall hold all Bonds delivered pursuant to this Section 5.01 in trust for the benefit of the owners thereof until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Bondholders, and thereafter shall deliver replacement Bonds, prepared by the Bond Registrar in accordance with the directions of the Remarketing Agent and authenticated by an Authenticating Agent, for any Bonds purchased in accordance with the directions of the Remarketing Agent, to the Remarketing Agent for delivery to the purchasers thereof.

Section 5.02.   Remarketing of Bonds.

(a) Upon the receipt by the Remarketing Agent of any notice pursuant to Section 5.01(a), the Remarketing Agent, subject to the terms of the Remarketing Agreement, shall use its best efforts to offer for sale and sell the Bonds in respect of which such notice has been given. Unless otherwise instructed by the Company and with the consent of the Credit Facility Issuer, the Remarketing Agent, subject to the terms of the Remarketing Agreement, shall use its best efforts to offer for sale and sell any Bonds purchased pursuant to Section 5.01(b)(i), (ii) and (iv). Any such Bonds shall be offered: (i) at a price equal to the principal amount thereof, plus interest accrued, if any, to the Purchase Date, and (ii) pursuant to terms calling for payment of the purchase price on such Purchase Date against delivery of such Bonds; provided, however, in no event shall the Remarketing Agent sell any Bond if the amount to be received from the sale of such Bond (including accrued interest, if any) is less than the principal amount thereof, plus accrued interest to the sale date. The Remarketing Agent, the Trustee, the Tender Agent or the Credit Facility Issuer may purchase any Bond offered pursuant to this Section 5.02 for their respective accounts.

(b) The Remarketing Agent shall, subject to the terms of the Remarketing Agreement, use its best efforts to offer for sale and sell, on behalf of the Company, Bonds held pursuant to Section 5.05 and, at the direction of the Company, any Bonds held for the Company by the Tender Agent pursuant to Section 5.04(a)(iii)(A); provided that the Remarketing Agent shall not remarket any Bonds held pursuant to Section 5.05 until it has received written notice from the Credit Facility Issuer that the Credit Facility has been reinstated for the principal and interest portions of the drawing made to pay the purchase price of such Bonds pursuant to Section 5.06. Any such Bonds shall be offered at the best available price, plus interest accrued to the sale date; provided that if such price is other than a price equal to the principal amount of such Bonds, plus interest accrued to the sale date, there must be delivered to the Issuer, the Trustee, the Tender Agent, the Credit Facility Issuer, the Company and the Remarketing Agent, an opinion of Bond Counsel to the effect that offering such Bonds at a price other than a price equal to the principal amount thereof plus interest accrued to the sale date will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes, and, in addition thereto, if such price is less than a price equal to the principal amount thereof plus interest accrued to the sale date, the written consent of the Credit Facility Issuer. If any Bonds to be remarketed have been called for redemption, the Remarketing Agent shall give notice thereof to prospective purchasers of Bonds.

Section 5.03.  Purchase Fund; Purchase of Bonds Delivered to Tender Agent.

(a) There is hereby established with the Tender Agent a Purchase Fund, the moneys in which shall be used solely to pay the purchase price of Bonds purchased pursuant to Section 5.01. There are hereby established with the Tender Agent within the Purchase Fund two separate and segregated accounts, to be designated “Remarketing Proceeds Account” and “Credit Facility Proceeds Account”. The Purchase Fund and the accounts and subaccounts therein shall be maintained as separate and segregated accounts and any moneys held therein shall not be commingled with moneys in the Company Fund established by Section 5.07 or in any other account or subaccount or with any other funds of the Tender Agent, shall be held on and after any Purchase Date solely for the benefit of the owners of Bonds purchased on such Purchase Date pursuant to Section 5.01, shall not secure any other Bonds or be available for any purpose except as described in this paragraph and shall not be invested. Neither the Issuer nor the Company shall have any interest in the Purchase Fund.

(b) There shall be deposited into the accounts of the Purchase Fund from time to time the following:

(i) into the Remarketing Proceeds Account, only such moneys representing proceeds from the resale by the Remarketing Agent of Bonds, as described in Section 5.02(a), to Persons other than the Company, its Affiliates, the Issuer or any guarantor of the Bonds, delivered by the Remarketing Agent to the Tender Agent pursuant to Section 5.07 and deposited directly therein; and

(ii) into the Credit Facility Proceeds Account, only such moneys drawn by the Trustee under a Credit Facility, if any, for the purchase of Bonds and immediately transferred directly to the Tender Agent, or drawn on the order of the Trustee directly to the account of the Tender Agent and deposited directly therein.

(c) On each date Bonds are to be purchased pursuant to Section 5.01, such Bonds shall be purchased, but only from the funds listed below, from the owners thereof. Funds for the payment of such purchase price shall be derived from the following sources in the order of priority indicated, provided that funds derived from Section 5.03(c)(iii) shall not be combined with funds derived from Section 5.03(c)(i) or (ii) to purchase any Bonds (or authorized denomination thereof):

(i) Proceeds of the remarketing of such Bonds to Persons other than the Company, its Affiliates, the Issuer or any guarantor of the Bonds pursuant to Section 5.02(a) and furnished to the Tender Agent by the Remarketing Agent and deposited directly into, and held in, the Remarketing Proceeds Account;

(ii) Proceeds of the Credit Facility, if any, furnished by the Trustee directly to the Tender Agent and deposited by the Tender Agent directly into, and held in, the Credit Facility Proceeds Account; and

(iii) Moneys paid by the Company (including the proceeds of the remarketing of such Bonds to the Company, its Affiliates, the Issuer or any guarantor of the Bonds) to pay the purchase price furnished by the Trustee to the Tender Agent.

Anything herein to the contrary notwithstanding, the Tender Agent shall not be obligated to use its own funds to purchase any Bonds hereunder.

Section 5.04.  Delivery of Remarketed or Purchased Bonds.

(a) Bonds purchased pursuant to Section 5.03 shall be delivered as follows:

(i) Bonds sold by the Remarketing Agent to Persons or entities other than the Company, its Affiliates, the Issuer or any guarantor of the Bonds shall be delivered by the Remarketing Agent to the purchasers thereof.

(ii) Bonds, the principal and interest portions of the purchase price of which are paid with moneys described in Section 5.03(c)(ii), shall be delivered to the Tender Agent to be held pursuant to Section 5.05.

(iii) Bonds purchased solely with moneys described in Section 5.03(c)(iii) shall, at the written direction of the Company, be (A) delivered to or held by the Tender Agent for the account of the Company, (B) delivered to the Trustee for cancellation or (C) delivered to the Company.

(b) If, on any date prior to the release of Bonds held by or for the account of the Company pursuant to Section 5.04(a)(iii), all Bonds are called for redemption pursuant to Section 9.01(a) or Section 9.01(b) or an acceleration of the Bonds pursuant to Section 11.02 occurs, such Bonds shall be deemed to have been paid and shall thereupon be delivered to and cancelled by the Trustee.

Section 5.05.  Pledged Bonds. The Bond Registrar shall register in the name of the Tender Agent as the Credit Facility Issuer’s designee or such other party designated by the Credit Facility Issuer any Bonds delivered to the Tender Agent pursuant to Section 5.04(a)(ii) upon receipt of notice from the Tender Agent of such delivery. Thereafter, the Tender Agent shall hold such Bonds pledged for the account of and subject to the security interest in favor of the Credit Facility Issuer pursuant to the Custodian Agreement. Each such Bond shall constitute a Pledged Bond until released as provided herein and in the Custodian Agreement, shall be deposited in a separate custodial account established by the Tender Agent pursuant to the Custodian Agreement, and shall be released only in accordance with the Custodian Agreement and only (a) after the Tender Agent shall have been notified in writing (either by hand delivery or facsimile transmission) by the Credit Facility Issuer that the Credit Facility has been reinstated for the principal and interest portions of the drawing made to pay the purchase price of such Bond and (b) either upon telephonic notice (promptly confirmed within one Business Day in writing) to the Tender Agent and the Trustee from the Remarketing Agent that such Bond has been marketed at a purchase price equal to the principal amount thereof plus accrued interest, if any, thereon to the date of purchase or upon Electronic Notice from the Credit Facility Issuer which directs the Tender Agent to release such Bond to the Company. Upon the remarketing of a Pledged Bond as described in the preceding sentence, such Bond shall be released and delivered to the purchaser thereof as identified by the Remarketing Agent against receipt of such purchase price from the purchaser on such date. The proceeds received from the remarketing of any Pledged Bond shall be paid by wire transfer and in immediately available funds on the Purchase Date to the Credit Facility Issuer. Upon receipt of the above-described Electronic Notice from the Credit Facility Issuer, the Tender Agent shall deliver such Bonds to the Company to be held pursuant to Section 5.04(a)(iii).

On each Interest Payment Date prior to the release of Pledged Bonds, the Trustee shall apply moneys credited to the Company Account of the Bond Fund to the payment of the principal, redemption price, if any, and interest on such Pledged Bonds in the manner provided in Section 6.02, but shall not draw on the Credit Facility or otherwise use moneys credited to the Credit Facility Account of the Bond Fund for that purpose to any extent whatsoever.

If, on any date prior to the release of Pledged Bonds, all Bonds are called for redemption pursuant to Article IX hereof or the Trustee declares an acceleration of the Bonds pursuant to Article XI hereof, then those Pledged Bonds shall be deemed to have been paid by the Credit Facility Issuer in respect of principal of the Bonds upon such redemption or acceleration and shall thereupon be delivered to the Trustee for cancellation.

It is recognized and agreed by the Tender Agent that such Pledged Bonds are held by the Tender Agent under the Custodian Agreement for the benefit of the Credit Facility Issuer as a secured creditor.

Notwithstanding anything to the contrary in this Section 5.05, if and for so long as the Bonds are to be registered in accordance with Section 2.11, the registration requirements under this Section shall be deemed satisfied if Pledged Bonds are (i) registered in the name of the Depository or its nominee in accordance with Section 2.11, (ii) credited on the books of the Depository to the account of the Tender Agent (or its nominee) and (iii) further credited on the books of the Tender Agent (or such nominee) to the account of the Credit Facility Issuer (or its designee).

Section 5.06.  Drawings on Credit Facility.  (a)  If the Interest Rate Mode for the Bonds to be purchased is not the Commercial Paper Rate, then at or prior to 12:15 p.m. (New York City time) or at or prior to 1:15 p.m. (New York City time)(if the Interest Rate Mode for the Bonds to be purchased is the Daily Rate) on each Purchase Date, the Tender Agent shall, by Electronic Notice, notify the Trustee of the amount of moneys delivered to it by the Remarketing Agent pursuant to Section 5.07 and which are held in the Remarketing Proceeds Account in the Purchase Fund. The Trustee shall by 1:30 p.m. (New York City time) draw under the Credit Facility, if any, held by the Trustee in accordance with its terms in a manner so as to furnish immediately available funds by 4:30 p.m. (New York City time) on such Purchase Date, in an amount sufficient, together with moneys described in Section 5.03(c)(i) and available for such purchase, to enable the Tender Agent to pay the purchase price of such Bonds to be purchased on such Purchase Date, directly to the Tender Agent which shall deposit those moneys directly into the Credit Facility Proceeds Account; provided, further, that if the Tender Agent is other than the Trustee and the Trustee does not receive the aforesaid Electronic Notice by the time set forth above, the Trustee shall draw under such Credit Facility the full amount of the purchase price of such Bonds to be purchased on such Purchase Date.

(b) If the Interest Rate Mode for the Bonds to be purchased is the Commercial Paper Rate, then at or prior to 1:15 p.m. (New York City time) on each Purchase Date, the Tender Agent shall, by Electronic Notice, notify the Trustee of the amount of Bonds it has delivered to the Remarketing Agent and of the amount of remarketing proceeds which the Remarketing Agent has represented that it has on hand. Except to the extent the Trustee determines pursuant to the foregoing Electronic Notice that the Tender Agent will receive amounts from the Remarketing Agent sufficient to pay the purchase price of such Bonds, the Trustee shall by 1:30 p.m. (New York City time) draw under the Credit Facility, if any, then held by the Trustee in accordance with its terms in a manner so as to furnish immediately available funds by 4:30 p.m. on such Purchase Date, in an amount sufficient, together with moneys described in Section 5.03(c)(i) and available for such purchase, to enable the Tender Agent to pay the purchase price of such Bonds to be purchased on such Purchase Date, directly to the Tender Agent which shall deposit those moneys directly into the Credit Facility Proceeds Account; provided, further, that if the Tender Agent is other than the Trustee and the Trustee does not receive the aforesaid Electronic Notice by the time set forth above, the Trustee shall draw under such Credit Facility the full amount of the purchase price of such Bonds to be purchased on such Purchase Date.

(c) If any Credit Facility permits any drawings to be made later than is provided herein, the Trustee shall make any drawing required under this Section 5.06 in accordance with the terms of the Credit Facility for drawing thereunder in a manner so as to be reasonably assured that immediately available funds will be available to the Tender Agent by 4:30 p.m. (New York City time) on a Purchase Date to pay the purchase price and the Tender Agent shall deposit those moneys directly into the Credit Facility Proceeds Account.

Section 5.07.  Delivery of Proceeds of Sale.  The proceeds of the remarketing of any Bonds by the Remarketing Agent shall be delivered by the Remarketing Agent directly to the Tender Agent no later than 12:00 Noon (New York City time) on the Purchase Date except that such proceeds shall (i) if the Interest Rate Mode for such Bonds is, or is being converted to, the Daily Rate, be delivered to the Tender Agent no later than 1:00 p.m. (New York City time) on the Purchase Date and (ii) if the Interest Rate Mode for such Bonds is, or is being converted to, the Commercial Paper Rate, be delivered to the Tender Agent no later than 1:00 p.m. (New York City time) on the Purchase Date, and, except as described in the next sentence, all such remarketing proceeds shall be deposited directly into the Remarketing Proceeds Account. The proceeds of any remarketing of Bonds by the Remarketing Agent to the Company, its Affiliates, the Issuer or any guarantor of the Bonds shall be delivered to the Tender Agent in accordance with the first sentence of this Section, separate and segregated from any other moneys and identified by the Remarketing Agent as to source, but shall not be deposited in the Purchase Fund but shall instead be deposited in a fund known as the “Company Fund” which is hereby established with the Tender Agent and which shall be maintained as a separate and segregated account and any moneys held therein shall not be commingled with moneys in the Purchase Fund or any other account or subaccount or with any other funds of the Tender Agent. In the absence of any of the aforesaid identifications, the Tender Agent may conclusively assume that no moneys representing the proceeds from the remarketing by the Remarketing Agent of any Bonds were proceeds from the remarketing of Bonds to the Company, its Affiliates, the Issuer or any guarantor of the Bonds.

If a Credit Facility is then in effect, the moneys in the Company Fund shall be paid, to the extent not needed on such date to pay the purchase price of Bonds, first, to the Credit Facility Issuer, to the extent of any amounts that the Company owes the Credit Facility Issuer pursuant to the Reimbursement Agreement (as certified in writing by the Credit Facility Issuer to the Tender Agent and the Company) and, second, to the Company. If any Bonds held by the Tender Agent for the account of the Company pursuant to Section 5.04(a)(iii)(A) are remarketed by the Remarketing Agent pursuant to Section 5.02(b), then the proceeds received from such remarketing shall be remitted by the Tender Agent to the Company. If any Bonds held by the Tender Agent pursuant to Section 5.05 are remarketed by the Remarketing Agent pursuant to Section 5.02(b), then the proceeds received from such remarketing shall, on the date of such remarketing, be delivered by the Remarketing Agent to the Tender Agent, for the account of the Credit Facility Issuer, with Electronic Notice of the amount of such proceeds given by the Remarketing Agent to the Credit Facility Issuer, the Trustee and the Company, against delivery of such Bonds.

Section 5.08.  Limitations on Purchase and Remarketing.  Anything in this Indenture to the contrary notwithstanding, there shall be no purchase of (a) less than the entire amount of any Bond unless the amount to be purchased and the amount to be retained by the owner are in authorized denominations or (b) any Bond upon the demand of the Bondholder if the Bonds have been declared due and payable pursuant to Section 11.02. Bonds will be offered for sale under Section 5.02 during the continuance of an Event of Default only in the sole discretion of the Remarketing Agent.

(End of Article V)

ARTICLE VI
REVENUES AND APPLICATION THEREOF

Section 6.01. Revenues to Be Paid Over to Trustee. The Issuer has caused the Revenues to be paid directly to the Trustee. If, notwithstanding these arrangements, the Issuer receives any payment pursuant or relating to the Note, a Credit Facility, if any, or the Agreement (other than payments to the Issuer under Sections 5.4 and 5.5 thereof), the Issuer shall immediately pay over the same to the Trustee to be held as Revenues.

Section 6.02.  Bond Fund.

(a) There is hereby established with the Trustee a Bond Fund, the moneys in which, in accordance with Section 6.02(c), the Trustee shall make available to the Paying Agent or Agents, to pay (i) the principal or redemption price of Bonds as they mature or become due, upon surrender and (ii) the interest on Bonds as it becomes payable. There are hereby established with the Trustee within the Bond Fund two separate and segregated accounts, to be designated “Company Account” and “Credit Facility Account”. The Credit Facility Account and the Company Account are maintained as separate and segregated accounts and any moneys held therein shall not be commingled with any other moneys or funds. Neither the Issuer nor the Company shall have any interest in the Credit Facility Account.

(b) There shall be deposited into the accounts of the Bond Fund from time to time the following:

(i) into the Company Account, (A) any accrued interest from the sale of the Bonds, (B) all payments of principal of or premium or interest on, the Note, and (C) all other moneys received by the Trustee under and pursuant to the provisions of this Indenture or any of the provisions of the Agreement or the Note, when accompanied by directions from the Person depositing such moneys that such moneys are to be paid to the Bond Fund; and

(ii) into the Credit Facility Account, all moneys drawn by the Trustee under a Credit Facility, if any, to pay principal or redemption price of the Bonds and interest on the Bonds and deposited directly therein, and only such moneys.

(c) Except as provided in subsection (e) of this Section, moneys in the Bond Fund shall be used solely for the payment of the principal or redemption price of the Bonds and interest on the Bonds from the following source or sources but only in the following order of priority:

(i) proceeds of the Credit Facility, if any, deposited directly into, and held in, the Credit Facility Account, provided that, in no event shall moneys held in the Credit Facility Account be used to pay any premium which may be due on the Bonds pursuant to Section 9.01(a) unless the Credit Facility, if any, then in effect is available to pay such premium, and provided further, that in no event shall moneys in the Credit Facility Account be used to pay any amount which may be due on Bonds held pursuant to Section 5.05 or any other Bonds registered in the name of the Company; and

(ii) moneys held in the Company Account.

(d) Except with respect to payments of principal or redemption price of and interest on Bonds held pursuant to Section 5.05 or any other Bonds registered in the name of the Company, the Trustee shall, at or before 12:00 Noon (New York City time) on the date on which such principal, redemption price or interest is due, draw upon or demand payment under the Credit Facility, if any, then held by the Trustee in accordance with its terms in an amount, after taking into account any moneys then on deposit in the Credit Facility Account, and in a manner so as to provide immediately available funds for principal or redemption price and interest by 2:00 p.m. (New York City time) on such due date. If such funds for whatever reason are not provided under the Credit Facility by 2:00 p.m. (New York City time) on such date, then the Trustee shall immediately notify the Company and demand payment from the Company under the Agreement and the Note of an amount, after taking into account any moneys then on deposit in the Company Account, and in a manner so as to provide in the Company Account immediately available funds for principal or redemption price and interest by 4:00 p.m. (New York City time) on such due date.

(e) While the Credit Facility is in effect and there is no default in the payment of principal or redemption price of or interest on the Bonds, any amounts in the Company Account shall be paid to the Credit Facility Issuer to the extent of any amounts that the Company owes the Credit Facility Issuer pursuant to the Reimbursement Agreement (as certified in writing by the Credit Facility Issuer to the Trustee and the Company). Any amounts remaining in the Bond Fund (first, from the Credit Facility Account, and second, from the Company Account) after payment in full of the principal or redemption price of and interest on the Bonds (or provision for payment thereof) and payment of any outstanding fees and expenses of the Trustee (including its reasonable attorney fees and expenses) shall be paid, first, to the Credit Facility Issuer, to the extent of any amounts that the Company owes the Credit Facility Issuer pursuant to the Reimbursement Agreement (as certified in writing by the Credit Facility Issuer to the Trustee and the Company) and, second, to the Company.

Section 6.03.  Revenues to Be Held for All Bondholders; Certain Exceptions. Revenues and investments thereof shall, until applied as provided in this Indenture, be held by the Trustee first for the benefit of the holders of all Outstanding Bonds and second for the benefit of any Credit Facility Issuer, except that any portion of the Revenues representing principal or redemption price of, and interest on, any Bonds previously called for redemption in accordance with Article IX of this Indenture, shall be held for the benefit of the holders of such Bonds only.

Section 6.04.  Creation of Rebate Fund. There is created by the Issuer and ordered maintained a separate deposit account in the custody of the Trustee a fund to be designated “Ohio Water Development Authority - FirstEnergy Nuclear Generation Corp. Series 2006-B Rebate Fund.” Any provision hereof to the contrary notwithstanding, amounts credited to the Rebate Fund shall be free and clear of any lien hereunder.

The Trustee shall keep and make available to the Company such records concerning the investment of the gross proceeds of the Bonds and the investment of earnings from those investments as may be requested by the Company in order to enable the Company to make the aforesaid computations as are required under Section 148(f) of the Code. The Company shall obtain and keep such records of the computations made pursuant to this Section as are required under Section 148(f) of the Code.

Within five days after the end of the fifth Bond Year and every fifth Bond Year thereafter, and within five days after the payment in full of all Outstanding Bonds, and, at the option of the Company, after the end of any other Bond Year, the Company shall calculate the amount of Excess Earnings as of the end of that Bond Year or the date of such payment and shall notify the Trustee in writing of that amount. If the amount then on deposit in the Rebate Fund is in excess of the Excess Earnings, the Trustee shall forthwith pay that excess amount to the Company. If the amount then on deposit in the Rebate Fund is less than the Excess Earnings, the Company shall, within five days after the date of the aforesaid calculation, pay to the Trustee for deposit in the Rebate Fund, as required under the Agreement, an amount sufficient to cause the Rebate Fund to contain an amount equal to the Excess Earnings. The obligation of the Company to make such payments shall remain in effect and be binding upon the Company notwithstanding the release and discharge of this Indenture. Within 30 days after the end of the fifth Bond Year and every fifth Bond Year thereafter, the Trustee, acting on behalf of the Issuer, shall pay to the United States in accordance with Section 148(f) of the Code from the moneys then on deposit in the Rebate Fund an amount equal to 90% (or such greater percentage not in excess of 100% as the Company in writing may direct the Trustee to pay) of the Excess Earnings earned from the date of the original delivery of the Bonds to the end of the applicable fifth Bond Year (less the amount of Excess Earnings, if any, previously paid to the United States pursuant to this Section). Within 60 days after the payment in full of all outstanding Bonds, the Trustee shall pay to the United States in accordance with Section 148(f) of the Code from the moneys then on deposit in the Rebate Fund an amount equal to 100% of the Excess Earnings earned from the date of the original delivery of the Bonds to the date of such payment (less the amount of Excess Earnings, if any, previously paid to the United States pursuant to this Section) and any moneys remaining in the Rebate Fund following such payment shall be paid to the Company. All computations of Excess Earnings pursuant to this Section shall treat the amount or amounts, if any, previously paid to the United States pursuant to this Section and Section 5.10 of the Agreement as amounts on deposit in the Rebate Fund.

If all the gross proceeds of the Bonds, within the meaning of Section 148(f) of the Code, are expended for the governmental purpose for which the Bonds were issued within six months of the date of issuance of the Bonds, and it is not anticipated that any other gross proceeds will arise during the remainder of the term of the Bonds, then the provisions of this Section 6.04 and of Section 5.10 of the Agreement shall not be applicable except to the extent of any gross proceeds that actually become available more than six months after the date of issuance of the Bonds. Furthermore, if all of the gross proceeds of the Bonds are invested at all times only in property which is not treated as “investment property” under the Code, the provisions of this Section 6.04 and of Section 5.10 of the Agreement shall not be applicable.

The Trustee shall have no duty to verify any calculations performed pursuant to this Section 6.04.

(End of Article VI)

ARTICLE VII
CREDIT FACILITIES

Section 7.01.  Letter of Credit.  The initial Credit Facility hereunder shall be the Letter of Credit.  The Letter of Credit shall provide for direct payments to or upon the order of the Trustee as hereinafter set forth and shall be the irrevocable obligation of the Bank to pay to or upon the order of the Trustee, upon request and in accordance with the terms thereof (and the Trustee agrees to draw on the Letter of Credit at such times and in such amounts as may be required to provide the following amounts at the required times), up to (a) an amount equal to the principal amount of the Bonds (i) to pay the principal of the Bonds when due whether at stated maturity, upon redemption or acceleration or (ii) to enable the Tender Agent to pay the portion of the purchase price equal to the principal amount of Bonds purchased pursuant to Section 5.01 to the extent remarketing proceeds are not available in the Remarketing Proceeds Account for such purpose, plus (b) an amount equal to at least 36 days’ interest accrued on the Bonds computed at the assumed maximum rate of ten percent (10%) per annum (the “Interest Component”) (i) to pay interest on the Bonds when due or (ii) to enable the Tender Agent to pay the portion of the purchase price of the Bonds purchased pursuant to Section 5.01 equal to the interest accrued, if any, on such Bonds to the extent remarketing proceeds are not available for such purpose in the Remarketing Proceeds Account.

The Letter of Credit shall provide that if, in accordance with the terms of the Indenture, the Bonds shall become immediately due and payable pursuant to any provision of the Indenture, the Trustee shall be entitled to draw on the Letter of Credit to the extent of the aggregate principal amount of the Bonds then Outstanding plus, to the extent available under the Credit Facility, an amount sufficient to pay interest on all Outstanding Bonds, less amounts for which the Letter of Credit shall not have been reinstated. In no event will the Trustee be entitled to make drawings under the Letter of Credit for the payment of any amount due on any Bond held pursuant to Section 5.05 or otherwise registered in the name of the Company.

Section 7.02.  Termination.  If at any time there shall cease to be any Bonds Outstanding hereunder or if any then current Credit Facility is otherwise terminated, the Trustee shall promptly surrender any such Credit Facility to the Credit Facility Issuer for cancellation. The Trustee shall comply with the procedures set forth in the Credit Facility relating to the termination thereof.

At any time all of the Bonds are subject to optional redemption pursuant to Section 9.01(a), the Trustee shall, at the direction of the Company, but subject to the conditions contained in this paragraph, deliver any Credit Facility for cancellation in accordance with the terms thereof which cancellation may be without substitution therefor or replacement thereof; provided, that the Company shall not be entitled to give any such direction if the purchase price of any Bonds to be purchased pursuant to Section 5.01(b)(ii) in connection with such cancellation, determined under such Section 5.01(b)(ii), includes any premium unless the Trustee has received written confirmation from the Credit Facility Issuer that the Trustee can draw under a Credit Facility (other than any Alternate Credit Facility being delivered in connection with such cancellation) on the Purchase Date related to such purchase of Bonds in an aggregate amount sufficient to pay the premium due upon such purchase of Bonds on such Purchase Date. If the Interest Rate Mode for Bonds is the Commercial Paper Rate, in addition to the written confirmation to the Trustee the Company shall notify the Remarketing Agent to establish a Commercial Paper Rate Period for each such Bond in accordance with Section 2.02(c)(i)(C)(1). Any such cancellation shall not become effective, surrender of such Credit Facility shall not take place and that Credit Facility shall not terminate, in any event, until payment by the issuer of that Credit Facility shall have been made for any and all drawings by the Trustee effected on or before such cancellation date (including, if applicable, any drawings for payment of the purchase price of Bonds to be purchased pursuant to Section 5.01(b)(ii) in connection with such cancellation). Notice of any proposed cancellation of the Credit Facility shall be given by the Company in writing to the Trustee at least twenty-five (25) days (forty (40) days if the Interest Rate Mode is the Long-Term Rate) prior to the effective date of such cancellation. Upon such cancellation, the Trustee shall surrender such Credit Facility to the Credit Facility Issuer in accordance with its terms.

Section 7.03.  Alternate Credit Facilities.  Subject to the conditions of this Section 7.03, the Company may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility having administrative terms acceptable to the Trustee. The terms of the Alternate Credit Facility shall in all respects material to the Bondholders be the same (except for the term, maximum interest rate, number of days interest coverage and any redemption premium coverage, all as set forth in such Alternate Credit Facility) as any Credit Facility then in effect. Such Alternate Credit Facility shall have a term of not less than the greater of (a) 364 days, or (b) if the Interest Rate Mode for any Bonds then in effect is the Long-Term Rate, the then-remaining portion of the then-current Long-Term Rate Period, and shall set forth a maximum interest rate on the Bonds with respect to which drawings may be made, provided that such term shall end no earlier than a June 15 or a December 15 as the case may be. At least twenty-five (25) days (forty (40) days if the Interest Rate Mode is the Long-Term Rate) prior to the proposed effective date of the proposed Alternate Credit Facility, the Company shall give notice, which notice, if the Interest Rate Mode is the Commercial Paper Rate, shall also contain a certification with respect to the length of each Commercial Paper Rate Period permitted hereunder after delivery of such Alternate Credit Facility, of such replacement to the Trustee, the Remarketing Agent, the Paying Agent, the Tender Agent and the then current Credit Facility Issuer, together with an opinion of Bond Counsel addressed to the Trustee stating that the delivery of such Alternate Credit Facility to the Trustee is authorized under this Indenture and complies with the terms hereof and that the delivery of such Alternate Credit Facility will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes. If (x) all of the Bonds are then subject to optional redemption pursuant to Section 9.01(a) and (y) if the purchase price of any Bonds to be purchased pursuant to Section 5.01(b)(ii) in connection with such cancellation or termination of the Credit Facility, determined under such Section 5.01(b)(ii), includes any premium, the Trustee has received written confirmation from the Credit Facility Issuer that the Trustee can draw under the Credit Facility (other than the Alternate Credit Facility being delivered in connection with such cancellation) on the Purchase Date related to such purchase of Bonds in an aggregate amount sufficient to pay the premium due upon such purchase of Bonds on such Purchase Date, then the Trustee shall (i) accept such Alternate Credit Facility and surrender the previously held Credit Facility, if any, to the previous Credit Facility Issuer for cancellation promptly on the day the Alternate Credit Facility becomes effective and (ii) give the notice provided for in Section 7.05; provided, further, however, that such Credit Facility shall not be surrendered for cancellation until payment by the issuer of the Credit Facility to be surrendered shall have been made for any and all drawings by the Trustee effected on or before the date of such surrender for cancellation (including any drawings for payment of the purchase price of Bonds to be purchased pursuant to Section 5.01(b)(ii) in connection with such cancellation). If the Interest Rate Mode for Bonds is the Commercial Paper Rate, and if the preceding sentence is applicable, the notices required under this Section 7.03 shall be delivered in sufficient time to permit the Remarketing Agent to establish a Commercial Paper Rate Period for each such Bond in accordance with Section 2.02(c)(i)(C)(1).

                                If a Credit Facility is in effect, the Company may at its option cause an Additional Credit Facility to be delivered to the Trustee to provide for any portion of the principal or redemption or purchase price of (including premium, if any), or interest on, the Bonds; provided that no Additional Credit Facility shall be delivered, shall become effective or shall be drawn upon for any payments hereunder unless the Trustee shall have also received (i) the opinion of Bond Counsel referred to above (also addressed to the Credit Facility Issuer) and the opinion of Counsel to the issuer of such Additional Credit Facility addressed to the Trustee and the further opinion of Bond Counsel if required by the last paragraph of this Section 7.03 upon delivery of an Alternate Credit Facility, (ii) if such Bonds are then rated, notice from the Rating Agency to the effect that such Rating Agency has reviewed the proposed Additional Credit Facility and the provision of such Additional Credit Facility will not, by itself, result in (A) a permanent withdrawal of the rating on the Bonds or (B) a reduction in the then current rating on the Bonds, and (iii) if such Additional Credit Facility is issued by an issuer other than the Credit Facility Issuer of the Credit Facility then in effect, then the written consent of such Credit Facility Issuer to the delivery of the Additional
Credit Facility. The Company shall promptly give written notice to the Trustee and, if the Interest Rate Mode for Bonds is the Commercial Paper Rate, the Remarketing Agent of its intention to cause delivery of any Additional Credit Facility. If the Interest Rate Mode for Bonds is the Commercial Paper Rate, such notice from the Company shall contain a certification with respect to the maximum length of each Commercial Paper Rate Period permitted hereunder upon delivery of such Additional Credit Facility. Upon receipt of such notice, if the Additional Credit Facility is issued by an issuer other than the Credit Facility Issuer with respect to the other Credit Facility then in effect, the Trustee will promptly mail a notice of the delivery of the Additional Credit Facility by first class mail to the Issuer, the Remarketing Agent, the Tender Agent, the Paying Agent and each Bondholder at its registered address.

Any Alternate Credit Facility or Additional Credit Facility delivered to the Trustee must be accompanied by an opinion of Counsel to the issuer or provider of such Credit Facility addressed to the Trustee stating that such Credit Facility is a legal, valid, binding and enforceable obligation of such issuer or obligor in accordance with its terms. In addition, if the Company grants a security interest in any cash, securities or investment property to the issuer or provider of such Alternate Credit Facility or Additional Credit Facility, the Company must furnish the Trustee with an opinion of Bond Counsel stating that such grant will not adversely affect the exclusion from gross income of interest on the Bonds for purposes of federal income taxation nor adversely affect any security interest created under this Indenture in favor of the holders of the Bonds.

Section 7.04.  Mandatory Purchase of Bonds.

(a) Prior to Expiration of Credit Facility. On the fifteenth day (or if such day is not a Business Day, the preceding Business Day) preceding the stated expiration of the term of the then current Credit Facility, the Bonds shall become subject to mandatory purchase in accordance with Section 5.01(b)(ii) and the Trustee shall give notice thereof in accordance with Section 7.05(a).

(b) Prior to Cancellation or Termination of Credit Facility. Upon notice delivered by the Company pursuant to Section 7.02 or Section 7.03, the Bonds shall become subject to mandatory purchase pursuant to Section 5.01(b)(ii) and the Trustee shall give notice thereof in accordance with Section 7.05(a).

(c) At Direction of Credit Facility Issuer. Upon notice delivered to the Trustee by the Credit Facility Issuer that states that an event of default has occurred and is continuing under the Reimbursement Agreement, the Bonds shall become subject to mandatory purchase pursuant to Section 5.01(b)(iii) and the Bond Registrar shall give notice thereof in accordance with Section 7.05(b) and Section 5.01(b)(iii).

Section 7.05.  Notices.

(a) The Trustee shall notify the Bond Registrar and the Bond Registrar shall notify the Bondholders by first class mail, postage prepaid of the expiration, termination or cancellation of the Credit Facility which will subject the Bonds to mandatory purchase in accordance with Section 5.01(b)(ii) at least fifteen (15), but not more than twenty-five (25), days (thirty (30), but not more than forty (40), days if the Interest Rate Mode is the Long-Term Rate) before any Purchase Date resulting from such expiration, termination or cancellation (including any expiration, termination or cancellation of such Credit Facility in connection with delivery of an Alternate Credit Facility in substitution thereof pursuant to Section 7.03). The notice will state:

(i) that the Credit Facility is expiring or being cancelled or terminated;

(ii) the Purchase Date; and

(iii) that the Bonds will be subject to mandatory purchase (and the purchase therefor) on the Purchase Date in accordance with Section 5.01(b)(ii) and that if any owner shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Tender Agent on the Purchase Date, and if the Tender Agent is in receipt of the purchase price therefor, such Bond not delivered shall nevertheless be purchased on the Purchase Date and shall cease to accrue interest on and from such date.

(b) The Trustee shall promptly notify the Bond Registrar and the Bond Registrar shall, as soon as practicable, but in no event later than one Business Day prior to the Purchase Date, notify the Bondholders by first class mail, postage prepaid, of a mandatory purchase of Bonds at the direction of the Credit Facility Issuer as a result of the receipt by the Trustee of a notice from the Credit Facility Issuer stating that an event of default has occurred and is continuing under the Reimbursement Agreement. The notice will state:

(i) that the Bonds are subject to mandatory purchase at the direction of the Credit Facility Issuer as a result of an event of default occurring and continuing under the Reimbursement Agreement;

(ii) the Purchase Date, which shall occur on the third Business Day after the date of receipt by the Trustee of the notice from the Credit Facility Issuer; and

(iii) that the Bonds will be subject to mandatory purchase (and the purchase price therefor) on the Purchase Date in accordance with Section 5.01(b)(iii) and that if any owner shall fail to deliver a Bond for purchase with an appropriate instrument of transfer to the Tender Agent on the Purchase Date, and if the Tender Agent is in receipt of the purchase price therefor, such Bond not delivered shall nonetheless be purchased on the Purchase Date and cease to accrue interest on and from such date; and

(c) Copies of any notices required by this Section 7.05 shall also be sent to the Issuer, the Credit Facility Issuer, the Tender Agent, the Remarketing Agent and the Paying Agent.

Section 7.06.  Other Credit Enhancement; No Credit Facility. Anything else to the contrary in this Article VII or in this Indenture notwithstanding, upon a mandatory purchase of the Bonds as set forth in Section 5.01(b)(ii), the Company shall not be required to provide a Credit Facility or other credit enhancement or the Company may provide credit enhancement other than a Credit Facility providing for (i) the payment of the principal, interest and redemption payment on the Bonds or a portion thereof or (ii) payment of the purchase price of the Bonds; provided, however, such credit enhancement shall have administrative provisions reasonably satisfactory to the Trustee, the Tender Agent and the Remarketing Agent and the Company shall provide the Trustee with an opinion of Bond Counsel addressed to the Trustee stating that the absence of a Credit Facility or other credit enhancement or the delivery of such other credit enhancement will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes.

(End of Article VII)

ARTICLE VIII
SECURITY FOR AND INVESTMENT OR DEPOSIT OF FUNDS

Section 8.01.  Deposits and Security Therefor. All deposits with the Trustee as trust funds whether original deposits under this Section 8.01 or deposits or re-deposits in time accounts under Section 8.02 shall, to the extent not insured, be secured by a pledge of securities to the extent required by applicable law for such trust deposits. The Trustee may deposit such moneys with any other depositary which is authorized to receive them and is subject to supervision by public banking authorities. All deposits in any other depositary in excess of the amount covered by insurance (whether under this Section or under Section 8.02 as aforementioned) shall, to the extent permitted by law, be secured by a pledge of direct obligations of the United States of America having an aggregate market value, exclusive of accrued interest, at all times at least equal to the balance so deposited. Such security shall be deposited with a Federal Reserve Bank, with the corporate trust department of the Trustee as authorized by law with respect to trust funds or with a bank or trust company qualified to be Trustee pursuant to Section 12.13.

Section 8.02. Investment or Deposit of Funds. The Trustee shall, at the written request and direction of the Company, invest moneys held in the Rebate Fund established under this Indenture in Governmental Obligations; provided that all Governmental Obligations shall mature not later than the date when the amounts will foreseeably be needed for purposes of this Indenture.

At the specific written direction of the Company, the Trustee shall invest moneys held in the Bond Fund (except moneys in the Credit Facility Account) in (i) Governmental Obligations and/or (ii) money market fund shares issued by a money market fund rated “AAAm” or “AAAm-G” or better by S&P (“Money Market Funds”), notwithstanding that (a) the Trustee or its Affiliates charges and collects fees and expenses from such funds for services rendered, (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture, and (c) services performed for such funds and pursuant to this Indenture may converge at any time. The Trustee and its Affiliates are expressly authorized to charge and collect all fees and expenses from such funds for services rendered to such funds in addition to any fees and expenses the Trustee may charge and collect for services rendered pursuant to this Indenture. Any such investments shall mature on or before the date or dates when the payments in respect of principal of or interest on the Bonds for which such moneys are held are to become due. In the absence of such written direction, the Trustee shall have no duty to invest such moneys except as provided in Section 8.03. Moneys held in the Credit Facility Account shall not be invested and the Trustee shall not be liable for the payment of interest thereon. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Bond Fund. Any investment made in accordance with this Indenture may be (i) executed by the Trustee or the Company with or through the Trustee or its Affiliates, and (ii) made in securities of any entities for which the Trustee or any of its Affiliates serves as distributor, advisor or other service provider.

The interest and income received upon investment of the Rebate Fund and any profit or loss resulting from the sale of any investment shall be added or charged to such Fund. In the case of all Revenues representing moneys held in the Bond Fund such interest or income received or paid shall be held in the Bond Fund with a corresponding credit against the Company’s obligation to make payments under the Note.

The value of any investments held in the Bond Fund or the Rebate Fund shall be determined as of the end of each month. The value of any such investments shall be calculated by the Trustee in accordance with its customary procedures.

The Trustee shall have no liability whatsoever for any loss, fee, tax or other change on any investment, reinvestment, or liquidation of an investment hereunder, except as a result of its own willful misconduct or negligence or that of its agents, officers and employees.

Section 8.03. Investment by the Trustee. If the Company shall not give directions as to investment of money held by the Trustee, or if an Event of Default has occurred and is continuing hereunder, the Trustee shall make such investments in Government Obligations or Money Market Funds as are permitted under applicable law, this Indenture and as it deems advisable. The Trustee shall be permitted to charge to the Company its standard fees and all expenses in connection with any services performed in accordance with this Section 8.03.

(End of Article VIII)

ARTICLE IX
REDEMPTION OF BONDS

Section 9.01.  Redemption Dates and Prices. The Bonds shall be subject to redemption prior to maturity in the amounts, at the times and in the manner provided in this Article IX. Payment of the redemption price of any Bond shall be made on the redemption date only upon the surrender to any Paying Agent of any Bond so redeemed.

(a) Optional Redemption.  (i)  Whenever the Interest Rate Mode for Bonds is the Daily Rate, Weekly Rate or Semi-Annual Rate, such Bonds shall be subject to redemption at the option of the Issuer, upon the direction of the Company, in whole or in part, at a redemption price of 100% of the principal amount thereof on any Interest Payment Date.

(ii) Whenever the Interest Rate Mode for Bonds is the Dutch Auction Rate, such Bonds shall be subject to redemption at the option of the Issuer, upon the direction of the Company, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus interest accrued, if any, to the redemption date, on the Business Day immediately succeeding any Auction Date.

(iii) Whenever the Interest Rate Mode for a Bond is the Commercial Paper Rate, such Bond shall be subject to redemption at the option of the Issuer, upon the direction of the Company, in whole or in part, at a redemption price of 100% of the principal amount thereof on the Interest Payment Date for each Commercial Paper Rate Period for that Bond.

(iv) Whenever the Interest Rate Mode for Bonds is the Annual Rate, such Bonds shall be subject to redemption at the option of the Issuer, upon the direction of the Company, in whole or in part at a redemption price equal to 100% of the principal amount thereof on the final Interest Payment Date for such Annual Rate Period.

(v) Whenever the Interest Rate Mode for Bonds is the Two-Year Rate, such Bonds shall be subject to redemption at the option of the Issuer, upon the direction of the Company, in whole or in part , at a redemption price equal to 100% of the principal amount thereof on the final Interest Payment Date for such Two-Year Rate Period.

(vi) Whenever the Interest Rate Mode for Bonds is the Three-Year Rate, such Bonds shall be subject to redemption at the option of the Issuer, upon the direction of the Company, in whole or in part, at a redemption price equal to 100% of the principal amount thereof on the final Interest Payment Date for such Three-Year Rate Period.

(vii) Whenever the Interest Rate Mode for Bonds is the Five-Year Rate, such Bonds shall be subject to redemption at the option of the Issuer, upon the direction of the Company, in whole or in part, at a redemption price equal to 100% of the principal amount thereof on the final Interest Payment Date for such Five-Year Rate Period.

(viii) Whenever the Interest Rate Mode for Bonds is the Long-Term Rate, such Bonds shall be subject to redemption at the option of the Issuer, upon the direction of the Company, in whole or in part, (A) on the final Interest Payment Date for such Long-Term Rate Period, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption and (B) prior to the end of the then current Long-Term Rate Period at any time during the redemption periods and at the redemption prices set forth below, plus interest accrued, if any, to the redemption date:

Original Length of Current Long-Term Rate Period (Years)	Commencement of Redemption Period	Redemption Price as Percentage of Principal
More than 15 years	Tenth anniversary of com- mencement of Long-Term Rate Period	100%
Greater than 10 years but equal to or less than 15 years	Fifth anniversary of com- mencement of Long-Term Rate Period	100%
Equal to or less than 10 years	Non-callable	Non-callable

If the Company has given notice of a change in the Long-Term Rate Period pursuant to Section 2.02(d) or notice of Conversion of the Interest Rate Mode for the Bonds to the Long-Term Rate pursuant to Section 2.02(e) and, at least forty (40) days prior to such change in the Long-Term Rate Period for the Bonds or such Conversion of an Interest Rate Mode for the Bonds to the Long-Term Rate the Company has provided (i) a certification of the Remarketing Agent to the Trustee and the Issuer that the foregoing schedule is not consistent with Prevailing Market Conditions and (ii) an opinion of Bond Counsel addressed to the Trustee and the Issuer that a change in the redemption provisions of the Bonds will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes, the foregoing redemption periods and redemption prices may be revised, effective as of the date of such change in the Long-Term Rate Period or the Conversion Date, as determined by the Remarketing Agent in its judgment, taking into account the then Prevailing Market Conditions as set forth in such certification, which shall be appended by the Trustee to its counterpart of this Indenture. Any such revision of the redemption periods and redemption prices shall not be considered an amendment of or a supplement to this Indenture and shall not require the consent of any Bondholder or any other Person or entity.

(ix) Extraordinary Optional Redemption During Long-Term Rate Period. Whenever the Interest Rate Mode for Bonds is the Long-Term Rate, such Bonds shall be subject to redemption at the option of the Issuer, upon the direction of the Company, at any time in whole, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest, if any, to the date fixed for redemption if the Company has determined that:

(A) any federal, state or local body exercising governmental or judicial authority has taken any action which results in the imposition of burdens or liabilities with respect to the Project, or any facilities serviced thereby, rendering impracticable or uneconomical the operation of all or a substantial portion of the Project (or the facilities serviced thereby) by the Company, including, without limitation, the condemnation or taking by eminent domain of all or a substantial portion of the Project or any facilities serviced thereby; or

(B) changes in the economic availability of raw materials, operating supplies, or facilities or technological or other changes have made the continued operation of all or a substantial portion of the Project, or the operation of the facilities serviced thereby, uneconomical; or

(C) all or a substantial portion of the Project has been damaged or destroyed to such an extent that it is not practicable or desirable to rebuild, repair or restore the Project; or

(D) as a result of any changes in the Constitution of the State of Ohio or the Constitution of the United States of America or by legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) after any contest thereof by the Company in good faith, this Indenture, the Agreement, the Note or the Bonds shall become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Indenture or the Agreement; or

(E) any court or administrative body shall enter a judgment, order or decree, or shall take administrative action, requiring the Company to cease all or any substantial part of its operations served by the Project to such extent that the Company is or will be prevented from carrying on its normal operations at the facilities being served by such Project for a period of at least six (6) consecutive months; or

(F) the Company has terminated operations at the facilities being served by the Project.

Any such redemption shall be made not more than one year from the date of such determination by the Company.

(b) Special Mandatory Redemption. The Bonds shall be subject to special mandatory redemption in whole (or in part, if in the opinion of Bond Counsel such partial redemption will preserve the exclusion from gross income for federal income tax purposes of interest on the Bonds remaining Outstanding after such redemption) at any time at a redemption price equal to 100% of the principal amount thereof, plus interest accrued to the date fixed for redemption, if a “final determination” is made that the interest paid or payable on any Bond to other than a “substantial user” of the Project or a “related person” (within the meaning of Section 147(a) of the Code) is or was includable in the gross income of the owner thereof for federal income tax purposes under the Code, as a result of the failure of the Company to observe or perform any covenant, condition or agreement on its part to be observed or performed under the Agreement or the inaccuracy of any representation or warranty by the Company under the Agreement. A “final determination” shall be deemed to have occurred upon the issuance of a published or private ruling or technical advice by the Internal Revenue Service or a judicial decision in a proceeding by any court of competent jurisdiction in the United States (from which ruling, advice, or decision no further right of appeal exists), in all cases in which the Company, at its expense, has participated or been a party or has been given the opportunity to contest the same or to participate or be a party, or receipt by the Company of an opinion of Bond Counsel to such effect obtained by the Company and rendered at the request of the Company. Any special mandatory redemption shall be made as soon as practicable but in any event not more than one hundred eighty (180) days from the date of such “final determination”. Not later than sixty (60) days after a “final determination” is so made, the Company may advise the Trustee in writing and may specify the date, which shall be not later than the 180th day from the date of such “final determination” on which the Bonds are to be redeemed in accordance with this Section 9.01(b). If no date is so specified, the Trustee shall establish a redemption date which shall be the 120th day, or if such day is not a Business Day, the next succeeding Business Day, following the delivery of notice to the Trustee of the making of a “final determination”. Any special mandatory redemption of less than all of the Bonds shall be in such manner as the Trustee, with the advice of Bond Counsel, shall deem proper. If the Indenture has been released in accordance with Section 16.01 prior to the occurrence of a “final determination”, the Bonds will not be redeemed pursuant to this Section 9.01(b).

If the Trustee receives written notice from any Bondholder to the effect that (i) the owner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bond in the gross income of such Bondholder, which the Trustee determines is for any of the reasons described in this Section 9.01(b) or any other proceeding has been instituted against such Bondholder which may lead to a final determination as described in this Section 9.01(b), and (ii) such Bondholder will afford the Company the opportunity to contest the same, either directly or in the name of the Bondholder, and until a conclusion of any appellate review, if sought, and the Trustee has no reason to believe that such information is not accurate, then the Trustee shall promptly give notice thereof to the Company, the Issuer, the Remarketing Agent, the Paying Agent, the Credit Facility Issuer and the Tender Agent and to the owners of all Bonds then Outstanding. The Trustee shall thereafter coordinate any similar requests or notices it may have received from other Bondholders and shall from time to time request the Company to advise it of the progress of any administrative proceedings or litigation. If the Trustee has been advised in writing by the Company or any Bondholder who has delivered the above notice that a final determination has thereafter occurred, the Trustee shall make demand for prepayment of the Note or necessary portion thereof from the Company and give notice of the redemption of the appropriate amount of Bonds, the redemption date to be not later than the date specified in this Section. In taking any action or making any determination under this subsection, the Trustee may rely on an opinion of Counsel.

(c) Purchase in Lieu of Redemption.  Bonds subject to optional redemption as provided in this Section may be purchased in lieu of redemption on the applicable redemption date at a purchase price equal to 100% of the principal amount thereof, plus accrued interest thereon to, but not including, the date of such purchase, if the Trustee has received a written request from the Company on or before the Business Day prior to the date the Bonds would otherwise be subject to redemption specifying that moneys provided or to be provided by the Company shall be used to purchase such Bonds in lieu of redemption. Moneys received for such purpose shall be held by the Trustee in trust for the registered owner of the Bonds so purchased. While a Credit Facility is in place, any such purchase will be made from moneys received from a drawing on such Credit Facility and applied as provided herein; notwithstanding anything else herein to the contrary, in that instance and for purposes of this Indenture and the Bonds, the date of such purchase shall be deemed to be a Purchase Date, the Bonds so purchased shall be deemed to be Pledged Bonds and shall be held by the Tender Agent pursuant to Section 5.05, and any references to Section 5.01 shall be deemed to also include and refer to Section 9.01(c). No purchase of Bonds by the Company pursuant to this subsection or advance or use of any moneys to effectuate any such purpose shall be deemed to be a payment or redemption of the Bonds or any portion thereof, and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by such Bonds. Bonds purchased under this Section 9.01(c) shall not be remarketed or otherwise sold unless the Trustee has received an opinion of Bond Counsel to the effect that such transaction does not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes.

Section 9.02.  Company Direction of Optional Redemption.  The Issuer shall direct the Trustee to call Bonds for optional redemption only when it shall have been notified by the Company in writing to do so. So long as a Credit Facility is then held by the Trustee, the Trustee may call Bonds for optional redemption only if it has received written confirmation from the Credit Facility Issuer that the Credit Facility can be drawn on to pay any redemption premium and that the Trustee will receive on or prior to the redemption date, from the proceeds of drawings under a Credit Facility, sufficient moneys to pay the redemption price (including premium, if any) of the Bonds to be called for redemption, plus accrued interest thereon and in the case of a partial redemption, confirmation that the Credit Facility shall be available to provide moneys in the amounts specified in Section 7.01 for the payment of principal, purchase price and interest on the remaining Outstanding Bonds. Notice of any optional redemption to the Trustee shall specify the principal amount of Bonds to be redeemed and the redemption date. The Company will give the notice to the Trustee and the Trustee shall give prompt notice to the Bond Registrar at least fifteen (15) days but not more than ninety (90) days prior to the day on which the Bond Registrar is required to give notice of such optional redemption to the Bondholders.

Section 9.03.  Selection of Bonds to be Called for Redemption.  Except as otherwise provided herein or in the Bonds, if less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption shall be selected by any method determined by the Bond Registrar to be fair and reasonable; provided, however, that in connection with any redemption of Bonds, the Bond Registrar shall first select for redemption any Bonds held pursuant to Section 5.05 and provided that if, as stated in a certificate of the Company delivered to the Bond Registrar, the Company shall have offered to purchase all Bonds then Outstanding and less than all of such Bonds shall have been tendered to the Company for such purchase, the Bond Registrar, at the written direction of the Company, shall select for redemption Bonds which have not been so tendered. The Bond Registrar shall treat any Bond of a denomination greater than the minimum authorized denomination for the Interest Rate Mode then applicable to the Bonds as representing that number of separate Bonds each of that minimum authorized denomination (and, if any Bond is not in a denomination that is an integral multiple of the minimum authorized denomination for such Interest Rate Mode, one separate Bond of the remaining principal amount of the Bond) as can be obtained by dividing the actual principal amount of such Bond by that minimum authorized denomination; provided that no Bond shall be redeemed in part if it results in the unredeemed portion of the Bond being in a principal amount other than an authorized denomination.

Section 9.04.  Notice of Redemption.

(a) The notice of the call for redemption of Bonds shall state (i) the complete official name of the issue, (ii) the Bonds or portion thereof to be redeemed by designation, letters, CUSIP numbers or other distinguishing marks, interest rate, Maturity Date and principal amount, (iii) the redemption price to be paid, (iv) the date fixed for redemption, (v) that interest shall cease to accrue after the date fixed for redemption, (vi) the place or places, by name and address, where the amounts due upon redemption are payable and (vii) the name and telephone number of the Person to whom inquiries regarding the redemption may be directed; provided, however, that the failure to identify a CUSIP number for said Bonds in the redemption notice, or the inclusion of an incorrect CUSIP number, shall not affect the validity of such redemption notice; and provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bond or as contained in such notice. The notice shall be given by the Bond Registrar on behalf of the Issuer by mailing a copy of the redemption notice by first class mail postage prepaid, at least thirty (30) days (fifteen (15) days if the Interest Rate Mode for such Bonds is the Dutch Auction Rate) but no more than ninety (90) days prior to the date fixed for redemption, to the owner of each Bond subject to redemption in whole or in part at the owner’s address shown on the Bond Register and to the Trustee if it is not also Bond Registrar. When the Bonds are not held in a Book-Entry System a second notice shall be sent in the same manner described above not more than ninety (90) days after the redemption date to the owner of any redeemed Bond which was not presented for payment on the redemption date. Any Bond which is remarketed subsequent to a notice of redemption being delivered, but prior to the date of such redemption, shall be delivered to the purchaser thereof accompanied by such notice. Furthermore, if any Bonds in a Dutch Auction Rate Period are to be redeemed in part and those Bonds are held by the Depository, the Bond Registrar shall include in the notice of the call for redemption delivered to the Depository: (i) under an item entitled “Publication Date for Depository Purposes”, the Interest Payment Date prior to the redemption date, and (ii) an instruction to the Depository to (x) determine on such Publication Date after the Auction held on the immediately preceding Auction Date has settled, the Depository participants whose Depository positions will be redeemed and the principal amount of such Bonds to be redeemed from each such position ( the “Securities Depository Redemption Information”), and (y) notify the Auction Agent immediately after such determination of the positions of the Depository participants in such Bonds immediately prior to such Auction settlement, the positions of the Depository participants in such Bonds immediately following such Auction settlement, and the Securities Depository Redemption Information; for purposes of this sentence, the term “Publication Date” shall mean three Business Days after the Auction Date next preceding such redemption date. Failure to receive notice pursuant to this Section, or any defect in that notice, as to any Bond shall not affect the validity of the proceedings for the redemption of any other Bond. Notices of redemption shall also be mailed to the Remarketing Agent, the Auction Agent, the Paying Agent and any Credit Facility Issuer.

(b) The Bond Registrar shall take the following additional actions with respect to such redemption notice, but no defect in the following actions or any failure to take the same shall defeat the effectiveness of the foregoing redemption notice:

(i) At least thirty-one (31) days prior to the date fixed for redemption, such redemption notice shall be given by (1) registered or certified mail, postage prepaid, (2) legible facsimile transmission or (3) overnight delivery service, to the following securities depository:

The Depository Trust Company, 711 Stewart
Avenue, Garden City, New York 11530; Facsimile
transmission: (516) 227-4039 or (516) 227-4190;

(ii) At least thirty-one (31) days before the date fixed for redemption, such redemption notice shall be given by (1) registered or certified mail, postage prepaid, (2) legible facsimile transmission or (3) overnight delivery service, to the following services and others as may be selected by the Bond Registrar in its sole discretion (or, if such services are no longer in existence to such other information service of national recognition that disseminates redemption information as is specified in writing by the Company to the Bond Registrar):

(A) Financial Information, Inc.’s Financial Daily Called Bond Service 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302 Attention: Editor; and

(B) Standard & Poor’s JJ Kenny Repository, 55 Water Street, 45th Floor, New York, New York 10041-0003.

(iii) In undertaking to comply with the requirements of this subsection (b), the Bond Registrar shall not incur any liability as a result of the failure to provide such notice to any such institutions or as a result of any defect therein.

(c) If, at the time of the mailing of notice of any optional redemption, the Trustee shall not have received moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional in that it is subject to the receipt of such moneys by the Trustee not later than the redemption date, and such notice shall be of no effect unless such moneys are so received.

Section 9.05.  Bonds Redeemed in Part. Any Bond which is to be redeemed only in part shall be surrendered at a place stated for the surrender of Bonds called for redemption in the notice provided for in Section 9.04 (with due endorsement by, or a written instrument of transfer in form satisfactory to the Bond Registrar duly executed by, the owner thereof or his attorney duly authorized writing) and the Issuer shall execute and the Authenticating Agent shall authenticate and deliver to the owner of such Bond without service charge, a new Bond or Bonds, of any authorized denomination as requested by such owner in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.

(End of Article IX)

ARTICLE X
COVENANTS OF THE ISSUER

Section 10.01.  Payment of Principal of and Interest on Bonds. The Issuer shall promptly pay or cause to be paid the principal or applicable redemption price of and the interest on every Bond issued hereunder according to the terms thereof, but shall be required to make such payment or cause such payments to be made only out of Revenues. The Issuer shall appoint one or more Paying Agents for such purpose, each such agent to be a national banking association, a bank and trust company or a trust company. The Issuer hereby appoints the Tender Agent to act as Paying Agent in respect of the Bonds, and designates the Designated Office of such agent as the place of payment in respect of the Bonds. The aforesaid appointments and designations shall remain in effect until notice of change is filed with the Trustee.

The Issuer shall appoint a Paying Agent in each city or political subdivision specified as a place of payment of the Bonds at an office at which Bonds may be presented or surrendered for payment, or for registration, transfer, or exchange. The Issuer shall give prompt written notice to the Trustee of the designation of each such Paying Agent and of its designated office location for purposes of such agency, and of any change in the Paying Agent or of its designated office location. Any Paying Agent other than the Trustee shall be a Person which is acceptable to the Company and which would meet the requirements for qualification as a successor Trustee imposed by Section 12.13.

Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Paying Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of any Paying Agent, shall be the successor of the Paying Agent hereunder, if such successor corporation is otherwise eligible as a successor Trustee under Section 12.13, without the execution or filing of any further act on the part of the parties hereto or the Paying Agent or such successor corporation.

Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Company. The Issuer may at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent, the Trustee and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible under this Section, the Issuer may appoint a successor Paying Agent, shall give written notice of such appointment to the Trustee, the Bond Registrar and the Company and shall cause the Bond Registrar to mail notice of such appointment to the owners of Bonds as the names and addresses of such owners appear on the Bond Register. In the event the Issuer shall fail to appoint a successor Paying Agent upon the resignation or removal of the Paying Agent, the Trustee shall either appoint a successor Paying Agent or itself act as a Paying Agent until the appointment of a successor Paying Agent. Anything herein to the contrary notwithstanding, a Paying Agent that is also the Tender Agent (i) may not resign unless it also resigns as Tender Agent and such resignation shall be in accordance with Section 13.02(b) and (ii) may not be removed as a Paying Agent unless it is also removed as Tender Agent.

The Issuer shall require any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree that such Paying Agent will (i) hold all sums held by it for the payment of the principal or redemption price of, or interest on, Bonds in trust for the benefit of the owners of such Bonds until such sums shall be paid to such owners or otherwise disposed of as herein provided, (ii) give the Trustee notice of any default by the Issuer or the Company in the making of any payment of principal or redemption price or interest on the Bonds of which the Paying Agent has actual knowledge and (iii) at any time during the continuance of such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Section 10.02.  Corporate Existence; Compliance with Laws. To the extent permitted by law the Issuer shall maintain its corporate existence, and shall use its best efforts to maintain and renew all its rights, powers, privileges and franchises or to assure the assignment of its rights under this Indenture and the Bonds to, and the assumption of its obligations under this Indenture and the Bonds by, any successor public body. The Issuer shall comply with all valid and applicable laws, acts, rules, regulations, permits, orders, requirements and directions of any legislative, executive, administrative or judicial body pertaining to the Project or the Bonds.

Section 10.03.  Enforcement of Agreement; Prohibition Against Amendments; Notice of Default. The Issuer shall cooperate with the Trustee in enforcing the payment of all amounts payable under the Agreement and the Note and shall require the Company to perform its obligations thereunder. So long as no Event of Default hereunder shall have occurred and be continuing, the Issuer may exercise all its rights under the Agreement as amended or supplemented from time to time, except that it shall not amend the Agreement in any respect relating to the Bonds without the consent of the Trustee pursuant to Section 15.03. Prior to making any such amendment, the Issuer shall file with the Trustee (i) a copy of the proposed amendment and (ii) except in the case of amendments to the Agreement made to cure any ambiguity or to correct or supplement any provision contained therein which may be defective or inconsistent with any other provision contained therein or herein or to make such other provisions in regard to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement or this Indenture, an opinion of Bond Counsel addressed to the Trustee and the Credit Facility Issuer to the effect that such amendment or supplement will not adversely affect the exclusion from gross income of the holders thereof of interest on the Bonds for federal income tax purposes and, unless the Trustee shall have otherwise given its consent to such amendment or supplement, an opinion of counsel to the effect that such amendment or supplement will not otherwise adversely affect the interests of the Bondholders. The Issuer shall give prompt written notice to the Trustee of any default actually known to the Issuer under the Agreement or the Note or any amendment or supplement thereto.

Section 10.04.  Further Assurances. Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee or the Bondholders may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be required to carry out the purposes of this Indenture.

Section 10.05.  Bonds Not to Become Arbitrage Bonds. The Issuer covenants with the holders of the Bonds that, notwithstanding any other provision of this Indenture or any other instrument, it will not take or permit to be taken on its behalf (to the extent it retained or retains direction or control) any actions and will make no investment or other use of the proceeds of the Bonds which would cause the Bonds to be arbitrage bonds under Section 148 of the Code and it further covenants that it will comply with the requirements of such Section. The foregoing covenants shall extend throughout the term of the Bonds, to all funds created under this Indenture and all moneys on deposit to the credit of any such fund, and to any other amounts which are Bond proceeds for purposes of Section 148 of the Code and the regulations thereunder.

Section 10.06.  Financing Statements. The Issuer, at the expense of the Company, shall cooperate with the Trustee to cause this Indenture and any supplements hereto or financing statements to be filed in such manner and at such places as may be required by law to fully protect the security of the holders of the Bonds and the right, title and interest of the Trustee in and to the rights and interests assigned to the Trustee under this Indenture. The Issuer shall execute or cause to be executed any and all further instruments as may be required by law or as shall reasonably be requested in writing by the Trustee for such protection of the interests of the Trustee and the Bondholders, and shall furnish satisfactory evidence to the Trustee of filing and refiling of such instruments and of every additional instrument which shall be necessary to preserve the lien of this Indenture upon the rights and interests assigned to the Trustee under this Indenture until the principal of and interest on the Bonds issued hereunder shall have been paid. The Trustee shall execute or join in the execution of any such further or additional instrument delivered to it at such time or times and in such place or places as it may be advised by an opinion of Counsel will preserve the lien of this Indenture upon the rights and interests assigned to the Trustee under this Indenture until the aforesaid principal shall have been paid. The Trustee shall not be responsible for (i) the validity, priority, recording, rerecording, filing or refiling of this Indenture or any supplemental indenture or (ii) any financing statements, amendments thereto or continuation statements. Any filing, refiling, renewal, continuation and/or amendment, pursuant to this Section, shall be at the expense of the Company.

(End of Article X)

ARTICLE XI
EVENTS OF DEFAULT AND REMEDIES

Section 11.01.  Events of Default Defined. Each of the following shall be an “Event of Default” hereunder:

(a) Payment of the principal or redemption price of any Bond is not made when it becomes due and payable at maturity or upon unconditional proceedings for redemption; or

(b) Payment of any interest on any Bond is not made, (i) if such Bond bears interest at a Commercial Paper Rate, Dutch Auction Rate, Daily Rate, Weekly Rate or Semi-Annual Rate, when due, and (ii) if such Bond bears interest in any other Interest Rate Mode, then within one Business Day of when it becomes due and payable; or

(c) If no Credit Facility is then held by the Trustee, any “Event of Default” under the Note occurs and is continuing; or

(d) Payment of the purchase price of any Bond required to be purchased pursuant to Section 5.01 is not made when such payment has become due and payable; or

(e) If a Credit Facility is then held by the Trustee, receipt by the Trustee, on or before the close of business on the day of a drawing under such Credit Facility to pay interest on the Bonds on an Interest Payment Date, of written notice from the Credit Facility Issuer that the interest component of the Credit Facility will not be reinstated as of the date of such notice to the amount required to be maintained pursuant to this Indenture; or

(f) If the Company fails to observe and perform any covenant, condition or agreement on its part to be observed or performed under the Agreement or the Note (other than payment obligations on the Note) for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Trustee; provided, that if such failure is of such nature that it can be corrected (as agreed to by the Trustee) but not within such period, the same shall not constitute an Event of Default so long as the Company institutes prompt corrective action and is diligently pursuing the same and provided further, that if the Company is unable to institute corrective action or to pursue the same because of circumstances beyond its control, the same shall not constitute an Event of Default until such circumstances no longer exist and then only after the Company has had an opportunity to remedy the same as provided above; or

(g) If the Bonds have been purchased at the direction of the Credit Facility Issuer pursuant to Section 5.01(b)(iii) and thereafter all of the Bonds, other than Bonds registered in the name of the Company, are held as Pledged Bonds, then upon written notice from the Credit Facility Issuer to the Trustee that an event of default has occurred and is continuing under the Reimbursement Agreement; or

Upon the occurrence of any Event of Default under Section 11.01(a), (b), (c), (e), (f) or (g), the Trustee shall immediately give Electronic Notice of that Event of Default to the Issuer, the Paying Agent, the Tender Agent, the Credit Facility Issuer and the Remarketing Agent. If an Event of Default occurs under Section 11.01(d), the Tender Agent shall immediately give Electronic Notice of that Event of Default to the Trustee and the Trustee shall give Electronic Notice to the Paying Agent, the Remarketing Agent and the Credit Facility Issuer.

Section 11.02. Acceleration and Annulment Thereof. If any Event of Default under Section 11.01(e) occurs and is continuing, the Trustee immediately shall, and if any other Event of Default occurs and is continuing, the Trustee may (with the consent of the Credit Facility Issuer in the case of an Event of Default described in Section 11.01(f) or (g)) in its discretion, and upon request of the holders of not less than 25% in principal amount of the Bonds then Outstanding (or at the written direction of the Credit Facility Issuer in case of an Event of Default described in Section 11.01(g)) shall, by notice in writing to the Issuer and the Company, declare the principal of all Bonds then Outstanding to be immediately due and payable. Upon any such declaration of acceleration of the Bonds, the said principal of all such Bonds, together with interest accrued thereon, shall become due and payable immediately at the place of payment provided therein, anything in this Indenture or in said Bonds to the contrary notwithstanding. On the date of declaration of any acceleration hereunder, the Trustee, to the extent it has not already done so and without any requirement of indemnity, shall immediately, on such date, draw upon the Credit Facility, if any, to the extent permitted by the terms thereof and shall immediately thereafter exercise such rights as it may have under the Note and the Agreement to declare all payments thereunder to be due and payable immediately. If there is no Credit Facility in effect on the date of the declaration of acceleration hereunder or if the Credit Facility is not honored by the Credit Facility Issuer in full or in part, then the Trustee shall immediately exercise such rights as it may have under the Note and the Agreement to declare all payments thereunder to be due and payable immediately.

Immediately after any acceleration hereunder, the Trustee, to the extent it has not already done so, shall notify in writing the Issuer, the Company, the Credit Facility Issuer, the Tender Agent, the Paying Agent and the Remarketing Agent of the occurrence of such acceleration. Within five Business Days of the occurrence of any acceleration hereunder, the Bond Registrar or the Trustee shall notify by first class mail, postage prepaid, the owners of the Bonds Outstanding of the occurrence of such acceleration, the date through which interest accrued and the time and place of payment; provided that, if a Credit Facility is then in effect, interest shall cease to accrue on the date of acceleration.

If, after the principal of said Bonds has been so declared to be due and payable, all arrears of interest upon said Bonds (and interest on overdue installments of interest at the rate borne by the Bonds) are paid or caused to be paid by the Issuer, and the Issuer also performs or causes to be performed all other things in respect to which it may have been in default hereunder and pays or causes to be paid the reasonable charges of the Trustee and the Bondholders, including reasonable attorneys’ fees and expenses, then, and in every such case, the holders of a majority in principal amount of the Bonds then Outstanding by notice to the Issuer and to the Trustee, may annul such declaration and its consequences and such annulment shall be binding upon the Trustee and upon all holders of Bonds issued hereunder; but no such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. The Trustee shall forward a copy of any notice from the Bondholders received by it pursuant to this paragraph to the Company. The Trustee shall not annul any declaration resulting from an Event of Default under Section 11.01(e) or any other Event of Default which has resulted in a drawing under the Credit Facility unless the Trustee has received written confirmation from the Credit Facility Issuer that the Credit Facility has been fully reinstated. Immediately upon any such annulment, the Trustee shall cancel, by notice to the Company, any demand for payment of the Note made by the Trustee pursuant to this Section 11.02. The Trustee shall promptly give written notice of such annulment to the Issuer, the Company, the Credit Facility Issuer, the Paying Agent, the Tender Agent and the Remarketing Agent, and, if notice of the acceleration of the Bonds shall have been given to the Bondholders, the Bond Registrar shall give notice thereof to the Bondholders.

Section 11.03. Other Remedies. If any Event of Default occurs and is continuing, the Trustee, before or after declaring the principal of the Bonds then Outstanding immediately due and payable, may enforce each and every right granted to the Issuer or the Trustee under this Indenture, the Note or the Agreement or any supplements or amendments hereto or thereto.

Section 11.04. Legal Proceedings by Trustee. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the Credit Facility Issuer or holders of not less than 25% in principal amount of the Bonds then Outstanding (with the consent of the Credit Facility Issuer, provided such consent shall not be required where suit will be brought upon the Credit Facility, if any) and receipt of indemnity to its satisfaction shall, in its own name undertake the following actions:

(a) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders, including the right to require the Issuer to collect the amounts payable under the Agreement and to require the Issuer to carry out any other provisions of this Indenture for the benefit of the Bondholders and to perform its duties under the Act;

(b) Bring suit upon the Bonds, the Credit Facility, if any, and the Note;

(c) By action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Bondholders; and

(d) By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

Section 11.05. Discontinuance of Proceedings by Trustee. If any proceeding taken by the Trustee on account of any Event of Default is discontinued or is determined adversely to the Trustee, the Issuer, the Trustee, the Credit Facility Issuer and the Bondholders shall be restored to their former positions and rights hereunder as though no such proceeding had been taken insofar as is possible, but subject to the limitations of any such adverse determination.

Section 11.06.  Bondholders May Direct Proceedings. Notwithstanding any other provision herein, so long as the Credit Facility Issuer shall have honored in full any drawing under a Credit Facility, if any, made pursuant to Section 11.02, the Credit Facility Issuer shall, and in all other cases the owners of a majority in principal amount of the Bonds then Outstanding shall, have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings by the Trustee hereunder; provided that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudice the rights of minority Bondholders.

Section 11.07. Limitations on Actions by Bondholders. No Bondholder shall have any right to pursue any remedy hereunder unless:

(a) the Trustee shall have notice of an Event of Default;

(b) the holders of at least 25% in principal amount of the Bonds then Outstanding respecting which there has been an Event of Default shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names;

(c) the Trustee shall have been offered indemnity satisfactory to it against fees, costs, expenses and liabilities except that no offer of indemnification shall be required (i) for a declaration of acceleration under Section 11.02 or (ii) for a drawing under the Credit Facility, if any, or (iii) for the failure to pay to the Bondholders moneys held by it under this Indenture and payable to the Bondholders, and

(d) the Trustee shall have failed to comply with such request within a reasonable time.

Nothing herein shall affect or impair the right of action, which is absolute and unconditional, of a Bondholder to enforce the payment of principal or redemption price of, and interest on, the Bonds held by such Bondholder.

Section 11.08. Trustee May Enforce Rights Without Possession of Bonds. All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the holders of the Bonds.

Section 11.09. Delays and Omissions Not to Impair Rights. No delay or omission in respect of exercising any right or power accruing upon any Event of Default shall impair such right or power or be a waiver of such Event of Default and every remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

Section 11.10. Application of Moneys in Event of Default. Any moneys received by the Trustee under this Article XI shall be applied in the following order; provided that any moneys received by the Trustee from a drawing on the Credit Facility shall be applied to the extent permitted by the terms thereof only as provided in paragraph (b) below with respect to the principal of, and interest accrued on, Bonds other than Bonds held of record by or, to the knowledge of the Trustee, for the account of the Company after purchase thereof pursuant to Section 5.04(a)(iii) and other than Bonds held pursuant to Section 5.05 or otherwise registered in the name of the Company:

(a) to the payment of the expenses of the Trustee, including reasonable counsel fees and expenses, any disbursements of the Trustee with interest thereon and its reasonable compensation;

(b) to the payment of principal or redemption price (as the case may be) and interest then owing on the Bonds, including any interest on overdue interest, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal or redemption price and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest; and

(c) to the payment of any unpaid expenses of the Issuer, including reasonable counsel fees, incurred in connection with the Event of Default.

The surplus, if any, shall be paid first to the Credit Facility Issuer to the extent of any amounts that the Company owes the Credit Facility Issuer pursuant to the Reimbursement Agreement (as certified in writing by the Credit Facility Issuer to the Trustee) and second (other than any moneys received by the Trustee from a drawing on a Credit Facility, if any) to the Company or the Person lawfully entitled to receive the same as a court of competent jurisdiction may direct.

Section 11.11. Trustee, the Credit Facility Issuer and Bondholders Entitled to All Remedies Under Act; Remedies Not Exclusive. It is the purpose of this Article to provide to the Trustee, the Credit Facility Issuer and Bondholders all rights and remedies as may be lawfully granted under the provisions of the Act; but should any remedy herein granted be held unlawful, the Trustee, the Credit Facility Issuer and the Bondholders shall nevertheless be entitled to every remedy permitted by the Act.

No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

(End of Article XI)

ARTICLE XII
THE TRUSTEE

Section 12.01. Acceptance of Trust. The Trustee accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article, to all of which the parties hereto and the Bondholders agree.

Section 12.02. No Responsibility for Recitals, etc. The recitals, statements and representations in this Indenture or in the Bonds, save only the Trustee’s Certificate of Authentication upon the Bonds (and its representations regarding its acceptance of its duties as Tender Agent hereunder), have been made by the Issuer and not by the Trustee; and the Trustee shall be under no responsibility for the correctness thereof.

Section 12.03. Trustee May Act Through Agents; Answerable Only for Willful Misconduct or Negligence. The Trustee may exercise any powers hereunder and perform any duties required of it through attorneys, agents, officers or employees, and shall be entitled to advice of Counsel concerning all questions hereunder. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture nor for anything whatever in connection with the trust hereunder, except only its own willful misconduct or negligence or that of its agents, officers and employees. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Company), approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action taken or not taken in good faith in reliance upon such opinion or advice. Subject to Section 12.06, the Trustee shall not have any obligations or duties hereunder except for the obligations and duties specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, but the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture.

Section 12.04. Trustee’s Compensation and Indemnity. The Issuer shall cause the Company to pay the Trustee such compensation as shall be agreed upon in writing between the Company and the Trustee for its services hereunder, and also all its reasonable expenses and disbursements, including the compensation to any Paying Agent appointed in respect of the Bonds, and shall cause the Company to indemnify the Trustee, any predecessor Trustee, and their respective agents, officers, directors and employees against any and all loss, claim, damage, fine, penalty, liability or expense incurred without willful misconduct or negligence in the exercise and performance of its powers and duties hereunder. The Issuer shall not be liable for the Company’s failure to comply with the requirements of this Section. The provisions of this Section 12.04 shall survive the termination of this Indenture.

Section 12.05. Notice of Default; Right to Investigate. The Trustee shall, within thirty (30) days after the occurrence thereof, give written notice by first class mail to holders of Bonds and to the Credit Facility Issuer of such defaults that the Trustee has actual knowledge of or is deemed to have notice of pursuant to the terms of this Indenture and the Trustee shall send a copy of such notice to the Issuer and the Company, unless such defaults have been remedied (the term “defaults” for purposes of this Section and Section 12.06 being defined to include the events specified in Clauses (a) through (g) of Section 11.01, not including any notice or periods of grace provided for therein); provided that, in the case of a default under Clause (c) or (f) of Section 11.01, the Trustee may withhold such notice so long as it in good faith determines that such withholding is in the interest of the Bondholders. The Trustee shall, as long as it is the Tender Agent or Paying Agent hereunder, be deemed to have notice of any default under Clause (a) or (b) of Section 11.01. The Trustee shall not be deemed to have notice of any default under Clause (c) or (f) of Section 11.01 unless it has been notified in writing of such default by the Credit Facility Issuer, the Company or the holders of at least 25% in principal amount of the Bonds then Outstanding. In the absence of delivery of notice satisfying these requirements, the Trustee may assume conclusively that there is no default or Event of Default. The Trustee may, however, at any time require of the Issuer full information as to the performance of any covenant hereunder; and, if information satisfactory to it is not forthcoming, the Trustee may make or cause to be made an investigation into the affairs of the Issuer related to this Indenture, at the expense of the Company.

Section 12.06. Obligation to Act on Defaults. If any default or Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and remedies vested in it by this Indenture and shall use the same degree of care in their exercise as a prudent person would exercise or use in the circumstances in the conduct of such person’s affairs; provided, that if in the opinion of the Trustee such action may tend to involve expense or liability, it shall not be obligated to take such action unless it is furnished with indemnity satisfactory to it.

Section 12.07. Reliance. The Trustee may act on any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, opinion, instruction, telecopy or other similar facsimile transmission or other paper or document which it in good faith believes to be genuine and to have been adopted, passed or signed by the proper Persons or to have been prepared and furnished pursuant to any of the provisions of this Indenture; and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instrument, but may accept the same as conclusive evidence of the accuracy of such statement. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 12.08. Trustee May Own Bonds. The Trustee may in good faith buy, sell, own and hold any of the Bonds and may join in any action which any Bondholders may be entitled to take with like effect as if the Trustee were not a party to this Indenture. The Trustee may also engage in or be interested in any financial or other transaction with the Issuer or the Company; provided that if the Trustee determines that any such relation is in conflict with its duties under this Indenture, it shall eliminate the conflict or resign as Trustee.

Section 12.09. Construction of Ambiguous Provisions. The Trustee may construe any ambiguous or inconsistent provisions of this Indenture, and any such construction by the Trustee shall be binding upon the Bondholders.

Section 12.10. Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by this Indenture by written resignation filed with the Secretary-Treasurer of the Issuer, the Remarketing Agent, the Credit Facility Issuer and the Company not less than sixty (60) days before the date when it is to take effect; provided notice of such resignation is mailed to the registered owners of the Bonds not less than three weeks prior to the date when the resignation is to take effect. Such resignation shall take effect only upon the appointment of, and acceptance of such appointment by, a successor Trustee.

Section 12.11.  Removal of Trustee.  Any Trustee hereunder may be removed by the Issuer at any time, at the written request of the Company, the Credit Facility Issuer or the owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding, by filing with the Trustee so removed, the Company, the Tender Agent, the Remarketing Agent and the Credit Facility Issuer an instrument or instruments in writing, appointing a successor; provided that no such removal shall be made at the request of the Company or the Credit Facility Issuer if an Event of Default has occurred and is continuing hereunder. Such removal shall take effect only upon the appointment of, and acceptance of such appointment by, a successor Trustee. Promptly upon receipt of such instrument or instruments, the Bond Registrar shall give notice thereof to the owners of all Bonds.

Section 12.12. Appointment of Successor Trustee. If the Trustee or any successor trustee resigns or is dissolved, or if its property or business is taken under the control of any state or federal court or administrative body, the Issuer at the direction of the Company and with the consent of the Credit Facility Issuer shall appoint a successor and shall mail notice of such appointment to the registered owners of the Bonds. If the Issuer fails to make such appointment within sixty (60) days after the date notice of resignation is filed, the holders of a majority in principal amount of the Bonds then Outstanding may do so by an instrument executed by such holders and filed with the Trustee, the Issuer and the Company, provided, however, that if a successor trustee has not been appointed and delivered an instrument of acceptance within sixty (60) days after the date notice of resignation is filed, the retiring trustee may petition a court of competent jurisdiction to appoint a successor trustee.

Section 12.13. Qualification of Successor. A successor trustee shall be a national banking association with trust powers or a state banking corporation with trust powers or a bank and trust company or a trust company, in each case having capital and surplus of at least $75,000,000, if there be one able and willing to accept the trust on acceptable and customary terms.

Section 12.14. Instruments of Succession. Any successor trustee shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder; and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. The Trustee ceasing to act hereunder shall, upon receipt of payment of its charges, pay over to the successor trustee all moneys held by it hereunder and shall deliver to the successor trustee the Note; and, upon request of the successor trustee, the Trustee ceasing to act and the Issuer shall execute and deliver an instrument transferring to the successor trustee all the estates, properties, rights, powers and trusts hereunder of the Trustee ceasing to act. The Company shall be provided with a copy of each instrument mentioned herein.

Section 12.15. Merger of Trustee. Any corporation into which any Trustee hereunder may be converted or merged or with which it may be consolidated, or to which it may sell or otherwise transfer all or substantially all of its corporate trust assets and business or any corporation resulting from any merger, conversion, sale, other transfer or consolidation to which any Trustee hereunder shall be a party, shall be the successor trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.

Section 12.16. No Transfer of the Note; Exception. Except as required to effect an assignment to a successor trustee, and except to effect an exchange in connection with a bankruptcy, reorganization, insolvency, or similar proceeding involving the Company, the Trustee shall not sell, assign or transfer the Note held by it, and the Trustee is authorized to enter into an agreement with the Company to such effect.

Section 12.17.  Subrogation of Rights by Credit Facility Issuer. The Credit Facility Issuer shall be subrogated to the rights of the owners of the Bonds hereunder to the extent it honors demands for payment under the Credit Facility.

Section 12.18.  Privileges and Immunities of Paying Agent, Tender Agent and Authenticating Agent. The Paying Agent, the Tender Agent and the Authenticating Agent shall, in the exercise of duties hereunder be afforded the same rights, discretion, privileges and immunities as the Trustee in the exercise of such duties.

Section 12.19.  Limitation on Rights of Credit Facility Issuer. The Credit Facility Issuer shall be entitled to exercise any rights it may have under this Indenture, including but not limited to Sections 11.02, 11.04, 11.06, 12.12, 12.13, 13.01, 13.02, 15.02 or 15.03 only so long as it has not failed to honor a drawing under the Credit Facility presented in accordance with the terms thereof.

Section 12.20.  No Obligation to Review Company or Issuer Reports. The Trustee shall not have any obligation to review any financial statement or other report provided to the Trustee by the Company or the Issuer pursuant to this Indenture, the Agreement or the Note, nor shall the Trustee be deemed to have notice of any item contained therein or Event of Default which may be disclosed therein in any manner. The Trustee’s sole responsibility with respect to such reports shall be to act as the depository for such reports for the Bondholders and to make such reports available for review by the Bondholders in accordance with this Indenture.

(End of Article XII)

ARTICLE XIII
THE REMARKETING AGENT AND THE TENDER AGENT

Section 13.01.  The Remarketing Agent.

(a) The Issuer hereby appoints Wachovia Bank, National Association as Remarketing Agent under this Indenture. The Issuer, at the direction of the Company, may appoint additional Remarketing Agents. If, at any time, there is more than one Remarketing Agent (which term, as used hereinafter in this Section 13.01, means any one entity serving in the capacity of Remarketing Agent) hereunder, each such Remarketing Agent shall perform such of the duties of the Remarketing Agent hereunder as are set forth in the Remarketing Agreement and such Remarketing Agent shall deliver to the Trustee and the Tender Agent a written instrument specifying, in the event of conflicting directions given by those Remarketing Agents to the Trustee or Tender Agent, which set of directions shall be controlling for all purposes hereunder. Each Remarketing Agent, by written instrument delivered to the Issuer, the Trustee, the Credit Facility Issuer and the Company (which written instrument may be the Remarketing Agreement), shall accept the duties and obligations imposed on it under this Indenture, subject to the terms and provisions of the Remarketing Agreement, and shall become a party to the Remarketing Agreement.

(b) In addition to the other obligations imposed on the Remarketing Agent hereunder, the Remarketing Agent shall keep such books and records with respect to its duties as Remarketing Agent as shall be consistent with prudent industry practice and shall make such books and records available for inspection by the Issuer, the Trustee, the Credit Facility Issuer and the Company at all reasonable times.

(c) At any time a Remarketing Agent may resign in accordance with the Remarketing Agreement. Any Remarketing Agent may be removed at any time in accordance with the Remarketing Agreement. Upon resignation or removal of a Remarketing Agent, the Issuer, at the direction of the Company, and if the Remarketing Agent was not the same as the Credit Facility Issuer or under common control with the Credit Facility Issuer, with the consent of the Credit Facility Issuer, such consent not to be unreasonably withheld, shall either appoint a successor Remarketing Agent or authorize the remaining Remarketing Agent or Agents to act alone in such capacity, in which case all references in this Indenture to the Remarketing Agent shall mean the remaining Remarketing Agent or Agents. If the last remaining Remarketing Agent resigns or is removed, the Issuer, at the direction of the Company, shall appoint a successor Remarketing Agent. Any successor Remarketing Agent shall have combined capital stock, surplus and undivided profits of at least $50,000,000. Any removal or resignation of the last remaining Remarketing Agent shall become effective only upon the appointment of, and acceptance of such appointment by, a successor Remarketing Agent.

(d) The Remarketing Agent may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Bondholders may be entitled to take with like effect as if the Remarketing Agent were not appointed to act in such capacity under this Indenture.

Section 13.02.  The Tender Agent.

(a) The Tender Agent shall be The Bank of New York Trust Company, N.A. The Company shall appoint any successor Tender Agent for the Bonds, subject to the conditions set forth in Section 13.02(b). The Tender Agent shall designate its Designated Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Trustee, the Company, the Remarketing Agent and the Credit Facility Issuer in which the Tender Agent will agree, particularly:

(i) to hold all Bonds delivered to it pursuant to Section 5.01, as agent and bailee of, and in escrow for the benefit of, the respective owners thereof until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such owners;

(ii) to hold all moneys (without investment thereof) delivered to it hereunder for the purchase of Bonds pursuant to Section 5.01 as agent and bailee of, and in escrow for the benefit of, the Person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such Person or entity and thereafter to hold such moneys (without investment thereof) as agent and bailee of, and in escrow for the benefit of, the Person or entity which shall be entitled thereto on the Purchase Date;

(iii) to hold Bonds for the account of the Company as contemplated by Section 5.04(a)(iii);

(iv) to hold Bonds purchased pursuant to Section 5.01 with moneys representing the proceeds of a drawing under the Credit Facility by the Trustee as contemplated by Section 5.05; and

(v) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, the Credit Facility Issuer and the Company at all reasonable times.

(b) The Tender Agent shall be a Paying Agent for the Bonds duly qualified under Section 10.01 and authorized by law to perform all the duties imposed upon it by this Indenture. The Tender Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least thirty (30) days’ notice to the Issuer, the Trustee, the Company, the Credit Facility Issuer and the Remarketing Agent. In the event that the Company shall fail to appoint a successor Tender Agent, upon the resignation or removal of the Tender Agent, the Trustee shall either appoint a Tender Agent or itself act as Tender Agent until the appointment of, and the acceptance of such appointment by, a successor Tender Agent. Any successor Tender Agent appointed hereunder shall also be appointed a Paying Agent hereunder. Any successor Tender Agent appointed hereunder shall be acceptable to the Credit Facility Issuer and the Remarketing Agent. The Tender Agent may be removed at any time with the consent of the Credit Facility Issuer by an instrument signed by the Company, filed with the Issuer, the Trustee, the Remarketing Agent and the Credit Facility Issuer.

In the event of the resignation or removal of the Tender Agent, the Tender Agent shall deliver any Bonds and moneys held by it in such capacity to its successor or, if there is no successor, to the Trustee.

Section 13.03.  Notices. The Bond Registrar shall, within twenty-five (25) days of the resignation or removal of the Remarketing Agent or the Tender Agent or the appointment of a successor Remarketing Agent or Tender Agent, give notice thereof by first class mail, postage prepaid, to the owners of the Bonds.

Section 13.04.  Appointment of Auction Agent; Qualifications of Auction Agent; Resignation; Removal. On or before the effective date of a Conversion to a Dutch Auction Rate, or upon the resignation or removal of the Auction Agent, an Auction Agent shall be appointed by the Company. The Auction Agent shall evidence its acceptance of such appointment by entering into an Auction Agent Agreement with the Company. The Auction Agent shall be (a) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, in the City of New York and having a combined capital stock, surplus and undivided profits of at least $15,000,000 or (b) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $15,000,000 and, in either case, authorized by law to perform all the duties imposed upon it under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 45 days’ notice to the Trustee, the Company, the Market Agent and the Issuer. The Auction Agent may be removed at any time by the Company upon at least 45 days’ notice; provided that, the Company shall have entered into an agreement in substantially the form of the Auction Agent Agreement with a successor Auction Agent.

Section 13.05.  Market Agent. On or before the effective date of a Conversion to a Dutch Auction Rate, or upon the resignation or removal of the Market Agent, a Market Agent shall be appointed by the Company. Any such Market Agent shall be a Broker-Dealer, and shall signify its acceptance of the duties and obligations imposed on it hereunder as Market Agent by the execution of the Broker-Dealer Agreement. The Market Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 45 days’ notice to the Trustee, the Company, the Auction Agent and the Issuer. The Market Agent may be removed at any time by the Company upon at least 45 days’ notice; provided that, the Company shall have entered into an agreement in substantially the form of the Broker-Dealer Agreement with a successor Market Agent. During an Auction Period, all references in this Indenture to the Remarketing Agent shall, to the extent not inconsistent with the rights, duties and obligations of the Market Agent per se, be deemed to refer to the Market Agent.

Section 13.06.  Several Capacities. Anything herein to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent or a Co-Paying Agent, the Bond Registrar, the Tender Agent, the Auction Agent, the Remarketing Agent and the Market Agent, and in any combination of such capacities to the extent permitted by law. Any such entity may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Bondholders may be entitled to take with like effect as if such entity were not appointed to act in such capacity under this Indenture.

(End of Article XIII)

ARTICLE XIV
ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP OF BONDS

Section 14.01.  Acts of Bondholders; Evidence of Ownership. Any action to be taken by Bondholders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Bondholders in person or by their agents appointed in writing. The fact and date of the execution by any Person of any such instrument may be proved by acknowledgement before a notary public or other officer empowered to take acknowledgements or by an affidavit of a witness to such execution. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such acknowledgement or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient. The ownership of Bonds shall be proved by the Bond Register. Any action by the owner of any Bond shall bind all future owners of the same Bond in respect of anything done or suffered by the Issuer, the Company or the Trustee in pursuance thereof.

(End of Article XIV)

ARTICLE XV
AMENDMENTS AND SUPPLEMENTS

Section 15.01.  Amendments and Supplements Without Bondholders’ Consent. This Indenture may be amended or supplemented at any time and from time to time, without the consent of the Bondholders, and if the amendment or supplement would affect or alter the duties or obligations of the Remarketing Agent, the Auction Agent, the Market Agent or the Tender Agent under this Indenture, with the consent of the Remarketing Agent, the Auction Agent, the Market Agent or the Tender Agent, as the case may be, which consent shall not be unreasonably withheld, by a supplemental indenture authorized by a resolution of the Issuer filed with the Trustee, for one or more of the following purposes:

(a) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

(b) for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the Bondholders;

(c) to grant to or confer or impose upon the Trustee for the benefit of the owners of the Bonds any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed and which are not contrary to or inconsistent with this Indenture as theretofore in effect;

(d) to facilitate (i) the transfer of Bonds from one Depository to another and the succession of Depositories, or (ii) the withdrawal from a Depository of Bonds held in a Book-Entry System and the issuance of replacement Bonds in fully registered form to Persons other than a Depository;

(e) to permit the appointment of a co-trustee under this Indenture;

(f) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations similar amendments and modifications of a technical nature;

(g) to modify, alter, supplement or amend this Indenture to comply with changes in the Code affecting the status of interest on the Bonds as excluded from gross income for federal income purposes or the obligations of the Issuer or the Company in respect of Section 148 of the Code;

(h) to make any amendments appropriate or necessary to provide for any Credit Facility, any bond insurance policy or any insurance policy, letter of credit, guaranty, surety bond, line of credit, revolving credit agreement, standby bond purchase agreement or other agreement or security device delivered to the Trustee and providing for (i) payment of the principal, interest and redemption premium on the Bonds or a portion thereof, (ii) payment of the purchase price of the Bonds or (iii) both (i) and (ii);

(i) to make any changes required by a Rating Agency in order to obtain or maintain a rating for the Bonds;

(j) in connection with any mandatory purchase pursuant to Section 5.01(b) of all of the Bonds or any purchase in lieu of redemption pursuant to Section 9.01(c) of all of the Bonds, to amend this Indenture in any respect (even if to the adverse interest of the Bondholders) provided that such amendment shall not be effective until after such mandatory purchase or purchase in lieu of redemption and the payment of the purchase price in connection therewith; and

(k) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Bondholders.

Section 15.02.  Amendments With Bondholders’ Consent. This Indenture may be amended from time to time, except with respect to (1) the principal or redemption price, purchase price or interest payable upon any Bond (without the consent of the holder of the affected Bond), (2) the Interest Payment Dates, the dates of maturity or the redemption or purchase provisions of any Bond (without the consent of the holder of the affected Bond), provided, however, that revision of the redemption periods and redemption prices in accordance with the last paragraph of Section 9.01(a)(viii) when the Interest Rate Mode for Bonds is the Long-Term Rate shall not be considered an amendment of or a supplement to this Indenture, (3) this Article XV (without the consent of all holders of Bonds) and (4) the definition of the term “Outstanding”, by a supplemental indenture consented to by the Credit Facility Issuer and the Company, which consents shall not be unreasonably withheld, and if the amendment or supplement would affect or alter the duties or obligations of the Remarketing Agent, the Auction Agent, the Market Agent or the Tender Agent under this Indenture, with the written consent of the Remarketing Agent, the Auction Agent, the Market Agent or the Tender Agent, as the case may be, which consent shall not be unreasonably withheld, approved by the holders of at least a majority in aggregate principal amount of the Bonds then Outstanding; provided, that no amendment shall be made which adversely affects the rights of some but less than all of the holders of the Outstanding Bonds without the consent of the holders of a majority in aggregate principal amount of the Bonds so affected.

Section 15.03.  Amendment of Agreement or Note. If the Issuer and the Company propose to amend the Agreement, or the Company proposes to amend the Note, the Trustee may consent to or execute, as applicable, any proposed amendment to the Agreement or the Note; provided, that if such amendment would, in the opinion of the Trustee, adversely affect the interests of the Bondholders, the Trustee shall notify the Bondholders of the proposed amendment and may consent thereto with the consent of the Credit Facility Issuer and the holders of at least a majority in aggregate principal amount of the Bonds then Outstanding; provided, that the Trustee shall not, without the unanimous consent of all holders of Bonds then Outstanding, consent to any amendment which would (1) decrease the amounts payable on the Note, (2) change the date of payment or prepayment provisions of the Note, or (3) change any provisions with respect to amendment; and further provided, that no amendment shall be consented to which adversely affects the rights of some but less than all of the holders of the Outstanding Bonds without the consent of the holders of at least a majority in aggregate principal amount of the Bonds so affected; provided, however, that notwithstanding the foregoing, in connection with any mandatory purchase pursuant to Section 5.01(b) of all of the Bonds or any purchase in lieu of redemption pursuant to Section 9.01(c) of all of the Bonds, the Trustee may consent to or execute, as applicable, any amendment to the Agreement or the Note in any respect (even if to the adverse interest of the Bondholders) provided that such amendment shall not be effective until after such mandatory purchase or purchase in lieu of redemption and the payment of the purchase price in connection therewith.

Section 15.04.  Amendment of Credit Facility. The Trustee shall notify Bondholders of a proposed amendment of the Credit Facility which would adversely affect the interests of the Bondholders and may consent thereto with the consent of the owners of at least a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the owners of all Bonds then Outstanding, consent to any amendment which would (i) decrease the amount payable under the Credit Facility or (ii) reduce the term of the Credit Facility; provided, however, that notwithstanding the foregoing, in connection with any mandatory purchase pursuant to Section 5.01(b) of all of the Bonds or any purchase in lieu of redemption pursuant to Section 9.01(c) of all of the Bonds, the Trustee may consent to any amendment to the Credit Facility in any respect (even if to the adverse interest of the Bondholders) provided that such amendment shall not be effective until after such mandatory purchase or purchase in lieu of redemption and the payment of the purchase price in connection therewith. Before the Trustee shall consent to any amendment of the Credit Facility, there shall have been delivered to the Trustee an opinion of Bond Counsel addressed to the Trustee and the Credit Facility Issuer that such amendment will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes and that such amendment is authorized by this Indenture. Nothing in this Section 15.04 shall require the Issuer or the Company to maintain the Letter of Credit or any Credit Facility with respect to the Bonds.

Section 15.05.  Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture or amendment permitted by this Article XV and in so doing shall be fully protected by an opinion of Counsel addressed to the Trustee that such supplemental indenture or amendment is so permitted and has been duly authorized and that all things necessary to make it a valid and binding agreement have been done.

Section 15.06.  Opinion of Bond Counsel. Before the Issuer and the Trustee shall enter into any supplement to this Indenture, or the Trustee consents to or executes any other amendment to any other instrument or agreement pursuant to Section 15.03, there shall have been delivered to the Trustee an opinion of Bond Counsel addressed to the Trustee and the Credit Facility Issuer that such supplement to this Indenture or any such amendment is authorized or permitted by the Act and is authorized under this Indenture, that such supplement to this Indenture or any such amendment will, upon the execution and delivery thereof, be valid and binding in accordance with its terms, and that such supplement to this Indenture or any such amendment will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes.

(End of Article XV)

ARTICLE XVI
DEFEASANCE

Section 16.01.  Defeasance.

(a) When the principal or redemption price, as the case may be, of, and interest on, all Bonds issued hereunder have been paid, or provision has been made for payment of the same, together with all amounts due to the Trustee and all other sums payable hereunder by the Issuer, and all obligations owed to the Credit Facility Issuer have been paid and the Credit Facility has been returned to the Credit Facility Issuer for cancellation, the right, title and interest of the Trustee in the Agreement, the Note and the moneys payable thereunder shall thereupon cease and the Trustee, on demand of the Issuer, shall release this Indenture and shall execute such documents to evidence such release as may be reasonably required by the Issuer and shall turn over to the Company all balances then held by it hereunder; provided, however, that notwithstanding any other provision in this Indenture, any money in the Credit Facility Account shall be paid solely to the Credit Facility Issuer and not to the Company. If payment or provision therefor is made with respect to less than all of the Bonds, the particular Bonds (or portion thereof) for which provision for payment shall have been considered made shall be selected by lot by the Bond Registrar, and thereupon the Trustee shall take similar action for the release of this Indenture with respect to such Bonds.

(b) Provision for the payment of Bonds shall be deemed to have been made when the Trustee holds in the Bond Fund, in trust and irrevocably set aside exclusively for such payment, (i) moneys sufficient to make such payment and any payment of the purchase price of Bonds pursuant to Section 5.01 and/or (ii) Governmental Obligations (but only of the type set forth in subdivision (a) of the definition thereof unless the Credit Facility Issuer and the Bond Insurer consent in writing to investments of the type set forth in subdivisions (b) and (c) of the definition thereof) maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys (without consideration of any investment earnings thereof) to make such payment and any payment of the purchase price of Bonds pursuant to Section 5.01, and which are not subject to prepayment, redemption or call prior to their stated maturity; provided that if a Credit Facility is then held by the Trustee, such payment and any payment of the purchase price of Bonds pursuant to Section 5.01 shall be made only from proceeds of the Credit Facility deposited directly into the Credit Facility Account or the Credit Facility Proceeds Account, as applicable, or the Company shall have caused to be delivered to the Trustee both a certification as to whether the Bonds are then rated and an opinion of Bankruptcy Counsel which opinion, if the Bonds are then rated, shall be satisfactory to the Rating Agency, that any such payment and the payment of the purchase price of any Bonds pursuant to Section 5.01 will not be considered an avoidable “preferential transfer” by the Company or the Issuer under Section 547 of the United States Bankruptcy Code or any other applicable state or federal bankruptcy law, in the event of the occurrence of an Event of Bankruptcy.

No Bonds in respect of which a deposit under clause (i) or (ii) above has been made shall be deemed paid within the meaning of this Article unless (A) the Bonds mature on the last day of the current Rate Period and no Bonds are required to be purchased upon demand of the owners pursuant to Section 5.01(a) or subject to mandatory purchase pursuant to Section 5.01(b) between the date of such deposit and the Maturity Date of the Bonds, or (B) the Bonds may be redeemed on or before the last day of the then current Rate Period and provision has been irrevocably made for such redemption on or before such date and no Bonds are required to be purchased upon demand of the owners pursuant to Section 5.01(a) or subject to mandatory purchase pursuant to Section 5.01(b) between the date of such deposit and the redemption date of the Bonds, or (C) the Trustee has received (i) a certificate from a firm of independent certified public accountants to the effect that the amounts deposited are sufficient, without the need to reinvest any principal or interest, to make all payments that might become due on the Bonds (a copy of such certificate to be forwarded to the Rating Agency) and (ii) the Trustee shall thereafter have received a written confirmation from the Rating Agency that such action would not result in (x) a permanent withdrawal of its rating on the Bonds or (y) a reduction in the then current rating on the Bonds; provided that notwithstanding any other provision of this Indenture, any Bonds purchased pursuant to Section 5.01 after such a deposit shall be surrendered to the Trustee for cancellation and shall not be remarketed. Notwithstanding the foregoing, no delivery to the Trustee under this subsection (b) shall be deemed a payment of any Bonds which are to be redeemed prior to their stated maturity until such Bonds shall have been irrevocably called or designated for redemption on a date thereafter on which such Bonds may be redeemed in accordance with the provisions of this Indenture and proper notice of such redemption shall have been given in accordance with Article IX or the Issuer shall have given the Trustee, in form satisfactory to the Trustee, irrevocable instructions to give, in the manner and at the times prescribed by Article IX, notice of redemption. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal or redemption price of and interest on the Bonds with respect to which such deposit has been made. In the event that such moneys or obligations are to be applied to the payment of principal or redemption price of any Bonds more than sixty (60) days following the deposit thereof with the Trustee, the Trustee shall mail a notice to all owners of Bonds for the payment of which such moneys or obligations are being held, to their registered addresses, stating that moneys or obligations have been deposited with the Trustee and identifying the Bonds for the payment of which such moneys or obligations are being held and shall also mail a copy of that notice to the Rating Agency; provided, however, that the Trustee shall have no liability or obligation to the Rating Agency if it shall fail to give such organization such notice.

(c) Anything in Article XVI to the contrary notwithstanding, if moneys or Governmental Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of the principal or redemption price of the Bonds and the interest thereon and the principal or redemption price of such Bonds and the interest thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the owner of each of the Bonds affected thereby.

Notwithstanding the foregoing, those provisions relating to the purchase of Bonds, the maturity of Bonds, the Depository and the Book-Entry System interest payments and dates thereof, drawings upon the Credit Facility, if any, and the Trustee’s remedies with respect thereto, and provisions relating to exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non-presentment of Bonds, the Rebate Fund and arbitrage matters under Section 148(f) of the Code, the holding of moneys in trust, and repayments to the Credit Facility Issuer or the Company from the Bond Fund and the duties of the Trustee in connection with all of the foregoing and the fees, expenses and indemnities of the Trustee, shall remain in effect and shall be binding upon the Trustee, the Issuer, the Company and the Bondholders notwithstanding the release and discharge of the lien of this Indenture.

(End of Article XVI)

ARTICLE XVII
MISCELLANEOUS PROVISIONS

Section 17.01.  No Personal Recourse. No recourse shall be had for any claim based on this Indenture or the Bonds, including but not limited to the payment of the principal or redemption price of, or interest on, the Bonds, against any member, officer, agent or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise.

Section 17.02.  Deposit of Funds for Payment of Bonds. If the Issuer deposits with the Trustee funds sufficient to pay the principal or redemption price of any Bonds becoming due, either at maturity or by call for redemption or otherwise, together with all interest accruing thereon to the due date, then all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the holders of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds and the Trustee shall hold such funds in trust for such holders.

Moneys (other than moneys in the Credit Facility Account) so deposited with the Trustee which remain unclaimed two years after the date payment thereof becomes due shall, if the Issuer is not at the time to the knowledge of the Trustee in default with respect to any covenant contained in this Indenture or the Bonds, be paid to the Company upon receipt by the Trustee of indemnity satisfactory to it; and the holders of the Bonds for which the deposit was made shall thereafter be limited to a claim against the Company; provided, however, that the Trustee, before making payment to the Company, shall cause a notice to be published once in an Authorized Newspaper, stating that the moneys remaining unclaimed will be returned to the Company after a specified date. The obligation of the Trustee, under this Section, to pay such moneys to the Company shall be subject to any provisions of law applicable to the Trustee or such moneys, providing other requirements for disposition of unclaimed property. Before making any payment to the Company, the Trustee or the Issuer shall be entitled to receive, at the Company’s expense, an opinion of counsel that there is no legal restriction or prohibition on such payment.

Section 17.03.  Effect of Purchase of Bonds. No purchase of Bonds pursuant to Section 5.01 shall be deemed to be a payment or redemption of such Bonds or any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

Section 17.04.  No Rights Conferred on Others. Except as expressly provided herein, nothing herein contained shall confer any right upon any Person other than the parties hereto, the Bond Insurer, the Credit Facility Issuer and the holders of the Bonds.

Section 17.05.  Illegal, etc., Provisions Disregarded. In case any provision in this Indenture or the Bonds shall for any reason be held invalid, illegal or unenforceable in any respect, this Indenture and the Bonds shall be construed as if such provision had never been contained herein.

Section 17.06.  Substitute Notice. If for any reason it shall be impossible to make publication of any notice required hereby in a newspaper or newspapers, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

Section 17.07.  Notices to Trustee and Issuer. Any notice to or demand upon the Trustee may be served, presented or made at the Designated Office of the Trustee at 250 West Huron Road, 4th Floor, Cleveland, Ohio 44113. Any notice to or demand upon the Issuer shall be deemed to have been sufficiently given or served by the Trustee for all purposes by being sent by registered mail, by telegram, by telecopy or other similar facsimile transmission or by telephone confirmed in writing, to Ohio Water Development Authority, 480 South High Street, Columbus, Ohio 43215, Attention: Executive Director, or such other address as may be filed in writing by the Issuer with the Trustee. Any notice to the Company shall be given as provided in Section 6.1 of the Agreement.

Section 17.08.  Successors and Assigns. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer, or by or on behalf of the Trustee, and all provisions relating to the Company and the Credit Facility Issuer, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 17.09.  Headings for Convenience Only. The descriptive headings in this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 17.10.  Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 17.11.  Information Under Commercial Code. The following information is stated in order to facilitate filings under the Uniform Commercial Code:

The secured party is The Bank of New York Trust Company, N.A., Trustee. Its address from which information concerning the security interest may be obtained is The Bank of New York Trust Company, N.A., 250 West Huron Road, 4th Floor, Cleveland, Ohio 44113, Attention: Corporate Trust Department. The debtor is Ohio Water Development Authority. Its mailing address is Ohio Water Development Authority, 480 South High Street, Columbus, Ohio 43215, Attention: Executive Director.

Section 17.12.  Credits on Note. In addition to any credit, payment or satisfaction expressly provided for under the provisions of this Indenture in respect of the Note, the Trustee shall make credits against amounts otherwise payable in respect of the Note in an amount corresponding to the principal amount of any Bond surrendered to the Trustee by the Company or the Issuer, or purchased by the Trustee, for cancellation and to the extent that provision for payment of the Bonds has been made pursuant to Section 16.01. The Trustee shall promptly notify the Company when such credits arise.

Section 17.13.  Payments Due on Saturdays, Sundays and Holidays. In any case where an Interest Payment Date, date of maturity of principal of the Bonds, the date fixed for redemption of any Bonds or Purchase Date shall be a Saturday or Sunday or a legal holiday or a day on which banking institutions in the city of payment are authorized by law to close, then payment of interest or principal or redemption price need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, date of maturity, the date fixed for redemption or the Purchase Date, and no interest on such payment shall accrue for the period after such date.

Section 17.14.  Applicable Law. This Indenture shall be governed by and construed in accordance with the laws of the State of Ohio.

Section 17.15.  Notice of Change. The Trustee shall give notice to the Rating Agency, at the address or addresses set forth in Article I hereof, of any of the following events:

(a) a change in the Trustee;

(b) a change in the Remarketing Agent;

(c) a change in the Tender Agent;

(d) a change in the Paying Agent;

(e) the expiration, cancellation, renewal or substitution of the term of the Credit Facility;

(f) the delivery of an Alternate Credit Facility or of an Additional Credit Facility;

(g) an amendment or supplement to the Indenture, the Agreement, the Note, the Reimbursement Agreement or the Credit Facility at least 15 days in advance of the execution thereof;

(h) payment or provision therefor of all the Bonds;

(i) any declaration of acceleration of the Bonds under Section 11.02; and

(j) any Conversion of the Interest Rate Mode applicable to the Bonds or any change in the length of the Long-Term Rate Period.

The Trustee shall have no liability to the Rating Agency or any liability or obligation to any other Person if it shall fail to give such notice.

(End of Article XVII)

IN WITNESS WHEREOF, the Ohio Water Development Authority has caused this Indenture to be executed by its Executive Director and The Bank of New York Trust Company, N.A. has caused this Indenture to be executed by one of its authorized officers, all as of the day and year first above written.

OHIO WATER DEVELOPMENT
AUTHORITY

By:
Executive Director

THE BANK OF NEW YORK TRUST COMPANY,
N.A., as Trustee

By:
Title: